  Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-270053
Prospectus Supplement
(To Prospectus dated February 27, 2023)
Ares Management Corporation
27,000,000 Shares of
6.75% Series B Mandatory Convertible Preferred Stock

We are offering 27,000,000 shares of our 6.75% Series B Mandatory Convertible Preferred Stock (our “mandatory convertible preferred stock”). In addition, we have granted the underwriters an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional 3,000,000 shares of mandatory convertible preferred stock solely to cover over-allotments.
DIVIDENDS
The mandatory convertible preferred stock will accumulate cumulative dividends at a rate per annum equal to 6.75% on the liquidation preference thereof, which is $50.00 per share of mandatory convertible preferred stock. Dividends on the mandatory convertible preferred stock will be payable when, as and if declared by our board of directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning on January 1, 2025 and ending on, and including, October 1, 2027. Declared dividends on the mandatory convertible preferred stock will be payable, at our election, in cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock, in the manner, and subject to the provisions, described in this prospectus supplement.
MANDATORY CONVERSION
Unless previously converted or redeemed, each share of mandatory convertible preferred stock will automatically convert, for settlement on the mandatory conversion settlement date, which is scheduled to occur on October 1, 2027, into between 0.2717 and 0.3260 shares of our Class A common stock (the “minimum conversion rate” and the “maximum conversion rate,” respectively). Each of the minimum conversion rate and the maximum conversion rate is subject to adjustment as described in this prospectus supplement.
The conversion rate that will apply to mandatory conversions will be determined based on the average of the “daily VWAPs” (as defined in this prospectus supplement) over the 20 consecutive “VWAP trading days” (as defined in this prospectus supplement) beginning on, and including, the 21st “scheduled trading day” (as defined in this prospectus supplement) immediately before October 1, 2027. The conversion rate applicable to mandatory conversions may in certain circumstances be increased to compensate preferred stockholders for certain unpaid accumulated dividends.
EARLY CONVERSION
Holders of our mandatory convertible preferred stock will have the right to convert all or any portion of their shares of mandatory convertible preferred stock into shares of our Class A common stock at any time until the close of business on the mandatory conversion date. Early conversions that are not in connection with a “make-whole fundamental change” (as defined in this prospectus supplement) will be settled at the minimum conversion rate. In addition, the conversion rate applicable to such an early conversion may in certain circumstances be increased to compensate holders of our mandatory convertible preferred stock for certain unpaid accumulated dividends.
If a make-whole fundamental change occurs, then preferred stockholders will, in certain circumstances, be entitled to convert their mandatory convertible preferred stock at an increased conversion rate for a specified period of time and receive an amount to compensate them for certain unpaid accumulated dividends and any remaining future scheduled dividend payments.
OPTIONAL REDEMPTION UPON ACQUISITION NON-OCCURRENCE EVENT
If an “acquisition non-occurrence event” (as defined in this prospectus supplement) occurs, then we will have the right to redeem all, but not less than all, of the mandatory convertible preferred stock at the redemption price described in this prospectus supplement.
LISTING; CLASS A COMMON STOCK
No public market currently exists for the mandatory convertible preferred stock. We intend to apply to list the mandatory convertible preferred stock on The New York Stock Exchange under the symbol “ARES.PRB.” If the listing is approved, we expect trading to commence within 30 days after the date the mandatory convertible preferred stock is first issued. Our Class A common stock is listed on The New York Stock Exchange under the symbol “ARES.” On October 8, 2024, the last reported sale price of our Class A common stock was $153.38 per share.
	Per Share	Total
Public offering price	$50.00	$1,350,000,000
Underwriting discounts and commissions(1)	$1.25	$33,750,000
Proceeds, before expenses, to us	$48.75	$1,316,250,000

(1)
For additional information about underwriting compensation, see “Underwriting (Conflicts of Interest).”

Investing in our mandatory convertible preferred stock involves risks that are described in the “Risk Factors” sections in this prospectus supplement and in the accompanying prospectus, the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in the other documents filed by us with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein and in the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of the mandatory convertible preferred stock or the shares of our Class A common stock issuable in respect thereof or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the mandatory convertible preferred stock in book-entry form through the facilities of The Depository Trust Company on or about October 10, 2024.

Joint Book-Running Managers
Morgan Stanley	Citigroup	Barclays	Goldman Sachs & Co. LLC
BofA Securities	Jefferies	J.P. Morgan	Wells Fargo Securities
Co-Managers
Ares Management Capital Markets LLC	BNY Capital Markets	Deutsche Bank Securities	MUFG
Truist Securities	RBC Capital Markets	UBS Investment Bank	US Bancorp
Academy Securities	Loop Capital Markets	R. Seelaus & Co., LLC	Ramirez & Co., Inc.	Siebert Williams Shank
The date of this prospectus supplement is October 8, 2024

PROSPECTUS SUPPLEMENT
PROSPECTUS

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This prospectus supplement, the accompanying prospectus and the information incorporated or deemed incorporated herein have been prepared using a number of stylistic conventions, which you should consider when reading the information herein or therein. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement to:
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“2024 Proxy Statement” refers to our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 19, 2024;

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“After-tax RI” is RI less the current income tax provision. For this purpose, the current income tax provision represents the sum of (i) taxes paid or payable as reflected in the our GAAP financial statements for the period and (ii) amounts payable under the Tax Receivable Agreement for which a tax benefit was included in the current period provision. The current income tax provision reflects the tax benefits associated with deductions available to us on certain expense items that have been excluded from the underlying calculation of RI, such as equity-based compensation deductions. If tax deductions related to the vesting of restricted units and exercise of stock options were excluded, the resulting current income tax provision and the implied tax rate would be higher, which would reduce After-tax RI. The assumptions applied in calculating our current income tax provision as presented under GAAP and in determining After-tax RI are consistent. Management believes that utilizing the current income tax provision, calculated as described above, in determining After-tax RI is meaningful because it increases comparability between periods and more accurately reflects amounts that are available for distribution to stockholders;

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“Annual Report” refers to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024;

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“ARCC” refers to Ares Capital Corporation;

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“Ares Operating Group” refer to Ares Holdings L.P. (“Ares Holdings”);

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“Ares Operating Group entities” or an “AOG Entity” refers to, collectively, Ares Holdings and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity;

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“Ares Operating Group Unit” or an “AOG Unit” refers to, collectively, a partnership unit in the Ares Operating Group entities, including Ares Holdings and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity;

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“assets under management” or “AUM” generally refers to the assets we manage. For our funds other than collateralized loan obligations (“CLOs”), our AUM represents the sum of the net asset value (“NAV”) of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the fair value of the liabilities of the fund. For the CLOs we manage, our AUM is equal to initial principal of collateral adjusted for paydowns. AUM also includes the proceeds raised in the initial public offerings of special purpose acquisition companies (“SPACs”) sponsored by us, less any redemptions;

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“CLOs” refers to “our funds” that are structured as collateralized loan obligations;

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“Consolidated Funds” refers collectively to certain Ares funds, co-investment vehicles, CLOs and SPACs that are required under GAAP to be consolidated in our consolidated financial statements;

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“Credit Facility” refers to the revolving credit facility of the Ares Operating Group;

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“fee paying AUM” or “FPAUM” refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, gross asset value or NAV. For the CLOs we manage, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral;

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•
“fee related earnings” or “FRE,” a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees and fee related performance revenues, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as FRE excludes net performance income, investment income from our funds and adjusts for certain other items that we believe are not indicative of our core operating performance. Fee related performance revenues, together with fee related performance compensation, is presented within FRE because it represents incentive fees from perpetual capital vehicles that are measured and eligible to be received on a recurring basis and are not dependent on realization events from the underlying investments;

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“fee related performance revenues” refers to incentive fees from perpetual capital vehicles that are: (i) measured and eligible to be received on a recurring basis; and (ii) not dependent on realization events from the underlying investments. Certain vehicles are subject to hold back provisions that limit the amounts paid in a particular year. Such hold back amounts may be paid in subsequent years, subject to their extended performance conditions;

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“GAAP” refers to accounting principles generally accepted in the United States of America;

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“Holdco Members” refers to Michael Arougheti, David Kaplan, Antony Ressler, Bennett Rosenthal, Ryan Berry and R. Kipp deVeer;

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“management fees” refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value, net investment income, total assets or par value of the investment portfolios managed by us. Management fees include Part I Fees, a quarterly fee based on the net investment income of certain funds;

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“OMG” refers to our operations management group;

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“our funds” refers to the funds, alternative asset companies, trusts, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser;

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“Part I Fees” refers to a quarterly fee on the net investment income of ARCC, CION Ares Diversified Credit Fund (“CADC”), Ares Strategic Income Fund (“ASIF”) and Ares European Strategic Income Fund (“AESIF”). Such fees are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral, CADC’s investment adviser is a joint venture between affiliates of Ares and CION Investment Group, LLC and is controlled by Ares. CADC’s investment sub adviser is a wholly owned subsidiary of Ares. CION Securities, LLC acts as the wholesale marketing agent and ALPS Distributions, Inc. acts as the distributor;

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“performance income” refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either incentive fees earned from funds with stated investment periods or carried interest;

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“perpetual capital” refers to the AUM of: (i) our publicly-traded vehicles, including ARCC, Ares Commercial Real Estate Corporation (NYSE: ACRE) (“ACRE”) and Ares Dynamic Credit Allocation Fund, Inc. (NYSE: ARDC) (“ARDC”); (ii) our non-traded vehicles, including ASIF, CADC and AESIF, our non-traded real estate investment trusts (“REITs”) and Ares Private Markets Fund (“APMF”); (iii) Aspida Holdings Ltd. (together with its subsidiaries, “Aspida”); and (iv) certain other commingled funds and managed accounts that have an indefinite term, are not in liquidation, and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital — Managed Accounts refers to managed accounts for single investors primarily in illiquid strategies that meet the perpetual capital criteria. Perpetual Capital —  Private Commingled Funds refers to commingled funds that meet the perpetual capital criteria, not including our publicly-traded vehicles or non-traded vehicles. Perpetual capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor’s fund

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investment or to terminate the investment management agreement, which in certain cases may be terminated on 30 days’ prior written notice. In addition, the investment management or advisory agreements of certain of our publicly-traded and non-traded vehicles have one year terms, which are subject to annual renewal by such vehicles;
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“Permitted Jurisdiction” means the United States or any state thereof, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, any other member country of the Organization for Economic Co-operation and Development, or any political subdivision of any of the foregoing;

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“Q1 2024 Quarterly Report” refers to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024;

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“Q2 2024 Quarterly Report” refers to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 7, 2024 (together with the Q1 2024 Quarterly Report, the “Quarterly Reports”);

•
“realized income” or “RI”, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding: (i) operating results of our Consolidated Funds; (ii) depreciation and amortization expense; (iii) the effects of changes arising from corporate actions; and (iv) unrealized gains and losses related to carried interest, incentive fees and investment performance; and adjusting for certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital activities, underwriting costs and expenses incurred in connection with corporate reorganization. Placement fee adjustment represents the net portion of either expense deferral or amortization of upfront fees to placement agents that is presented to match the timing of expense recognition with the period over which management fees are expected to be earned from the associated fund for segment purposes but have been expensed in advance in accordance with GAAP. For periods in which the amortization of upfront fees for segment purposes is higher than the GAAP expense, the placement fee adjustment is presented as a reduction to RI;

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“SEC” refers to the Securities and Exchange Commission;

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“stockholders” refer to the holders of any shares of stock in Ares Management Corporation, whether common or preferred;

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“Substantially All Merger” means a merger or consolidation of the Ares Operating Group with or into another Person (as defined in this prospectus supplement) that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the Ares Operating Group taken as a whole to different Person; and

•
“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance, in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of the Ares Operating Group taken as a whole to a different Person.

When used in this prospectus supplement, references to “AMC,” “we,” “us,” “our” and the “Company” are references to Ares Management Corporation and references to “Ares” are references to Ares Management Corporation and its consolidated subsidiaries, unless the context otherwise requires.
Many of the terms used in this prospectus supplement, including AUM, FPAUM, FRE and RI, may not be comparable to similarly titled measures used by other companies. In addition, our definitions of AUM and FPAUM are not based on any definition of AUM or FPAUM that is set forth in the agreements governing our funds and may differ from definitions of AUM or FPAUM set forth in other agreements to which we are a party or definitions used by the SEC or other regulatory bodies. Further, FRE and RI are not measures of performance calculated in accordance with GAAP. We use FRE and RI as measures of

S-iv

operating performance, not as measures of liquidity. FRE and RI should not be considered in isolation or as substitutes for operating income, net income, operating cash flows, or other income or cash flow statement data prepared in accordance with GAAP. The use of FRE and RI without consideration of related GAAP measures is not adequate due to the adjustments described above. Our management compensates for these limitations by using FRE and RI as supplemental measures to our GAAP results. We present these measures to provide a more complete understanding of our performance as our management measures it. Amounts and percentages throughout this prospectus supplement may reflect rounding adjustments and consequently totals may not appear to sum.
We disclose certain financial measures in this prospectus supplement that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of Ares’ businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP, if available. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, can be found in our Annual Report or our Quarterly Reports, as applicable, each of which is incorporated by reference herein.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated February 27, 2023, which is part of our Registration Statement on Form S-3, describes more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. You should read both this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference and described under the heading “Where You Can Find More Information” in this prospectus supplement.
This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement if a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Where You Can Find More Information” in this prospectus supplement.
In making your investment decision, it is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus.
We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us and the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone to provide you with different information, and neither we nor the underwriters take responsibility for any other information that others may give you. This prospectus supplement may be used only where it is legal to sell the mandatory convertible preferred stock offered hereby. Neither we nor any of the underwriters is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated or deemed incorporated herein by reference is accurate only as of the date on the front cover of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
For investors outside the United States: neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.
Any defined term used in this prospectus supplement and not defined herein shall have the meaning attributed to such term in our Annual Report and our Quarterly Reports, as applicable.

MARKET AND INDUSTRY DATA AND FORECASTS
This prospectus supplement and accompanying prospectus, including information contained or incorporated by reference herein, includes market and industry data and forecasts from independent consultant reports, publicly available information, various industry publications, other published industry sources and our internal data, estimates and forecasts. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.
Our internal data, estimates and forecasts are based upon information obtained from our investors, partners, trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the section titled “Risk Factors” in this prospectus supplement and accompanying prospectus and the documents incorporated by reference herein and therein.

SUMMARY
This summary highlights selected information contained elsewhere or incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider when making your investment decision. We urge you to read all of this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference, including our consolidated financial statements and accompanying notes, carefully to gain a fuller understanding of our business and the terms of the mandatory convertible preferred stock, as well as some of the other considerations that may be important to you, before making your investment decision. You should pay special attention to the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, our Annual Report and our Quarterly Reports to determine whether an investment in the mandatory convertible preferred stock is appropriate for you.
Overview
Ares is a leading global alternative investment manager with $447.2 billion of assets under management and more than 2,950 employees in over 35 offices in more than 15 countries. We offer our investors a range of investment strategies and seek to deliver attractive performance to an investor base that includes over 2,500 direct institutional relationships and a significant retail investor base across our publicly-traded funds, sub-advised accounts and non-traded vehicles.
Since our inception in 1997, we have adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns through market cycles. Ares believes each of its distinct but complementary investment groups in Credit, Real Assets, Private Equity, and Secondaries is a market leader based on assets under management and investment performance. We believe we create value for our stakeholders not only through our investment performance, but also by expanding our product offering, enhancing our distribution channels, increasing our global presence, investing in our non-investment functions, securing strategic partnerships and completing strategic acquisitions and portfolio purchases.
Our AUM has grown to $447.2 billion as of June 30, 2024 from $82.0 billion a decade earlier. As shown in the chart below, over the past 10 years, our assets under management have achieved a compound annual growth rate (the “CAGR”) of 20% ($ in billions)(1):

(1)
As of June 30, 2024, AUM amounts include vehicles managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser.

We have an established track record of delivering strong risk-adjusted returns through market cycles. We believe our consistent and strong performance in a broad range of alternative investments has been shaped by several distinguishing features of our platform:
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Comprehensive Multi-Asset Class Expertise and Flexible Capital:   Our proficiency at evaluating every level of the capital structure, from senior debt to common equity, across companies, structured assets, real estate projects, and infrastructure and energy assets enables us to effectively assess relative value. This proficiency is complemented by our flexibility in deploying capital in a range of structures and different market environments to maximize risk-adjusted returns.

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Differentiated Market Intelligence:   Our proprietary research on over 55 industries and insights from a broad, global investment portfolio enable us to more effectively diligence and structure our products and investments.

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Consistent Investment Approach:   We believe our rigorous, credit-oriented investment approach across each of our investment groups is a key contributor to our strong investment performance and ability to expand our product offering.

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Robust Sourcing Model:   Our investment professionals’ local market presence and ability to effectively cross-source for other investment groups generates a robust pipeline of high-quality investment opportunities across our platform.

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Talented and Committed Professionals:   We attract, develop and retain highly accomplished professionals who not only demonstrate deep and broad investment and non-investment expertise but also have a strong sense of commitment to our firm.

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Collaborative Culture:   We share ideas, relationships and information across our investment groups, which enables us to more effectively source, evaluate and manage investments. We also leverage the OMG to help drive the efficiencies across the platforms and support our investment process.

Investment Groups
Each of our investment groups employs a disciplined, credit-oriented investment philosophy and is managed by a seasoned leadership team of senior professionals with extensive experience investing in, advising and underwriting assets held by our funds.

Credit	**Real Assets**	**Private Equity**	**Secondaries**	**Other Businesses**
	A leading participant in the non-investment grade corporate credit markets	A leading participant in equity and debt investment strategies for real estate and infrastructure assets and a growing direct lender	One of the most consistent private equity managers in the U.S. with a growing international presence	Includes investments in secondary markets across private equity, real estate, infrastructure and credit asset class strategies	Includes an emerging solutions provider to insurance clients in the U.S. and our sponsored SPACs
AUM	**$323.1 billion(1)**	**$67.7 billion**	**$24.6 billion**	**$26.3 billion**	**$5.5 billion**
Investment Strategies	Liquid Credit Alternative Credit Opportunistic Credit U.S. Direct Lending European Direct Lending APAC Credit	U.S. Real Estate Equity European Real Estate Equity Real Estate Debt Infrastructure Opportunities Infrastructure Debt	Corporate Private Equity APAC Private Equity	Private Equity Secondaries Real Estate Secondaries Infrastructure Secondaries Credit Secondaries	Insurance SPACs
Investment Funds	**~285** funds	**~70** funds	**~60** funds	**~80** funds	**~7** funds
Investment Personnel	**~575** professionals	**~355** professionals	**~80** professionals	**~100** professionals	**~25** professionals
Local Market Presence	U.S., Europe & Asia-Pacific	U.S. & Europe	U.S., Europe & Asia-Pacific	U.S., Europe & Asia-Pacific	North America, Europe & Asia
Current Portfolio	**~1,800** companies **~1,500** alternative credit investments	**~510** properties **~95** infrastructure assets	**~65** companies	**~815** underlying limited partnership interests	**$64.9 billion(2)** of managed insurance investments across our platform

(1)
As of June 30, 2024, AUM amounts include vehicles managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser.

(2)
$64.9 billion in AUM represents investments by insurance companies in various Ares funds, SMAs and co-investments versus one discrete insurance platform.

As presented in the chart below, we have expanded our strategies, which has provided us more ways to raise capital:

Assets Under Management

($ in billions)
$142
$4
$12
$18
$7
$3
$25
$46
$27
26% CAGR
$447
$6
$26
$16
$52
$25
$13
$38
$12
$71
$141
$47
Q2-19
Q2-24
CAGR
N/A Other[1]
N/A Secondaries
35% Infrastructure
34% Real Estate
6% Private Equity
36% Opportunistic Credit
39% Alternative Credit
N/A APAC Credit
23% European Direct Lending
25% US Direct Lending
12% Liquid Credit

(1)
Note: Other AUM includes Other — Credit and AUM managed by Ares Insurance Solutions and excludes assets which are sub-advised by other Ares investment groups or invested in Ares funds and investment vehicles. There can be no guarantee that Ares can or will sustain such growth. AUM includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and registered investment adviser.

Credit Group
Our Credit Group is one of the largest managers of credit strategies across the non-investment grade credit universe, with $323.1 billion of AUM and over 285 funds as of June 30, 2024. The Credit Group provides solutions for investors seeking to access a wide range of credit assets, including liquid credit, alternative credit and direct lending products. The Credit Group capitalizes on opportunities across traded and non-traded corporate and consumer debt across the U.S. and European markets, providing investors access to directly originated fixed and floating rate credit assets along with the ability to capitalize on illiquidity premiums across the credit spectrum. Our U.S. and European direct lending strategies are among the largest in their respective markets.
The Credit Group offers the following credit strategies across the liquid and illiquid spectrum:
Liquid Credit:   Our liquid credit investment solutions help traditional fixed income investors access the syndicated loan and high yield bond markets in North America and Europe and capitalize on opportunities across multi-asset credit. The syndicated loans strategy focuses on evaluating individual credit opportunities related primarily to non-investment grade senior secured loans and primarily targets first lien senior secured loans, with a secondary focus on second lien senior secured loans and subordinated and other unsecured loans. The high yield bond strategy seeks to deliver a diversified portfolio of liquid, traded non-investment grade corporate bonds, including secured, unsecured and subordinated debt instruments. Multi-asset credit is a “go anywhere” strategy designed to offer investors a flexible solution to global credit investing by allowing us to tactically allocate between multiple asset classes in various market conditions. As of June 30, 2024, our liquid credit team managed $46.6 billion of AUM in over 120 funds and separately managed accounts (“SMAs”).

Alternative Credit:   Our alternative credit strategy seeks to capitalize on asset-focused investment opportunities that fall outside of traditional, well-defined markets such as corporate debt, real estate and private equity. As of June 30, 2024, our dedicated team of approximately 70 professionals managed $38.4 billion of AUM in over 25 private funds and SMAs for a global investor base. Our alternative credit strategy emphasizes downside protection and capital preservation through a focus on investments that tend to share the following key attributes: asset security, covenants, cash flow velocity and other features designed to capture value and minimize risk to principal. Our investment approach is designed to capture and create value by leveraging our firm’s platform insights to assess risk and relative value.
Opportunistic Credit:   Our opportunistic credit team consists of over 30 investment professionals and employs an “all weather” flexible capital strategy to finance debt and non-control equity solutions in healthy, stressed and distressed middle market companies undergoing transformational change. Our team partners with companies in North America and Europe to enhance enterprise values, operating in void between for-control private equity and traditional private debt. The strategy seeks to consistently invest in a range of private, special-situation opportunities and flex into distressed public market debt when attractive. We believe the special opportunities team benefits from: (i) advantaged sourcing; (ii) thematic, private-equity style diligence, with an ability to leverage the deep industry group experience across the Ares platform; (iii) an extensive network; and (iv) an experienced team utilizing a consistent and repeatable investment process.
Direct Lending:   Our direct lending strategy is one of the largest self-originating direct lenders to the U.S. and European markets, with $212.7 billion of AUM in over 90 funds and investment vehicles as of June 30, 2024. We manage various types of direct lending vehicles within our U.S. and European direct lending teams including commingled funds, SMAs for large institutional investors seeking tailored investment solutions and joint venture lending programs. As of December 31, 2023, we managed over 55 SMAs across our direct lending strategy.
Our direct lending team has a multi-channel origination strategy designed to address a broad set of investment opportunities in the middle market. We focus on being the lead or sole lender to our portfolio companies which we believe allows us to exert greater influence over deal terms, capital structure, documentation, fees and pricing, while securing our position as a preferred source of financing for our transaction partners. The team maintains a flexible investment strategy with the capability to invest in first lien senior secured loans (including “unitranche” loans which are loans that combine senior and subordinated debt, generally in a first lien position), second lien senior secured loans, subordinated debt, preferred equity and non-control equity co-investments in private middle market companies.
•
U.S. Direct Lending:   Our leading U.S. team is comprised of over 195 investment professionals that cover more than 615 financial sponsors and provide a wide range of financing solutions to middle market companies that typically range from $10 million to over $500 million in earnings before interest, tax, depreciation and amortization (“EBITDA”). As of June 30, 2024, our U.S. direct lending team and its affiliates managed $141.2 billion of AUM in approximately 55 funds and investment vehicles. Our U.S. team manages corporate lending activities through our inaugural vehicle and publicly-traded business development company (“BDC”), ARCC, our non-traded BDC, ASIF, as well as private commingled funds and SMAs. Primary areas of focus for our U.S. direct lending teams include:

•
Ares Capital Corporation:   ARCC is a leading specialty finance company focused on providing direct loans to and making other investments in private middle market companies in the U.S. ARCC has elected to be regulated as a BDC and was the largest publicly-traded BDC by market capitalization in the U.S. as of June 30, 2024.

•
Ares Strategic Income Fund:   ASIF is a closed-end investment company focused primarily on providing direct loans to private middle market companies in the U.S., and to a lesser extent, broadly syndicated loans and other more liquid credit opportunities, including in publicly-traded debt instruments. ASIF has elected to be regulated as a BDC.

•
U.S. Commingled Funds and SMAs:   Outside of ARCC, U.S. direct lending also generates fees from other funds, including the following fund families: Ares Private Credit Solutions, which focus on junior debt investments in upper middle market companies; Ares Senior Direct Lending Fund, which focus on first lien senior secured loans to North American middle market companies; Ares

Commercial Finance, which focuses on asset-based and cash flow loans to middle market and specialty finance companies; and SMAs for large institutional investors.
•
European Direct Lending:   Our European direct lending team is comprised of over 85 investment professionals with the ability to invest across the capital structure and across several geographies in Europe. The team covers over 400 financial sponsors, offers self-originated, flexible and scaled debt capital to predominantly middle market and large capitalization companies with EBITDA typically ranging from €10 million to over €300 million. As of June 30, 2024, our European direct lending team managed $71.5 billion of AUM in over 35 funds, including commingled funds and SMAs.

APAC Credit:   Our Asia-Pacific (“APAC”) credit team manages credit, private equity and special situations investments in the APAC region. Our APAC special situations strategy focuses on primary and secondary special situations, primarily targeting restructuring-related situations, deep value acquisitions and distressed financing. Our APAC private credit strategy targets privately sourced loans in high quality businesses across the region. The team consists of approximately 65 investment professionals. APAC credit benefits from having an on-the-ground presence in offices across the APAC region and a comprehensive range of local market licenses and entities to provide our clients with an extensive regional investment platform. APAC credit primarily employs a direct origination model and aims to provide flexible capital solutions to its investee companies and compelling risk-reward investment opportunities to our investors. As of June 30, 2024, APAC credit had $11.9 billion of AUM in over 15 funds and related co-investment vehicles.
The following charts present the Credit Group’s AUM and FPAUM as of June 30, 2024 by investment strategy ($ in billions):

AUM: $323.1
$13.2
$11.9
$0.3
$141.2
$71.5
$46.6
$38.4
FPAUM: $197.1
$8.4
$5.3
$76.0
$36.5
$44.8
$26.1
U.S. Direct Lending
European Direct Lending
Liquid Credit
Alternative Credit
Opportunistic Credit
APAC Credit
Other

Real Assets Group
Our Real Assets Group manages comprehensive public and private equity and debt strategies with $67.7 billion of AUM in over 70 investment vehicles as of June 30, 2024. With our experienced team, along with our expansive network of relationships, our Real Assets Group capitalizes on opportunities in equity and debt investing across real estate and infrastructure investment strategies.
Real Estate:   Our real estate equity investments focus on implementing hands-on value creation initiatives to mismanaged and capital-starved assets, platform-level investments, as well as new developments, ultimately selling stabilized assets back into the market. Our real estate debt strategies utilize diverse sources of capital to directly originate and manage commercial mortgage loans on properties that range from stabilized to those requiring hands-on value creation. Our real estate platform has achieved significant scale over time through both organic fundraising efforts as well as various acquisitions. Today, we provide investors access to our real estate investment capabilities through several vehicles: closed-end U.S. and European diversified equity funds, an open-end U.S. industrial-focused equity fund, open-end U.S. and European debt funds, equity and debt SMAs, our non-traded REITs, Ares Real Estate Income Trust, Inc. (“AREIT”) and Ares Industrial Real Estate Income Trust, Inc. (“AIREIT”), and our publicly-traded commercial mortgage REIT, ACRE. The group’s activities are managed by dedicated equity and debt teams in the U.S. and Europe.
Real Estate Equity:   Our real estate equity team, with over 235 investment professionals, has extensive real estate private equity experience in the U.S. and Europe. Our team primarily acquires standing assets and improves them through renovating, repositioning and retenanting and selectively developing assets in supply-constrained markets. As of June 30, 2024, our real estate equity team managed $39.8 billion of AUM in approximately 40 investment vehicles. Primary areas of focus for our real estate equity teams include:
•
Real Estate Core/Core-Plus:   Our U.S. core/core-plus real estate strategy focuses on the acquisition of assets with strong long-term cash flow potential and durable tenancy diversified across end-user industries and geographies. We deploy capital across all major property types, with a strong focus on industrial and multifamily assets located in top-tier primary and regional distribution markets across the U.S.

•
Real Estate Value-Add:   Our U.S. and European value-add real estate strategy focuses on undermanaged and underfunded income-producing assets across various property sectors in the U.S. and Europe. The strategy seeks to create value and generate stable and growing distributions to investors by buying properties at attractive valuations, implementing asset management initiatives to increase income and identifying multiple exit strategies upfront.

•
Real Estate Opportunistic:   Our U.S. and European opportunistic real estate strategy capitalizes on increased investor demand for developed and stabilized assets by focusing on the repositioning of assets, capitalization of distressed and special situations, and development of core-quality assets across all major property types, as well as select and adjacent sectors, throughout the U.S. and Europe.

Real Estate Debt:   Our real estate debt team, with over 35 professionals, primarily focuses on directly originating a wide range of financing opportunities in the U.S. and Europe. As of June 30, 2024, our real estate debt team managed $11.7 billion of AUM globally through open-end funds, SMAs and ACRE. By investing through multiple investment vehicles, our real estate debt team has the ability to provide flexible financing across the capital structure. While our real estate debt strategies focus predominantly on directly originated transactions, we also selectively pursue secondary market acquisitions and syndicated transactions.
Infrastructure:   Our long-tenured global infrastructure team utilizes deep local sourcing capabilities and extensive sector experience to seek to originate and manage diverse, high-quality investments in private infrastructure assets across the globe and, as of June 30, 2024, managed $16.2 billion of AUM in over 20 investment vehicles.
•
Infrastructure Opportunities:   Our infrastructure opportunities team consists of over 25 investment professionals and managed $6.8 billion of AUM in more than 10 investment vehicles as of June 30, 2024. We utilize a broad origination strategy, flexible investment approach, and leverage industry relationships and the Ares platform to seek attractive risk-adjusted returns across the climate infrastructure market. We believe our experience as value-add investors, flexible approach, and broad infrastructure experience positions us well to take advantage of the transitioning infrastructure industry.

•
Infrastructure Debt:   Our global infrastructure debt team consists of over 25 investment professionals and sources assets and businesses across regions with defensive characteristics across the digital, transport, energy and utility sectors. As of June 30, 2024, our global infrastructure debt team managed $9.4 billion of AUM in more than five investment vehicles. We employ a direct origination and tailored structuring approach to provide borrowers with flexible financing solutions. We aim to deliver attractive risk adjusted returns focused on cash yield by targeting infrastructure debt investments with defensive characteristics that have the potential to perform across different market cycles. Our structuring experience helps enhance cash yield and reduce downside risks in a core asset class.
The following charts present the Real Assets Group’s AUM and FPAUM as of June 30, 2024 by investment strategy ($ in billions):

AUM: $67.7
$29.1
$11.7
$10.7
$9.4
$6.8
FPAUM: $41.6
$20.4
$3.4
$6.5
$6.0
$5.3
U.S. Real Estate Equity
Real Estate Debt
European Real Estate Equity
Infrastructure Debt
Infrastructure Opportunities

Private Equity Group
Our Private Equity Group has achieved compelling investment returns for its limited partners and, as of June 30, 2024, managed $24.6 billion of AUM in over 60 funds. The group broadly categorizes its investment strategies into corporate private equity and APAC private equity. Our private equity professionals have demonstrated the ability to deploy capital across market environments, which allows them to stay both active and disciplined in their assessment of the best relative value opportunities. The group manages funds focused primarily on investing in North America, Europe and Asia-Pacific.
•
Corporate Private Equity:   Our team consists of over 45 investment professionals based primarily in Los Angeles and London. Our private equity funds are leaders in the North American and European middle market, where they focus on growth buyouts, with the ability to flex into distressed investing during periods of market volatility and dislocation. We seek to invest in high-quality middle market companies in the core industries of healthcare, services, industrials and consumer across North America and Europe, where we can utilize the team’s extensive growth-oriented investing experience, dedicated value creation system and ability to flex into distressed to target attractive returns across market environments. This differentiated strategy, together with the broad resources of the Ares platform, widens our universe of potential investment opportunities and allows us to remain active across various market environments and to be highly selective in making investments by identifying the most attractive relative value opportunities.

•
APAC Private Equity:   The APAC private equity strategy was established in connection with the acquisition of the investment management business and related operating entities collectively doing business as Crescent Point Capital, that closed at October 2, 2023, investing in industry leading consumer companies in seven core sectors that we believe benefit disproportionately from higher disposable income levels. The strategy focuses on primarily pursuing structured growth equity investments in control, joint control and minority ownership formats. Our APAC private equity team consists of approximately 30 investment professionals and focuses on investing in companies that give us exposure to increasing consumer spending and urbanization in our target markets. In times of economic dislocation, we also seek to invest opportunistically where the focus is on dislocations and catalysts that lead to high-quality assets becoming available for purchase at deeply discounted prices. While we look for deep value opportunities in consumer-driven companies, our deep value approach often includes asset-oriented opportunities.
The following charts present the Private Equity Group’s AUM and FPAUM as of June 30, 2024 by investment strategy ($ in billions):

AUM: $24.6
$3.3
$21.3
FPAUM: $12.3
$1.7
$10.6
Corporate Private Equity
APAC Private Equity

Secondaries Group
Our Secondaries Group invests in secondary markets across a range of alternative asset class strategies, including private equity, real estate, infrastructure and credit, with $26.3 billion of AUM in over 80 funds as of June 30, 2024. The team has extensive experience investing across the secondaries market primarily in North America. We have established ourselves among the most active secondary investors engaged in recapitalizing and restructuring existing limited partnership interests in funds with a focus on transactions that can address pending fund maturity, strategy change or the need for additional equity capital.
Private Equity Secondaries:   Our private equity secondaries team has an established track record of providing customized private equity transaction solutions to institutional limited partners and general partners. As of June 30, 2024, our private equity secondaries team of more than 30 investment professionals managed $13.8 billion of AUM in approximately 35 funds and open-end accounts. Our private equity secondaries team acquires interests across a range of partnership vehicles, including private equity funds, multi-asset portfolios, as well as single asset joint ventures. The private equity secondaries strategy seeks to achieve attractive secondary cash flow and diversification characteristics by investing across the spectrum of private equity secondaries transactions, including through APMF, a closed-end interval fund. We continue to maintain a differentiated investment strategy that utilizes our skills in fundamental manager and portfolio analysis, our quantitative research capabilities and the support and insights from the wider Ares platform with the aim to generate strong risk-adjusted returns.

Real Estate Secondaries:   Our real estate secondaries team has a track record of innovation through customized transaction solutions tailored to meet the needs of limited partners and general partners. As of June 30, 2024, our real estate secondaries team of approximately 25 investment professionals managed $7.9 billion of AUM in over 30 funds and related co-investment vehicles. Our real estate secondaries team acquires interests across a range of partnership vehicles, including private real estate funds, multi-asset portfolios and single property joint ventures. Our team seeks broad diversification by property sector and geography and to drive investment results through underwriting, transaction structuring and portfolio construction.
Infrastructure Secondaries:   Our infrastructure secondaries team has a strong track record of providing customized infrastructure transaction solutions tailored to meet the needs of limited partners and general partners. As of June 30, 2024, our infrastructure secondaries team of more than 10 investment professionals managed $2.9 billion of AUM in over 10 funds and related co-investment vehicles. The infrastructure secondaries strategy seeks to accelerate the benefits of traditional infrastructure by providing diversified low risk exposure through preferred structure, traditional limited partnership and general partner led continuation vehicle transactions. Our team focuses on achieving diversification through building a portfolio that provides inflation protection and exposure to uncorrelated assets.
Credit Secondaries:   Our credit secondaries strategy seeks to create a highly diversified portfolio of primarily senior secured private credit interests across North America and Europe, acquired directly or indirectly through secondary market transactions. As of June 30, 2024, our credit secondaries team of 10 investment professionals managed $1.7 billion of AUM in four funds and related co-investment vehicles.
The following charts present the Secondaries Group’s AUM and FPAUM as of June 30, 2024 by investment strategy ($ in billions):

AUM: $26.3
$13.8
$7.9
$2.9
$1.7
FPAUM: $20.4
$12.0
$6.2
$2.1
$0.1
Private Equity Secondaries
Real Estate Secondaries
Infrastructure Secondaries
Credit Secondaries

Other Businesses
Certain operating segments and growth opportunities have not reached the scale and magnitude to be presented individually; therefore, we present the results for these businesses collectively. These strategies seek to expand our reach in new global markets and include AIS and our SPACs.
Ares Insurance Solutions:   AIS is Ares’ dedicated, in-house team that provides solutions to insurance clients including asset management, capital solutions and corporate development. AIS strives to provide insurers with attractive risk and capital adjusted return profiles that fit within regulatory, rating agency and other counterparty guidelines. Leveraging approximately 1,000 investment professionals across the firm’s investment groups, AIS creates tailored investment solutions that meet the unique objectives of our insurance clients. AIS is overseen by an experienced management team with direct insurance industry experience in many areas directly applicable to AIS and our insurance company clients. Members of the Ares team have previously held senior positions at leading insurers. AIS acts as the dedicated investment manager, capital solutions and corporate development partner to Aspida Life Insurance Company (“Aspida Life”) and Aspida Life Re Ltd. (“Aspida Re”). Aspida Life and Aspida Re are insurance companies that focus on the U.S. life and annuity insurance and reinsurance markets. AIS manages $15.0 billion of AUM as of June 30, 2024, of which $10.1 billion is sub-advised by Ares vehicles and included within other strategies.
Ares Acquisition Corporation II:   Ares Acquisition Corporation II (NYSE: AACT) (“AAC II”) is a SPAC sponsored by Ares and formed in 2021 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. AAC II is seeking to pursue an initial business combination target in any industry or sector in North America, Europe or Asia.
The following charts present Other Businesses AUM and FPAUM as of June 30, 2024 by investment strategy ($ in billions):

AUM: $5.5
$0.6
$4.9
FPAUM: $4.4
$0.1
$4.3
Insurance
Other

Product Offering
To meet investors’ growing demand for alternative investments, we manage investments in an increasingly comprehensive range of funds across a spectrum of compelling and complementary strategies. We have demonstrated an ability to consistently generate attractive and differentiated investment returns across these investment strategies and through various market environments. We believe the breadth of our product offering, our expertise in various investment strategies and our proficiency in attracting and satisfying our growing institutional and retail client base has enabled and will continue to enable us to increase our AUM across each of our investment groups.
Investor Base and Fundraising
Our diverse investor base includes direct institutional relationships and a significant number of retail investors. Our high-quality institutional investor base includes corporate and public pension funds, insurance companies, sovereign wealth funds, banks, investment managers, endowments and foundations. We have grown the number of these relationships from over 850 in 2019 to over 2,500 as of June 30, 2024.
As of June 30, 2024, $355.4 billion, or 79% of our $447.2 billion of AUM, was attributable to our direct institutional relationships. As of June 30, 2024, our total AUM was divided by channel, and further our institutional direct AUM by client type and geographic origin as follows ($ in billions):

Note: Percentages may not add to 100% due to rounding.
(1)
As of June 30, 2024. Includes funds managed or co-managed by Ares. Also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and registered investment adviser.

The following chart presents the AUM of investors committed to more than one of our funds as of June 30, 2024 compared to December 31, 2019 ($ in billions):

We believe that the AUM of multi-fund investors demonstrates our investors’ satisfaction with our performance, disciplined management of their capital and diverse product offering. Their loyalty has facilitated the growth of our existing businesses and we believe improves our ability to raise new funds and successor funds in existing strategies in the future.
Institutional investors continue to demonstrate interest in SMAs, which include contractual arrangements and single investor vehicles and funds, because these accounts can provide investors with greater levels of transparency, liquidity and control over their investments as compared to more traditional commingled funds. As of June 30, 2024, $100.5 billion, or 28%, of our direct institutional AUM was managed through SMAs. Our retail vehicles, including ARCC, ACRE, ARDC, ASIF, AESIF, APMF, CADC, AREIT and AIREIT, account for $62.2 billion, or 14%, of our AUM. We have over a thousand institutional investors and hundreds of thousands of retail investor accounts across our retail vehicles.
We believe that client relationships are fundamental to our business and that our performance across our investment groups coupled with our focus on client service has resulted in strong relationships with our investors. Our dedicated and extensive in-house relationship management team, comprised of over 150 professionals located in North America, Europe, APAC and the Middle East, is dedicated to raising capital globally across all of our funds, servicing existing fund investors and tailoring offerings to meet their needs, developing products to complement our existing offerings, and deepening existing relationships to expand them across our platform. We also have strategic initiatives focused on expanding our presence in Latin America and Australia. Our senior relationship management team maintains an active and transparent dialogue with an expansive list of investors. This team is supported by product managers and investor relations professionals with deep experience in each of our complementary investment groups that are dedicated to servicing our existing and prospective investors.
In addition to our expansive relationships with institutional investors, we have further diversified our investor base with our retail distribution channel. AWMS, our wholly owned subsidiary, facilitates the product development, distribution, marketing and client management activities for investment offerings in the global wealth management channel with approximately 125 professionals.
Operations Management Group
The OMG consists of shared resource groups to support our operating segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, legal, compliance, human resources, strategy and relationship management and distribution. Our clients seek to partner with investment management firms that not only have compelling investment track records across multiple investment products but also possess seasoned infrastructure support functions. As such, significant investments have been made to develop the OMG. The OMG also includes AWMS. We have successfully launched new business lines, integrated acquired businesses into the operations and created scale within the OMG to support a much larger platform in the future.
Integrated Investment Platform and Process
We operate our firm as an integrated investment platform with a collaborative culture that emphasizes sharing of knowledge and expertise. We believe the exchange of information enhances our ability to analyze investments, deploy capital and improve the performance of our funds and portfolio companies. We have established deep and sophisticated independent research capabilities in over 55 industries and insights from active investments in over 1,800 companies, over 1,500 alternative credit investments, over 510 properties, over 95 infrastructure assets and over 815 underlying limited partnership interests. We believe that our disciplined investment philosophy across our distinct but complementary investment groups contributes to the stability of our performance throughout market cycles.
Our investment process leverages the power of the Ares platform and an extensive network of professionals across our investment areas to identify and source attractive risk adjusted return opportunities while emphasizing capital preservation. We utilize our collective market and company knowledge, proprietary internal industry and company research, third-party information and financial modeling to drive fundamental credit analysis and investment selection. We are able to invest up and down a company’s capital structure, which we believe helps us capitalize on out-performance opportunities and assess relative value for a particular investment. The investment committees of our investment groups review and evaluate investment opportunities in a framework that includes a qualitative and quantitative assessment of the key risks of each investment. We do not have a centralized investment committee and instead our investment committees are structured with overlapping membership from different investment groups to ensure consistency of approach, shared investment experience and collaboration across our platform. Our extensive network of investment professionals includes local and other individuals based in our markets with the knowledge, experience and relationships that enable them to identify and take advantage of a wide range of investment opportunities. In addition, our investment vehicles have investment policies and procedures that generally contain requirements and limitations, such as concentrations of securities, industries, and geographies in which such investment vehicles will invest, as well as other limitations required by law.
Breadth, Depth and Tenure of our Senior Management
Ares was built upon the fundamental principle that each of our distinct but complementary investment groups benefits from being part of our broader platform. We believe that our strong performance, consistent growth and high talent retention through economic cycles is due largely to the effective application of this principle across our broad organization of more than 2,950 employees. The management of our operating businesses is currently overseen by our Executive Management Committee which meets frequently to discuss strategy and operational matters, and includes as representatives our Holdco Members and other senior leadership from our investment groups and business operations team. We also have a Partners Committee comprised of senior leadership from across the firm that meets periodically to discuss our business, including investment and operating performance, fundraising, market conditions, strategic initiatives and other firm matters. Each of our investment groups is led by its own deep leadership team of highly accomplished investment professionals, who average approximately 25 years of investment experience in managing, advising, underwriting and restructuring companies. While primarily focused on managing strategies within their own investment group, these senior professionals are integrated within our platform through economic, cultural and structural measures. Our senior professionals have the opportunity to participate in the incentive programs of multiple investment groups to reward collaboration across our investment activities. This collaboration takes place on a daily basis and is formally promoted through internal systems and widely attended weekly or monthly meetings.
Supplemental Business Performance Metrics
Management Fees
Our ability to raise capital across the breadth of our investment platform has contributed to over 80% growth in fee revenue from stable, cross-platform management fees. The following chart presents the composition of our unconsolidated fee revenues:

Total Unconsolidated Fee Revenue Composition[1]

$1,175mm
2%
8%
5%
12%
11%
62%
2019
85% in Mgmt. Fees
$1,354mm
1%
2%
9%
11%
10%
67%
2020
88% in Mgmt. Fees
$1,969mm
7%
3%
7%
5%
7%
11%
60%
2021
83% in Mgmt. Fees
$2,630mm
5%
4%
9%
7%
5%
13%
57%
2022
82% in Mgmt. Fees
$2,978mm
1%
4%
3%
6%
6%
4%
13%
63%
2023
87% in Mgmt. Fees
$3,188mm
1%
4%
3%
6%
6%
4%
12%
64%
Q2-24 LTM
87% in Mgmt. Fees
Realized Net Performance Income
Other Fees
Fee Related Performance Revenues
Mgmt. Fees: Other Businesses
Mgmt. Fees: Secondaries
Mgmt. Fees: Private Equity
Mgmt. Fees: Real Assets
Mgmt. Fees: Credit

(1)
Total fee revenue refers to the total of segment management fees, other fees, fee related performance revenues and realized net performance income. Percentage of management fees includes the following amounts attributable to Part I Fees: 14% in 2019, 14% in 2020, 12% in 2021, 10% in 2022, 12% in 2023 and 13% for the twelve months ended June 30, 2024 (“Q2-24 LTM”).

AUM and Management Fees by Type
We believe that our disciplined investment philosophy across our distinct but complementary investment groups contributes to the stability of our performance throughout market cycles. Approximately 87% of our AUM were perpetual capital or long-dated funds as of June 30, 2024 and approximately 95% of our management fees for the three months ended June 30, 2024 were earned from perpetual capital or long-dated funds. The following chart presents AUM by type and management fees by type as of and for the three months ended June 30, 2024:

(1)
Long-dated funds generally have a contractual life of five years or more at inception.

(2)
Other primarily represents managed accounts or co-investment vehicles that (i) are not considered long-dated and (ii) do not meet the criteria of perpetual capital.

Incentive Eligible AUM and Incentive Generating AUM
We have consistently generated strong annual growth in incentive eligible AUM and incentive generating AUM. The following chart presents the growth in our incentive eligible AUM and incentive generating AUM, with the corresponding increase in our accrued net performance income:

(1)
Net accrued performance income on an unconsolidated basis as of June 30, 2024 includes $37.6 million of accrued performance income related to our insurance platform that has been eliminated upon consolidation for GAAP. GAAP net accrued performance income as of June 30, 2024 is $881.8 million. For June 30, 2019, net accrued performance income was the same on a GAAP and unconsolidated basis.

(2)
Net accrued performance income excludes net performance income — realized that has not been received by the Company as of the reporting date. For both periods presented, accrued performance income represents the accrued carried interest allocation.

Accrued net performance income has increased at approximately a 25% CAGR since 2019, while $87 billion of our incentive eligible AUM remains uninvested, setting up potential future growth in performance fees. There can be no guarantee that Ares can or will sustain such growth.

Growth in Key Metrics
The following charts present our annual gross fundraising and capital deployment:
Other
Alternative assets are expected to grow at a nearly 10% CAGR through 2029, from $16.8 trillion in 2023 to $29.2 trillion in 2029.
Recent Developments
GCP Acquisition
Overview:   On October 4, 2024, AMC, Ares Holdings, a subsidiary of AMC, and certain of their subsidiaries entered into a definitive agreement (the “GCP Acquisition Agreement”) to acquire (the “GCP Acquisition”) the international business of GLP Capital Partners Limited and certain of its affiliates, excluding its operations in Greater China, and existing capital commitments to certain managed funds (collectively, “GCP International”).
GCP International is a global alternative asset management firm with $44 billion of AUM and $32 billion of FPAUM as of June 30, 2024, and a long history of building scaled platforms oriented to new economy sectors that benefit from attractive, long-term secular trends, such as industrial, digital infrastructure and self storage. GCP International has differentiated itself over time through its vertically integrated platforms with significant local presence in major geographies, including Japan, Europe and the United States. It has also established itself as one of the leading industrial platforms in emerging economies such as Brazil and Vietnam. GCP International is also gaining a reputation as a leading player in global data center investing and operations with several large hyperscale development projects in process in key markets across London, Tokyo, Osaka and São Paulo.
With 29 global offices, GCP International’s staff includes approximately 215 investment professionals and approximately 205 property operation professionals as of August 30, 2024. GCP International’s highly experienced leadership team has an average of over 25 years’ experience.
GCP International has a track record of managing strategies globally and tracks its AUM and FPAUM across four global regions as set forth below:
	Japan	Europe	U.S.	Other(1)
AUM(2)	$19 billion	$14 billion	$5 billion	$6 billion
FPAUM	$12 billion	$11 billion	$4 billion	$5 billion
Strategies(3)	Industrial Development; Industrial Income; Data Center	Industrial Development; Industrial Income; Data Center	Industrial Value- Add; Self Storage Value-Add; Data Center	Industrial Development; Industrial Income; Data Center

Note:   All numbers are approximate as of June 30, 2024.
(1)
Other includes Brazil, Vietnam and the GLP International Vehicle, and $2.4 billion of assets that Ares will manage via the GLP International Vehicle as of June 30, 2024. The existing China business of GLP Capital Partners and its subsidiaries is excluded from the transaction.

(2)
AUM is estimated based on our definition of AUM and may differ from GCP International’s historical definition and is subject to change.

(3)
GCP International has not yet raised meaningful third-party capital in data centers but has a significant near-term opportunity for data center development on owned, powered land in the United Kingdom, Japan and Brazil.

Rationales for the GCP Acquisition include:
Adds Strategic Investment Capabilities:   We believe that the GCP Acquisition presents an opportunity for Ares to enhance its position as a leading global real estate alternative asset manager. We also expect that the GCP Acquisition will expand Ares’ vertical integration capabilities across real estate and digital infrastructure, enhance opportunities at the intersection of digital and climate infrastructure, and help Ares establish capabilities in data center development and operational capabilities.
Expansion of Product Offerings, Investors and Geographic Coverage:   We expect the GCP Acquisition will enhance Ares’ geographic and asset class diversification. Additionally, we expect the GCP Acquisition will help Ares establish key capabilities in the Asia Real Estate market, create the opportunity to increase our perpetual capital base and investor base, help strengthen key strategic investor relationships, and provide additional product development opportunities.
We believe the GCP Acquisition will further diversify our asset mix and geographic presence increasing the percentage of AUM in our real assets group and deepening our focus on the APAC and EMEA markets.

Note:   As of June 30, 2024, unless otherwise stated. Percentages may not sum to 100% due to rounding.
(1)
AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and registered investment adviser.

(2)
AUM percentages based on the primary investment geographies of each specific fund. Certain funds have the flexibility to invest across multiple geographic regions and continents.

(3)
Combined business AUM by geography excludes $2.4 billion of assets that Ares will manage via the GLP International Vehicle as of June 30, 2024.

On a combined basis as of June 30, 2024, Ares and GCP International had over 1,240 investment professionals managing over $492 billion AUM across more than 50 offices.
	AUM(1)	Investment Professionals(2)	Offices(3)
Americas
Ares	$342 billion	~710	20
GCP International	$8 billion	~45	7
Combined	$350 billion	~755	21
Europe & Middle East
Ares	$89 billion	~195	8
GCP International	$14 billion	~65	16
Combined	$103 billion	~260	18
Asia Pacific
Ares	$15 billion	~120	10
GCP International	$20 billion	~95	6
Combined	$36 billion	~215	13

Note:   All numbers are approximate as of June 30, 2024, unless otherwise indicated.
(1)
AUM figures based on the primary investment geographies of each specific fund. Certain funds have the flexibility to invest across multiple geographic regions and continents. Combined business AUM by geography excludes $2.4 billion of assets that Ares will manage via the GLP International Vehicle as of June 30, 2024.

(2)
GCP International total investment professionals includes global investment professionals and data center investment professionals (13 total). GCP International employee data as of August 30, 2024.

(3)
Ares and GCP International office counts reflect the number of metro areas where each respective firm has team members seated pre-close. The Global Offices count and regional combined office counts reflect the pro forma number of metro areas where Ares anticipates having offices, with the inclusion of acquired GCP International offices.

Financially Attractive for Stockholders:   We believe GCP International’s business, which initially consists of nearly 100% FRE, is highly attractive for our stockholders. As of June 30, 2024, GCP International had approximately $44 billion AUM, including approximately $32 billion FPAUM. On a combined basis as of June 30, 2024, Ares and GCP International’s combined AUM totals approximately $492 billion, compared to $447 billion of Ares AUM.
In particular, on a combined basis, as of June 30, 2024, the Ares Real Assets Group together with GCP International would represent a diversified and scaled global real assets platform with over $112 billion of combined AUM. We believe the combined Real Assets Group would offer a full range of global retail and institutional real assets products. In addition, the combined Real Assets Group would have a regional presence in the Americas, Europe and Asia.

Transaction Terms and Financial Impact
The transaction consideration will be primarily comprised of approximately $1.8 billion of cash and approximately $1.9 billion in shares of our Class A common stock, subject to customary adjustments.
We have structured the GCP Acquisition to include long-term performance incentives designed to align GCP International leadership with the interests of fund clients and Ares’ stockholders. In particular, the transaction includes an earn-out provision of up to $1.5 billion measured through the end of 2027 (subject to a potential six-month extension). We may elect to pay up to 85% of such earn-out in shares of our Class A common stock at our option. Such earn-out will be payable upon the achievement of financial targets associated with growth in the Japan and data center businesses. No assurance can be given that such financial targets or any growth will occur as expected or at all.
We anticipate that the GCP Acquisition will allow us to recognize meaningful financial synergies in 2026 and beyond. We assume that nearly 100% of the results reported in connection with the GCP Acquisition will contribute to an increase in FRE initially, which will enhance our overall earnings mix of FRE as a percentage of RI.
The GCP Acquisition is expected to close in the first half of 2025, subject to customary regulatory approvals and other closing conditions. We cannot assure you that the GCP Acquisition will be consummated on the anticipated schedule, pursuant to the foregoing terms or at all. See “Risk Factors — Risks Related to the Proposed GCP Acquisition — We cannot assure you that the proposed GCP Acquisition will be completed on a timely basis or at all.” The closing of this offering is not conditioned upon the closing of the GCP Acquisition.
All of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding GCP International is based on information provided by the sellers in connection with our due diligence related to the GCP Acquisition. Unless otherwise noted, all information in this prospectus supplement regarding the combined Ares and GCP International results or assets is presented on an as-adjusted basis by combining Ares and GCP International results as of or for the quarter ended June 30, 2024 and not on a pro forma basis under Article 11 of Regulation S-X.
Financing of GCP Acquisition
We intend to use the net proceeds from our issuance and sale of mandatory convertible preferred stock for (i) the payment of a portion of the cash consideration due in respect of the GCP Acquisition and related fees, costs and expenses and/or (ii) general corporate purposes, including repayment of debt, other strategic acquisitions and growth initiatives. Pending such use, we may invest the net proceeds in short term investments and/or repay borrowings under our Credit Facility.
While we expect to finance the GCP Acquisition with the net proceeds from this offering of mandatory convertible preferred stock, together with proceeds from any debt financing we may seek, cash on our balance sheet and/or borrowings under our Credit Facility, in connection with entering into the GCP Acquisition Agreement, we and Ares Holdings entered into a bridge commitment letter (the “Bridge Financing Agreement”) with Morgan Stanley Senior Funding, Inc. and Citigroup Global Markets Inc. (the “Bridge Providers”), pursuant to which the Bridge Providers committed to provide a 364-day senior unsecured bridge facility (the “Bridge Facility”) in an aggregate principal amount of $2 billion (such committed amount to be reduced on a dollar-for-dollar basis by an amount equal to the net proceeds from this offering of mandatory convertible preferred stock and any other financing) for the purpose of financing a portion of the purchase price for the GCP Acquisition and to pay related fees and expenses. Although we do not currently expect to utilize the Bridge Facility, the Bridge Facility will be available to us to finance the cash consideration estimated to be due at closing of the GCP Acquisition and to pay fees and expenses incurred in connection therewith. Depending on market conditions and other factors, we may seek other debt financing in connection with the GCP Acquisition, including to replace any remaining portion of the Bridge Facility.
We will have broad discretion to use the net proceeds of this offering if the GCP Acquisition is not consummated. If the proposed GCP Acquisition has not closed as of the close of business on October 1, 2025 (or such later date corresponding to the Outside Date (as defined in the GCP Acquisition Agreement) as extended pursuant to the GCP Acquisition Agreement), or if, before such time, the GCP Acquisition

Agreement is terminated in accordance with its terms or our board of directors determines, in its good faith judgment, that the closing of the GCP Acquisition will not occur, then we may exercise our option to redeem our mandatory convertible preferred stock, or we may use the net proceeds of this offering for other purposes, which may include, repayment of debt, strategic acquisitions, growth initiatives and other general corporate purposes. See “Risk Factors — We cannot assure you that the proposed GCP Acquisition will be completed on a timely basis or at all” and “Use of Proceeds.”
Organizational Structure
The simplified diagram below (which omits certain intermediate holding companies) depicts our legal organizational structure. Ownership information in the diagram below is presented as of June 30, 2024 and does not give effect to this offering of mandatory convertible preferred stock. AMC is a holding company and through subsidiaries is the general partner of Ares Holdings and operates and controls the business and affairs of the Ares Operating Group. AMC consolidates the financial results of the Ares Operating Group, its consolidated subsidiaries and certain consolidated funds.

Holdco Members
Ares Partners Holdco LLC
Co-Founders and other senior professional owners
Class A common stock (NYSE: ARES) 3.84%(1)
• Voting rights described below
Ares Owners Holdings L.P.
Ares Management GP LLC
Ares Voting LLC
Class A common stock (NYSE: ARES) 6.83%(1)
• Voting rights described below
• Non-Voting common stock 100%
Sumitomo Mitsui Banking Corporation
Class B common stock
• No economic rights
• Voting rights described below
Class C common stock
• No economic rights
• Voting rights described below
Public Common Shareholders
Ares Management Corporation
Class A common stock (NYSE: ARES) 89.33%(1)
• Voting rights described below
Ares Operating Group Units
• Not publicly traded
• Exchangeable on a one-for-one basis for publicly traded Class A common stock
36.26%
63.74%
Ares Holdings L.P.
100% through direct and indirect ownership
Ares Management LLC
Ares Finance Co. LLC
Ares Finance Co. II LLC
Ares Finance Co. III LLC
Ares Finance Co. IV LLC
Ares Investments Holdings LLC

(1)
Assuming the full exchange of AOG Units for shares of our Class A common stock, as of June 30, 2024, Ares Owners Holdings L.P. would hold 38.66%, Sumitomo Mitsui Banking Corporation (“SMBC”) would hold 5.40% and the public would hold 55.94% of AMC. Inclusive of Class A common stock held directly by Ares employees and assuming the full exchange of AOG Units for shares of our Class A common stock, Ares employee ownership would represent 42.87% of all outstanding shares.

Holding Company Structure
Our common stockholders are entitled to vote on all matters on which stockholders of a corporation are generally entitled to vote under the Delaware General Corporation Law (the “DGCL”), including the election of our board of directors. Holders of shares of our Class A common stock are entitled to one vote per share of our Class A common stock. On any date on which the Ares Ownership Condition (as defined in our Certificate of Incorporation) is satisfied, holders of shares of our Class B common stock are, in the aggregate, entitled to a number of votes equal to (x) four times the aggregate number of votes attributable to our Class A common stock minus (y) the aggregate number of votes attributable to our Class C common stock. On any date on which the Ares Ownership Condition is not satisfied, holders of shares of our Class B common stock are not entitled to vote on any matter submitted to a vote of our stockholders. The holder of shares of our Class C common stock is generally entitled to a number of votes equal to the number of AOG Units held of record by each Ares Operating Group Limited Partner (as defined in our Certificate of Incorporation) other than the Company and its subsidiaries. Ares Management GP LLC is the sole holder of shares of our Class B common stock and Ares Voting LLC is the sole holder of shares of our Class C common stock. Our Class B common stock and our Class C common stock are non-economic and holders thereof shall not be entitled to: (i) dividends from the Company or (ii) receive any assets of the Company in the event of any dissolution, liquidation or winding up of the Company. Ares Management GP LLC and Ares Voting LLC are both wholly owned by Ares Partners Holdco LLC. As a result, the Company is a “controlled company” within the meaning of the corporate governance standards of the NYSE and qualifies for exceptions from certain corporate governance rules of the NYSE. The Company also has non-voting common stock solely held by SMBC, which has the same economic rights as the Class A common stock.
Accordingly, AMC and any direct subsidiaries of AMC that are treated as corporations for U.S. federal income tax purposes and that are the holders of AOG Units are subject to U.S. federal, state and local income taxes in respect of their interests in the Ares Operating Group. The Ares Operating Group entity is treated as a partnership for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes generally incurs no U.S. federal income tax liability at the entity level. Instead, each partner is required to take into account its allocable share of items of income, gain, loss, deduction and credit of the partnership in computing its U.S. federal, state and local income tax liability each taxable year, whether or not cash distributions are made.
AMC holds through subsidiaries a number of AOG Units equal to the number of shares of Class A common stock that AMC has issued. The AOG Units held by AMC and its subsidiaries are economically identical in all respects to the AOG Units that are not held by AMC and its subsidiaries. Accordingly, AMC receives the distributive share of income of the Ares Operating Group from its equity interest in the Ares Operating Group.
Mirror Units
We intend to contribute the net proceeds from the issuance and sale of the mandatory convertible preferred stock to the Ares Operating Group. In consideration of our contribution, the Ares Operating Group will issue a new series of preferred units with economic terms designed to mirror those of the mandatory convertible preferred stock (the “Mirror Units”).
The terms of the Mirror Units will provide that upon any conversion of the mandatory convertible preferred stock, whether mandatory or voluntary, a corresponding number of the Mirror Units shall be automatically converted into a corresponding number of Class A Units of the Ares Operating Group.
Limitations on Parity Payments
The terms of the Mirror Units will provide that if: (i) less than all accumulated and unpaid distributions on the outstanding Mirror Units have been declared and paid as of any distribution payment date; or (ii) the general partner of the Ares Operating Group declares a distribution on the Mirror Units that is less than the total amount of unpaid distributions on the outstanding Mirror Units that would accumulate to, but excluding, the distribution payment date following such declaration, then, until and unless all accumulated and unpaid distributions on the outstanding Mirror Units have been paid, no distributions may be declared or paid on any class or series of units having parity with the Mirror Units with respect to the payment of distributions unless distributions are simultaneously declared on the Mirror Units on a pro rata basis.
Limitations on Junior Payments
The terms of the Mirror Units will provide that if any Mirror Units are outstanding, then no distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any junior units of the Ares Operating Group, and neither the Ares Operating Group nor any of its subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any of Ares Operating Group’s junior units, in each case unless all accumulated distributions on the Mirror Units then outstanding for all prior completed distribution periods, if any, have been paid in full. However, the restrictions described in the preceding sentence will not apply to:
•
distributions on junior units that are payable solely in junior units, together with cash in lieu of any fractional units;

•
purchases, redemptions or other acquisitions of junior units, including with the proceeds of a substantially concurrent sale of other junior units, or in connection with the administration of any equity award or benefit or other incentive plan of the Company or Ares Operating Group (including any employment contract) in the ordinary course of business;

•
purchases, or other payments in lieu of the issuance, of any fractional share of junior units in connection with the conversion, exercise or exchange of such junior units or of any securities convertible into, or exercisable or exchangeable for, junior units;

•
(x) distributions of junior units, or rights to acquire junior units, pursuant to a unitholder rights plan of the Ares Operating Group or equityholder rights plan of the Company; and (y) the redemption or repurchase of such rights pursuant to such unitholder or equityholder rights plan;

•
purchases of junior units pursuant to a binding contract in effect before the initial issue date;

•
the settlement of any convertible note hedge transactions or capped call transactions entered, subject to certain limitations;

•
the acquisition, by the Ares Operating Group or any of its subsidiaries, of record ownership of any junior units solely on behalf of persons (other than the Ares Operating Group or any of its subsidiaries) that are the beneficial owners thereof, including as trustee or custodian; and

•
the exchange, conversion or reclassification of junior units solely for or into other junior units, together with the payment, in connection therewith, of cash in lieu of any fractional unit.

For the avoidance of doubt, the provisions described in this “— Limitation on Junior Payments” section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any junior units.
Mirror Units on Liquidation
The terms of the Mirror Units also will provide that, in the event that the Ares Operating Group liquidates, dissolves or wind ups, whether voluntarily or involuntarily, then, subject to the rights of any of its creditors or holders of any outstanding units ranking senior to the Mirror Units upon a liquidation, each Mirror Unit will entitle the holder thereof to receive payment for the following amount out of the Ares Operating Group’s assets or funds legally available for distribution to its equityholders, before any such assets or funds are distributed to, or set aside for the benefit of, any units ranking junior to the Mirror Units upon a liquidation: (i) the liquidation preference per unit of Mirror Units, which is equal to $50.00 per share; and (ii) all unpaid distributions that will have accumulated on such Mirror Units to, but excluding, the date of such payment.
The foregoing restrictions would not apply to (i) a Substantially All Merger or a Substantially All Sale whereby the Ares Operating Group is the surviving or acquiring Person or the Person formed by such transaction is organized under the laws of a Permitted Jurisdiction and has expressly assumed all of the obligations under the Mirror Units, (ii) the sale or disposition of the Ares Operating Group (whether by merger, consolidation or the sale of all or substantially all of its assets) if such sale or disposition is not a Substantially All Merger or Substantially All Sale, (iii) the sale or disposition of the Ares Operating Group should the Ares Operating Group not constitute a “significant subsidiary” under Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission, (iv) an event where the mandatory convertible preferred stock have been fully redeemed pursuant to the terms of the Certificate of Designations or if proper notice of redemption of the mandatory convertible preferred stock has been given and funds sufficient to pay the redemption price for all of the mandatory convertible preferred stock called for redemption have been set aside for payment pursuant to the terms of the Certificate of Designations, (v) transactions where the assets of the Ares Operating Group being liquidated, dissolved or wound up are immediately contributed to a subsidiary thereof, or (vi) a Permitted Transfer (as defined in the Ares Operating Group partnership agreement) or a Permitted Reorganization (as defined in the Ares Operating Group partnership agreement).
Corporate Information
Our principal executive offices are located at 1800 Avenue of the Stars, Suite 1400, Los Angeles, California 90067, and our telephone number is (310) 201-4100. Our corporate website is http://www.aresmgmt.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part of either.

The Offering
This summary is not a complete description of the mandatory convertible preferred stock. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the mandatory convertible preferred stock, see the section entitled “Description of Mandatory Convertible Preferred Stock” in this prospectus supplement. In this portion of the summary, the terms “we,” “us” and “our” refer only to Ares Management Corporation and not to any of our subsidiaries.
Issuer
Ares Management Corporation.
Securities Offered
6.75% Series B Mandatory Convertible Preferred Stock.
Amount Offered
27,000,000 shares of mandatory convertible preferred stock. We have granted the underwriters an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional 3,000,000 shares of mandatory convertible preferred stock solely to cover over-allotments.
Public Offering Price
$50.00 per share of mandatory convertible preferred stock.
Liquidation Preference
$50.00 per share of mandatory convertible preferred stock.
Minimum Conversion Rate
0.2717 shares of Class A common stock per share of mandatory convertible preferred stock, subject to adjustment.
Maximum Conversion Rate
0.3260 shares of Class A common stock per share of mandatory convertible preferred stock, subject to adjustment.
Minimum Conversion Price
$153.37 per share of Class A common stock, subject to adjustment. The initial minimum conversion price is approximately equal to the last reported sale price of our Class A common stock on October 8, 2024.
Maximum Conversion Price
$184.03 per share of Class A common stock, subject to adjustment.
Floor Price
35% of the minimum conversion price. The initial floor price is $53.68 per share of Class A common stock.
Dividend Payment Dates
January 1, April 1, July 1 and October 1 of each year, beginning on January 1, 2025 and ending on, and including, October 1, 2027.
Regular Record Dates
December 15, March 15, June 15 and September 15 immediately preceding the applicable dividend payment date.
Dividends
The mandatory convertible preferred stock will accumulate cumulative dividends at a rate per annum equal to 6.75% on the liquidation preference thereof, regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described in this prospectus supplement, such dividends will be payable when, as and if declared by our board of directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each dividend payment date to the preferred stockholders of record as of the close of business on the regular record date immediately preceding the applicable dividend payment date. No interest, dividend or other amount will accrue or accumulate on any dividend on the mandatory convertible preferred stock that is not declared or paid on the applicable dividend payment date.
If declared in full for payment in cash, the first scheduled dividend on the mandatory convertible preferred stock payable on

January 1, 2025 will be approximately $0.7594 per share, assuming that the initial closing of this offering of mandatory convertible preferred stock occurs on October 10, 2024. Each subsequent scheduled quarterly dividend, if declared in full for payment in cash, will be $0.8438 per share.
Declared dividends on the mandatory convertible preferred stock will be payable, at our election, in cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock, in the manner, and subject to the provisions, described in this prospectus supplement. If we elect to pay any portion of a declared dividend in shares of our Class A common stock, then those shares will be valued at the “dividend stock price” (as defined in this prospectus supplement). However, the number of shares of Class A common stock that we will deliver as payment for any declared dividend will be limited to a maximum number equal to the total dollar amount of the declared dividend (including any portion thereof that we have not elected to pay in shares of our Class A common stock) divided by the floor price. If the number of shares that we deliver is limited as a result of this provision, then we will, to the extent we are legally able to do so, declare and pay the related deficiency in cash.
See “Description of Mandatory Convertible Preferred Stock —  Dividends.”
Mandatory Conversion
Unless previously converted or redeemed, each share of mandatory convertible preferred stock will automatically convert, for settlement on the “mandatory conversion settlement date,” which is scheduled to occur on October 1, 2027.
The conversion rate that will apply to mandatory conversions (the “mandatory conversion rate”) will be determined based on the average of the “daily VWAPs” (as defined in this prospectus supplement) over the “mandatory conversion observation period,” which is the 20 consecutive “VWAP trading days” (as defined in this prospectus supplement) beginning on, and including, the 21st “scheduled trading day” (as defined in this prospectus supplement) immediately before October 1, 2027. We refer to this average as the “mandatory conversion stock price.” As more fully described under the caption “Description of Mandatory Convertible Preferred Stock — Conversion Provisions of the Mandatory Convertible Preferred Stock —  Mandatory Conversion,” the mandatory conversion rate will generally be as follows:

However, if an “unpaid accumulated dividend amount” (as defined in this prospectus supplement) exists as of the last VWAP trading day of the mandatory conversion observation period (the “mandatory conversion date”), then we will, in certain circumstances described in this prospectus supplement, increase the applicable conversion rate to compensate preferred stockholders for such unpaid accumulated dividend amount. For purposes of calculating the increase to the applicable conversion rate, our Class A common stock will be valued at the greater of (i) the “dividend make-whole stock price” (as defined in this prospectus supplement) and (ii) the floor price. However, if the floor price exceeds the dividend make-whole stock price, then we will, to the extent we are legally able to do so, declare and pay the related deficiency in cash to the converting preferred stockholders.
See “Description of Mandatory Convertible Preferred Stock —  Conversion Provisions of the Mandatory Convertible Preferred Stock — Mandatory Conversion.”
Early Conversion at the Option of the Preferred Stockholders
Preferred stockholders will have the right to convert all or any portion of their shares of mandatory convertible preferred stock at any time until the close of business on the mandatory conversion date. Early conversions (other than in connection with a make-whole fundamental change) will be settled at the minimum conversion rate.
However, if an unpaid accumulated dividend amount exists as of the relevant early conversion date, then we will, in certain circumstances described in this prospectus supplement, increase the applicable conversion rate to compensate preferred stockholders for such unpaid accumulated dividend amount. For purposes of calculating the increase to the applicable conversion rate, our Class A common stock will be valued at the greater of the dividend make-whole stock price and the floor price. If the floor price exceeds the dividend make-whole stock price, then we will have no obligation to pay the related deficiency in cash or any other consideration.

Early Conversion in Connection with a Make-Whole Fundamental Change
If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then preferred stockholders will, in certain circumstances, be entitled to convert their mandatory convertible preferred stock at an increased conversion rate for a specified period of time. We refer to such a conversion as a “make-whole fundamental change conversion.”
In addition, upon a make-whole fundamental change conversion, we will, in certain circumstances described in this prospectus supplement, pay an additional amount to converting preferred stockholders to compensate them for the unpaid accumulated dividend amount, if any, and a “future dividend present value amount” (as defined in this prospectus supplement). We will pay this additional amount in cash, to the extent we are legally able to do so, unless we elect to pay all or any portion thereof in shares of our Class A common stock. If we elect to pay all or any portion of the unpaid accumulated dividend amount or future dividend present value amount in shares of our Class A common stock, then those shares will be valued at the greater of the dividend make-whole stock price and the floor price. However, if the floor price exceeds the dividend make-whole stock price, then we will, to the extent we are legally able to do so, declare and pay the related deficiency in cash to the converting preferred stockholders.
See “Description of Mandatory Convertible Preferred Stock —  Conversion Provisions of the Mandatory Convertible Preferred Stock — Conversion During a Make-Whole Fundamental Change Conversion Period.”
Optional Redemption Upon an Acquisition Non-Occurrence Event
If the proposed GCP Acquisition has not closed as of the close of business on October 1, 2025 (or such later date corresponding to the Outside Date as extended pursuant to the GCP Acquisition Agreement), or if, before such time, the GCP Acquisition Agreement is terminated in accordance with its terms or our board of directors determines, in its good faith judgment, that the closing of the GCP Acquisition will not occur, then we may exercise our option to redeem all, but not less than all, of our mandatory convertible preferred stock, or we may use the net proceeds of this offering for other purposes, which may include repayment of debt, strategic acquisitions, growth initiatives and other general corporate purposes. See “Risk Factors — Risks Related to the GCP Acquisition — We cannot assure you that the proposed GCP Acquisition will be completed on a timely basis or at all.”

If the average of the last reported sale prices per share of our Class A common stock for the five consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice (such average, the “redemption stock price”) does not exceed the minimum conversion price, then the redemption price per share of mandatory convertible preferred stock will consist of cash in an amount equal to the liquidation preference per share plus accumulated and unpaid dividends to, but excluding, the redemption date (subject to the right of preferred stockholders as of the close of business on a regular record date for a declared dividend to receive that declared dividend). If the redemption stock price exceeds the minimum conversion price, then the redemption price will consist of a “redemption option value share amount” and a “redemption dividend value dollar amount” (each, as defined in this prospectus supplement), which will be payable, at our election, in cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock, in the manner, and subject to the provisions, described in this prospectus supplement.
See “Description of Mandatory Convertible Preferred Stock —  Optional Redemption Upon an Acquisition Non-Occurrence Event.”
Voting Rights
The mandatory convertible preferred stock will have no voting rights except as described in this prospectus supplement or as provided in our certificate of incorporation (as defined below) or required by the Delaware General Corporation Law.
If accumulated dividends on the outstanding mandatory convertible preferred stock have not been declared and paid in an aggregate amount corresponding to six or more dividend periods, whether or not consecutive, then, subject to the other provisions described in this prospectus supplement, we will cause the authorized number of our directors to be increased by two and the holders of the mandatory convertible preferred stock, voting together as a single class with the holders of each class or series of “voting parity stock” (as defined in this prospectus supplement), if any, will have the right to elect two directors (the “preferred stock directors”) to fill such two new directorships at our next annual meeting of stockholders (or, if earlier, at a special meeting of our stockholders called for such purpose in accordance with the procedures described below under the caption “Description of Mandatory Convertible Preferred Stock —  Voting Rights — Right to Designate Two Preferred Stock Directors Upon a Dividend Non-Payment Event”). If, thereafter, all accumulated and unpaid dividends on the outstanding mandatory convertible preferred stock have been paid in full, then the right of the holders of the mandatory convertible preferred stock to elect two preferred stockholders will terminate. Upon the termination of such right with respect to the mandatory convertible preferred stock and all other outstanding voting parity stock, if any, the term of office of each person then serving as a preferred stock director will immediately and automatically terminate and the authorized number of our directors will automatically decrease by two.

Subject to the exceptions and limitations described in this prospectus supplement, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, representing at least two thirds of the combined outstanding voting power of the mandatory convertible preferred stock and such voting parity stock will be required for certain transactions or events, including (i) certain amendments to our certificate of incorporation or the certificate of designations establishing the terms of the mandatory convertible preferred stock; (ii) certain consolidations, combinations and mergers involving us; and (iii) certain binding or statutory share exchanges or reclassifications involving the mandatory convertible preferred stock.
Ranking
The mandatory convertible preferred stock will rank as follows:
•
senior to (i) “dividend junior stock” (as defined in this prospectus supplement, and which includes our Class A common stock) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined in this prospectus supplement, and which includes our Class A common stock) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•
equally with (i) “dividend parity stock” (as defined in this prospectus supplement) with respect to the payment of dividends; and (ii) “liquidation parity stock” (as defined in this prospectus supplement) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•
junior to (i) “dividend senior stock” (as defined in this prospectus supplement) with respect to the payment of dividends; and (ii) “liquidation senior stock” (as defined in this prospectus supplement) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•
junior to our existing and future indebtedness and other liabilities; and

•
structurally junior to all of our subsidiaries’ existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock.

As of June 30, 2024, excluding intercompany indebtedness, we had approximately $2,567.0 million in consolidated debt obligations outstanding and no outstanding class of equity securities that would rank equally with or senior to the mandatory convertible preferred stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up.
Listing
No public market currently exists for the mandatory convertible preferred stock. We intend to apply to list the mandatory convertible preferred stock on The New York Stock Exchange under the symbol “ARES.PRB.” If the listing is approved, we expect trading to commence within 30 days after the date the mandatory convertible preferred stock is first issued.

New York Stock Exchange Symbol for Our Class A Common Stock
Our Class A common stock is listed on The New York Stock Exchange under the symbol “ARES.” On October 8, 2024, the last reported sale price of our Class A common stock was $153.38 per share.
Transfer Agent, Paying Agent and Conversion Agent
Equiniti Trust Company, LLC.
Use of Proceeds
The net proceeds from our issuance and sale of mandatory convertible preferred stock are expected to be approximately $1,315.3 million (or approximately $1,461.5 million if the underwriters exercise in full their option to purchase additional mandatory convertible preferred stock from us), after deducting the underwriting discount and estimated offering expenses. We intend to use the net proceeds from our issuance and sale of mandatory convertible preferred stock for (i) the payment of a portion of the cash consideration due in respect of the GCP Acquisition and related fees, costs and expenses and/or (ii) general corporate purposes, including repayment of debt, other strategic acquisitions and growth initiatives. Pending such use, we may invest the net proceeds in short-term investments and/or repay borrowings under our Credit Facility. See “Use of Proceeds.”
Conflicts of Interest
Because Ares Management Capital Markets LLC, an underwriter in this offering, is an affiliate of Ares Management Corporation, Ares Management Capital Markets LLC is deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as the members primarily responsible for managing the public offering do not have a conflict of interest. See “Underwriting (Conflicts of Interest).”
Risk Factors
Investing in our mandatory convertible preferred stock involves a high degree of risk. See “Risk Factors” included in this prospectus supplement, the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the mandatory convertible preferred stock.
Material U.S. Federal Income Tax Considerations
For a description of material U.S. federal income tax consequences of purchasing, owning, converting and disposing of the mandatory convertible preferred stock and owning and disposing of the shares of our Class A common stock received upon conversion of the mandatory convertible preferred stock, see “Material U.S. Federal Income Tax Considerations.”
Book-Entry Form
We will initially issue the mandatory convertible preferred stock in the form of one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), which we will deposit with the transfer agent as custodian for DTC. Beneficial interests in global certificates will be shown on, and transfers of mandatory convertible preferred stock represented by global certificates will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue physical certificates representing any mandatory convertible preferred stock. See “Description of Mandatory Convertible Preferred Stock — Book Entry, Settlement and Clearance.”
Shares Outstanding After This Offering
Immediately after the consummation of this offering, 27,000,000 (or 30,000,000, if the underwriters fully exercise their option to purchase additional mandatory convertible preferred stock) shares of mandatory convertible preferred stock and 198,334,674 shares of our Class A common stock will be outstanding.
The number of outstanding shares of our Class A common stock is based on 198,334,674 shares outstanding as of September 30, 2024 and excludes, as of that date:
•
8,802,000 (or 9,780,000, if the underwriters fully exercise their option to purchase additional mandatory convertible preferred stock) shares of Class A common stock issuable upon conversion of the mandatory convertible preferred stock at the initial maximum conversion rate;

•
additional shares of Class A common stock that we may elect to issue as payment for all or any portion of declared dividends on the mandatory convertible preferred stock;

•
201,824,585 Class A common stock issuable upon exchange by holders of Ares Operating Group Units; and

•
interests that may be granted under the Ares Management Corporation 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”), consisting of;

•
17,480,701 restricted units to be settled in shares of Class A common stock; and

•
51,641,617 additional shares of Class A common stock available for future grant under our 2023 Equity Incentive Plan, which amount is subject to automatic annual increases.

Summary Historical Financial and Other Data
The following summary historical consolidated statements of operations data of the Issuer for the years ended December 31, 2023, 2022 and 2021 and the summary historical consolidated statements of financial condition data of the Issuer as of December 31, 2023 and 2022 have been derived from, and should be read together with, our audited consolidated financial statements and related notes and the sections entitled “Organizational Structure” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which is included in our Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary historical consolidated statements of operations data of the Issuer for the years ended December 31, 2020 and 2019 and the summary historical consolidated statements of financial condition data of the Issuer as of December 31, 2021 have been derived from our audited consolidated financial statements and related notes that are not incorporated by reference in this prospectus supplement and the accompanying prospectus.
The summary historical consolidated statements of operations data of the Issuer for the six months ended June 30, 2024 and June 30, 2023 and the summary historical consolidated statements of financial condition data of the Issuer as of June 30, 2024 have been derived from, and should be read together with, our unaudited condensed consolidated financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which is included in our Q2 2024 Quarterly Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary historical consolidated statements of financial condition of the Issuer as of June 30, 2023 has been derived from our unaudited consolidated financial statements and related notes that are not incorporated by reference in this prospectus supplement and the accompanying prospectus. The unaudited condensed consolidated financial statements have been prepared on substantially the same basis as the audited consolidated financial statements and include all adjustments that we consider necessary for a fair presentation of the Issuer’s consolidated financial position and results of operations for the six months ended June 30, 2024 and June 30, 2023. The summary historical financial results and other data are not indicative of the expected future operating results of the Issuer. See “Where You Can Find More Information” in this prospectus supplement.
	As of June 30,		As of December 31,
$ in thousands	2024	2023	2023	2022	2021
Statements of financial condition data
Total assets	$24,192,557	$23,118,806	$24,730,500	$22,002,839	$21,605,164
Debt obligations	2,566,887	2,299,731	2,965,480	2,273,854	1,503,709
CLO loan obligations of Consolidated Funds	11,491,761	11,460,999	12,345,657	10,701,720	10,657,661
Consolidated Funds’ borrowings	137,241	65,050	125,241	168,046	127,771
Total liabilities	18,435,543	18,103,070	19,709,151	17,097,810	16,694,730
Redeemable interest in Consolidated Funds	536,746	1,000,749	522,938	1,013,282	1,000,000
Redeemable interest in Ares Operating Group entities	23,178	22,517	24,098	93,129	96,008
Non-controlling interest in Consolidated Funds	1,905,921	971,309	1,258,445	1,074,356	591,452
Non-controlling interest in Ares Operating Group entities	1,289,401	1,271,157	1,322,469	1,135,023	1,397,747
Total stockholders’ equity	2,001,768	1,750,004	1,893,399	1,589,239	1,825,227
Total equity	5,197,090	3,992,470	4,474,313	3,798,618	3,814,426

	Six Months Ended June 30,		Year Ended December 31,
$ in thousands, except share data	2024	2023	2023	2022	2021	2020	2019
Statements of operation data
Revenues
Management fees	$1,409,373	1,215,787	$2,551,150	$2,136,433	$1,611,047	$1,150,608	$979,417
Carried interest allocation	(83,645)	569,954	618,579	458,012	2,073,551	505,608	621,872
Incentive fees	56,401	16,873	276,627	301,187	332,876	37,902	69,197
Principal investment income	36,511	29,646	36,516	12,279	99,433	28,552	56,555
Administrative, transaction and other fees	77,405	74,388	149,012	147,532	95,184	41,376	38,397
Total revenues	1,496,045	1,906,648	3,631,884	3,055,443	4,212,091	1,764,046	1,765,438
Expenses
Compensation and benefits	832,809	728,331	1,486,698	1,498,590	1,162,633	767,252	653,352
Performance related compensation	(79,517)	427,438	607,522	518,829	1,740,786	404,116	497,181
General, administrative and other expenses	340,360	289,498	660,146	695,256	444,178	258,999	270,219
Expenses of Consolidated Funds	9,385	21,107	43,492	36,410	62,486	20,119	42,045
Total expenses	1,103,037	1,466,374	2,797,858	2,749,085	3,410,083	1,450,486	1,462,797
Other income (expense)
Net realized and unrealized gains (losses) on investments	18,855	6,996	77,573	4,732	19,102	(9,008)	9,554
Interest and dividend income	12,399	6,529	19,276	9,399	9,865	8,071	7,506
Interest expense	(75,324)	(50,825)	(106,276)	(71,356)	(36,760)	(24,908)	(19,671)
Other income (expense), net	(668)	(6,810)	4,819	13,119	14,402	11,291	(7,840)
Net realized and unrealized gains (losses) on investments of Consolidated Funds	127,947	109,126	262,700	73,386	77,303	(96,864)	15,136
Interest and other income of Consolidated Funds	497,635	457,392	995,545	586,529	437,818	463,652	395,599
Interest expense of Consolidated Funds	(425,479)	(339,591)	(754,600)	(411,361)	(258,048)	(286,316)	(277,745)
Total other income, net	155,365	182,817	499,037	204,448	263,682	65,918	122,539
Income before taxes	548,373	623,091	1,333,063	510,806	1,065,690	379,478	425,180
Income tax expense	68,307	83,520	172,971	71,891	147,385	54,993	52,376
Net income	480,066	539,571	1,160,092	438,915	918,305	324,485	372,804
Less: Net income attributable to non-controlling interests in Consolidated Funds	172,205	94,374	274,296	119,333	120,369	28,085	39,704
Net income attributable to Ares Operating Group entities	307,861	445,197	885,796	319,582	797,936	296,400	333,100
Less: Net income (loss) attributable to redeemable interest in Ares Operating Group entities	(314)	(1,090)	226	(851)	(1,341)	(976)	—
Less: Net income attributable to non-controlling interest in Ares Operating Group entities	140,210	207,734	411,244	152,892	390,440	145,234	184,216
Net income attributable to Ares Management Corporation	167,965	238,553	474,326	167,541	408,837	152,142	148,884
Less: Series A Preferred Stock dividends paid	—	—	—	—	10,850	21,700	21,700
Less: Series A Preferred Stock redemption premium	—	—	—	—	11,239	—	—
Net income attributable to Ares Management Corporation Class A and non-voting common stock holders	$167,965	238,553	$474,326	$167,541	$386,748	$130,442	$127,184

	Six Months Ended June 30,		Year Ended December 31,
$ in thousands, except share data	2024	2023	2023	2022	2021	2020	2019
Net income attributable to Ares Management Corporation per share of Class A and non-voting common stock:
Basic	$0.76	1.25	$2.44	$0.87	$2.24	$0.89	$1.11
Diluted	$0.76	1.24	$2.42	$0.87	$2.15	$0.87	$1.06
Weighted-average shares of Class A and non-voting common stock:
Basic	194,404,932	180,998,934	184,523,524	175,510,798	163,703,626	135,065,436	107,914,953
Diluted	194,404,932	192,161,816	195,773,426	175,510,798	180,112,271	149,508,498	119,877,429
Dividend declared and paid per share of Class A and non-voting common stock	$1.86	1.54	$3.08	$2.44	$1.88	$1.60	$1.28
The following table presents FRE, RI and other non-GAAP financial measures our management uses when making resource deployment decisions and in assessing performing of our segments for the years ended December 31, 2023, 2022, 2021, 2020 and 2019 and the six months ended June 30, 2023 and June 30, 2022.
$ in thousands, except share data (and as otherwise noted)	Six Months Ended June 30,		Year Ended December 31,
	2024	2023	2023	2022	2021	2020	2019
Management fees(1)	$1,419,476	$1,224,371	$2,571,513	$2,152,528	$1,635,277	$1,186,565	$1,012,530
Fee related performance revenues	25,284	4,725	180,449	239,425	137,879	22,987	54,307
Other fees	42,951	50,409	92,109	94,562	49,771	19,948	18,078
Compensation and benefits expenses(2)	(620,168)	(567,959)	(1,276,115)	(1,172,504)	(894,842)	(626,172)	(560,234)
General, administrative and other expenses(3)	(241,357)	(190,763)	(404,215)	(319,661)	(215,777)	(172,097)	(178,742)
Fee Related Earnings	626,186	520,783	1,163,741	994,350	712,308	431,231	345,939
Realized net performance income	50,671	48,803	133,493	143,480	145,844	124,767	89,856
Realized net investment income (loss)	(24,543)	(3,084)	(31,706)	(6,803)	24,785	25,958	67,691
Realized Income	652,314	566,502	1,265,528	1,131,027	882,937	581,956	503,486
After tax Realized Income(4)	597,089	524,274	$1,185,714	$1,061,747	$803,719	$519,028	$436,666
After tax Realized Income per share of Class A and non voting common stock	$1.79	$1.61	$3.65	$3.35	$2.57	$1.86	$1.67
Other Data
Fee Related Earnings margin(5)	42.1%	40.7%	40.9%	40.0%	39.1%	35.1%	31.9%
Effective management fee rate(6)	1.02%	1.01%	1.01%	0.99%	1.06%	1.09%	1.10%

(1)
Includes Part I Fees of $220.7 million, $170.7 million and $369.1 million for the six months ended June 30, 2024 and 2023 and the year ended December 31, 2023, respectively.

(2)
Includes fee related performance compensation of $10.3 million, $2.0 million and $111.0 million for the six months ended June 30, 2024 and 2023 and the year ended December 31, 2023, respectively.

(3)
Includes supplemental distribution fees of $24.4 million and $3.9 million for YTD-24 and YTD-23, respectively.

(4)
For the year-to-date period 2024 and 2023, after-tax Realized Income includes current income tax related to: (i) entity level taxes of $13.9 million, $11.1 million, respectively, and (ii) corporate level tax expense of $41.3 million, $31.1 million, respectively.

(5)
Fee related earnings margin represents the quotient of fee related earnings and the total of segment management fees, fee related performance revenues and other fees.

(6)
Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees.

The following table presents the reconciliation of income before taxes as reported in the Consolidated Statements of Operations to RI and FRE on an unconsolidated reporting basis for the years ended December 31, 2023, 2022, 2021, 2020 and 2019 and the six months ended June 30, 2024 and June 30, 2023.
$ in thousands, except share data (and as otherwise noted)	Six Months Ended June 30,		Year Ended December 31,
	2024	2023	2023	2022	2021	2020	2019
Income before taxes	$548,373	623,091	$1,333,063	$510,806	$1,065,690	$379,478	$425,180
Adjustments:
Amortization of intangibles(1)	58,159	73,665	201,521	308,215	84,185	21,195	23,460
Depreciation expense	14,736	14,985	31,664	26,868	22,520	19,467	17,142
Equity compensation expense(2)	180,655	130,988	255,419	198,948	237,191	122,986	97,691
Acquisition-related compensation expense(3)	10,939	1,242	7,334	206,252	66,893	—	—
Acquisition-related incentive fees(4)	—	—	—	—	(47,873)	—	—
Acquisition and merger-related expense	14,228	7,712	12,000	15,197	21,162	11,194	16,266
Placement fee adjustment	5,310	(6,976)	(5,819)	2,088	78,883	19,329	24,306
Other (income) expense, net	(11,299)	303	976	1,874	(19,886)	10,207	(460)
(Income) loss before taxes of non-controlling interests in consolidated subsidiaries	(7,604)	(1,885)	(17,249)	(357)	(23,397)	3,817	2,951
Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(176,067)	(94,933)	(278,119)	(119,664)	(120,457)	(28,203)	(39,174)
Total performance (income) loss – unrealized	167,794	(415,933)	(305,370)	(106,978)	(1,744,056)	7,554	(303,142)
Total performance related compensation – unrealized	(171,696)	300,646	206,923	88,502	1,316,205	(11,552)	206,799
Total net investment (income) loss – unrealized	18,786	(66,403)	(176,815)	(724)	(54,123)	26,484	32,467
Realized Income	652,314	566,502	1,265,528	1,131,027	882,937	581,956	503,486
Total performance income – realized	(132,823)	(171,771)	(415,899)	(418,021)	(474,427)	(524,229)	(348,211)
Total performance related compensation – realized	82,152	122,968	282,406	274,541	328,583	399,462	258,355
Unconsolidated investment (income) loss – realized	24,543	3,084	31,706	6,803	(24,785)	(25,958)	(67,691)
Fee Related Earnings	$626,186	$520,783	$1,163,741	$994,350	$712,308	$431,231	$345,939

(1)
For the six months ended June 30, 2023, amortization of intangibles includes non-cash impairment charges of $12.9 million. For the year ended December 31, 2023, amortization of intangibles includes non-cash impairment charges of $78.7 million recognized in Q1-23 through Q3-23, primarily related to the fair value of certain client relationships from Landmark in connection with lower expected FPAUM in a certain private equity secondaries fund from existing investors, the fair value of management contracts of certain funds in connection with lower than expected future fee revenue generated from these funds, and the rebranding of Ares SSG to Ares Asia and discontinued the ongoing use of the SSG trade name. For the year ended December 31, 2022, amortization of intangibles includes non-cash impairment charges of $181.6 million recognized in Q3-22, related to rebranding of our secondaries group as Ares Secondaries and discontinued the ongoing use of the Landmark trade name, and fair value of management contracts in connection with lower than expected FPAUM.

(2)
For the years ended December 31, 2023 and 2022, equity compensation expense was attributable to the following: (i) non-recurring awards of $62.1 million and $50.8 million, respectively; (ii) annual bonus awards of $73.4 million and $55.7 million, respectively; and (iii) annual discretionary awards of $120.5 million and $93.9 million, respectively.

(3)
Represents contingent obligations (earnouts) recorded in connection with the acquisition of Landmark, Black Creek, Crescent Point and Infrastructure Debt that are recorded as compensation expense.

(4)
Represents a component of the purchase price from realized performance income associated with one time contingent consideration recorded in connection with the Black Creek acquisition. 100% of the realized performance income earned in 2021 is presented in incentive fees reported in accordance with GAAP, of which 50% is included on an unconsolidated basis.

The following tables presents the reconciliations of performance income and net investment income to segment realized performance income and realized net investment income for the years ended December 31, 2023, 2022, 2021, 2020 and 2019 and the six months ended June 30, 2024 and June 30, 2023.
	Six months ended June 30,		Year Ended December 31,
	2024	2023	2023	2022	2021	2020	2019
Performance income and net investment income reconciliation:
Carried interest allocation	$(83,645)	$569,954	$618,579	$458,012	$2,073,551	$505,608	$621,872
Incentive fees	56,401	16,873	276,627	301,187	332,876	37,902	69,197
Carried interest allocation and incentive fees	(27,244)	586,827	895,206	759,199	2,406,427	543,510	691,069
Performance income (loss) – realized from Consolidated Funds	(3)	138	1,101	3,980	5,458	141	13,851
Fee related performance revenues	(25,284)	(4,725)	(180,449)	(239,425)	(137,879)	(22,987)	(54,307
Acquisition-related incentive fees(1)	—	—	—	—	(47,873)	—	—
Total performance (income) loss – unrealized	185,249	(408,580)	(292,799)	(99,429)	(1,744,056)	7,554	(303,142
Performance (income) loss of non-controlling interests in consolidated subsidiaries	105	(1,889)	(7,160)	(6,304)	(7,650)	(3,989)	740
Performance income – realized	$132,823	$171,771	$415,899	$418,021	$474,427	$524,229	$348,211
Total consolidated other income	155,365	182,817	499,037	204,448	263,682	65,918	122,539
Net investment income from Consolidated Funds	(188,634)	(224,794)	(509,333)	(266,628)	(259,243)	(85,047)	(130,396)
Principal investment income	(2,063)	100,699	155,632	48,223	120,896	4,044	44,320
Change in value of contingent consideration	—	—	—	1,438	23,114	70	—
Other expense (income), net	(11,299)	303	976	435	(43,000)	10,207	(460)
Other expense (income) of non-controlling interests in consolidated subsidiaries	3,302	4,294	(1,203)	6,005	(26,541)	4,282	(779)
Investment loss (income) – unrealized	18,786	(72,924)	(184,929)	14,557	(58,694)	40,405	24,542
Interest and other investment loss (income) – unrealized	—	6,521	8,114	(15,281)	4,571	(13,921)	7,925
Total realized net investment income	$(24,543)	$(3,084)	$(31,706)	$(6,803)	$24,785	$25,958	$67,691

Note:
These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG’s revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of stockholders to analyze our performance.

(1)
Represents a component of the purchase price from realized performance income associated with one time contingent consideration recorded in connection with the Black Creek acquisition 100% of the realized performance income earned in 2021 is presented in incentive fees reported in accordance with GAAP, of which 50% is included on an unconsolidated basis.

RISK FACTORS
Investing in the mandatory convertible preferred stock covered by this prospectus supplement and the accompanying prospectus involves various risks. You should carefully consider each of the risks described in the section entitled “Risk Factors” in our Annual Report and incorporated by reference in this prospectus supplement and the accompanying prospectus, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, and all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties discussed in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our mandatory convertible preferred stock and Class A common stock. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our mandatory convertible preferred stock and Class A common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business. When used in this section to discuss the terms of our mandatory convertible preferred stock, “we,” “our,” and “us” refer to Ares Management Corporation and not to its subsidiaries.
Risks Related to the GCP Acquisition
We face risks and uncertainties related to the GCP Acquisition, including the ability of Ares to consummate the GCP Acquisition and to effectively integrate the acquired business into our operations and to achieve the expected benefit therefrom. See “Risk Factors — We may enter into new lines of business and expand into new investment strategies, geographic markets, strategic partnerships and businesses, each of which may result in additional risks, expenses and uncertainties in our businesses” and “Risk Factors — If we are unable to consummate or successfully integrate development opportunities, acquisitions or joint ventures, we may not be able to implement our growth strategy successfully” appearing in our Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
We cannot assure you that the proposed GCP Acquisition will be completed on a timely basis or at all.
There are a number of risks and uncertainties relating to the GCP Acquisition. For example, the GCP Acquisition may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including the failure of the parties to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing of the GCP Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the GCP Acquisition. Delays in closing the GCP Acquisition or the failure to close the GCP Acquisition at all may result in our incurring significant additional costs in connection with such delay or termination of the GCP Acquisition Agreement and/or failing to achieve the anticipated benefits of the GCP Acquisition. Any delay in closing or a failure to close the GCP Acquisition could have a negative impact on our business and the trading price of our mandatory convertible preferred stock and Class A common stock.
This offering is not contingent upon the completion of the GCP Acquisition. Accordingly, your purchase of our shares of mandatory convertible preferred stock in this offering may be an investment in Ares on a stand-alone basis without any of the assets of GCP International or anticipated benefits of the GCP Acquisition.
We will have broad discretion to use the net proceeds of this offering if the GCP Acquisition is not consummated. If the proposed GCP Acquisition has not closed as of the close of business on October 1, 2025 (or such later date corresponding to the Outside Date as extended pursuant to the GCP Acquisition Agreement), or if, before such time, the GCP Acquisition Agreement is terminated in accordance with its terms or our board of directors determines, in its good faith judgment, that the closing of the GCP Acquisition will not occur, then we may exercise our option to redeem our mandatory convertible preferred stock. However, we are not obligated to redeem the mandatory convertible preferred stock, and we may choose not to do so. In such case, investors will rely on our management’s judgment in spending the net proceeds from this offering. Our management will have broad discretion in the application of such net proceeds, including for general corporate purposes, repayment of debt, other strategic acquisitions and growth initiatives, and our management may spend or invest such proceeds in a way with which investors disagree. If we do not use the net proceeds we receive from this offering effectively, our business, financial condition and results of operations could be negatively impacted.
If completed, the GCP Acquisition may not achieve its intended benefits.
There can be no assurance that we will be able to realize the expected benefits of the GCP Acquisition. The expected financial benefits of the GCP Acquisition may not be fully realized within the anticipated time frame or at all. Such financial benefits may not be fully realized for various reasons, including, among others, if we are not able to operate GCP International in the manner we anticipate, if the assumptions we used in our models were inaccurate and if the costs to finance the GCP Acquisition are higher than we anticipate.
In addition, we caution you not to place undue reliance on our current expectations regarding the financial impact of the GCP Acquisition because they are based solely on information provided to us by the sellers in the diligence process and our internal estimates, which are based on numerous factors, including specifically identified financial benefits and growth avenues. Our experience integrating and operating GCP International may change our expectations with respect to the financial impact of the GCP Acquisition. In addition, the financial impact of the GCP Acquisition may differ from our expectations based on numerous other factors, including our failure to fully realized the expected financial benefits as described above, as well as the risk factors set forth in this prospectus supplement and the accompanying prospectus and documents incorporated by reference herein and therein. We can provide no assurance that the actual financial impact of the GCP Acquisition will be consistent with our current expectations.
Our ability to achieve the intended benefits of the GCP Acquisition could result in increased costs and have a material adverse effect on our financial performance and/or the trading price of our Class A common stock and mandatory convertible preferred stock.
If we do not complete the GCP Acquisition, we will have incurred substantial expenses without our stockholders realizing the expected benefits.
If we are unable to complete the GCP Acquisition, we will have incurred significant due diligence, legal, accounting and other transaction costs in connection with the GCP Acquisition without our stockholders realizing the anticipated benefits. We cannot assure you that we will acquire GCP International because the proposed GCP Acquisition is subject to a variety of factors, including the satisfaction of customary regulatory approvals and other closing conditions.
Risks Related to the Offering, Our Mandatory Convertible Preferred Stock and Our Class A Common Stock
The mandatory convertible preferred stock will be junior to our indebtedness and will be structurally junior to the liabilities of our subsidiaries.
If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then our assets will be available to distribute to our equity holders, including holders of the mandatory convertible preferred stock, only if all of our then-outstanding indebtedness is first paid in full. The remaining assets, if any, would then be allocated among the holders of our equity securities in accordance with their respective liquidation rights. There may be insufficient remaining assets available to pay the liquidation preference and unpaid accumulated dividends on the mandatory convertible preferred stock. As of June 30, 2024, excluding intercompany indebtedness, we had approximately $2,567.0 million in consolidated debt obligations outstanding.
In addition, our subsidiaries will have no obligation to pay any amounts on the mandatory convertible preferred stock. If any of our subsidiaries liquidates, dissolves or winds up, whether voluntarily or involuntarily, then we, as a direct or indirect common equity owner of that subsidiary, will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary, and, accordingly, the assets of that subsidiary may never be available to make payments on the mandatory convertible preferred stock.

We are a holding company and will depend upon funds from our subsidiaries, including the Ares Operating Group, to pay cash dividends on the mandatory convertible preferred stock. As a holding company, the Ares Operating Group is dependent on distributions from its subsidiaries to make distributions on the Mirror Units.
We are a holding company and our only significant assets are our investments in our subsidiaries. As a holding company, we are generally dependent upon intercompany transfers of funds from our respective subsidiaries, including the Ares Operating Group, to pay cash dividends on the mandatory convertible preferred stock. We intend to contribute the net proceeds from the issuance and sale of the mandatory convertible preferred stock to the Ares Operating Group. In consideration of our contribution, the Ares Operating Group will issue a new series of Mirror Units with economic terms designed to mirror those of the mandatory convertible preferred stock. As a holding company, the Ares Operating Group is dependent on distributions from its subsidiaries to make distributions on the Mirror Units. The ability of such entities to make payments to us and to the Ares Operating Group, as applicable, may be restricted by, among other things, applicable laws as well as agreements to which those entities may be a party, including the Credit Facility. Therefore, our ability to make payments in respect of mandatory convertible preferred stock may be limited. In particular, the Ares Operating Group, which is controlled by us, may amend, modify or alter the terms of the Mirror Units, including the distribution terms, in a manner that would be detrimental to you and such actions could materially and adversely affect the market price of the mandatory convertible preferred stock. Accordingly, the Mirror Units should not be relied upon to ensure we have sufficient cash flows to enable us to pay distributions on or redeem the mandatory convertible preferred stock.
You will bear the risk of fluctuations in the trading price of our Class A common stock.
Unless previously converted or redeemed, each share of mandatory convertible preferred stock will automatically convert, for settlement on the mandatory conversion settlement date, which is scheduled to occur on October 1, 2027, subject to postponement in certain limited circumstances, into between the minimum conversion rate of 0.2717 shares of our Class A common stock and the maximum conversion rate of 0.3260 shares of our Class A common stock, subject to adjustment. The actual number of shares issuable upon mandatory conversion will be determined based on the average of the “daily VWAPs” (as defined in this prospectus supplement) over the “mandatory conversion observation period,” which is the 20 consecutive “VWAP trading days” (as defined in this prospectus supplement) beginning on, and including, the 21st “scheduled trading day” (as defined in this prospectus supplement) immediately before October 1, 2027. We refer to this average as the “mandatory conversion stock price.” If the mandatory conversion stock price is less than the minimum conversion price (which initially is $153.37 per share, approximately equal to the last reported sale price of our Class A common stock on October 8, 2024, and is subject to adjustment), then the value of the shares of our Class A common stock that you will receive upon mandatory conversion (excluding any shares issuable as payment for unpaid dividends) will be less than the liquidation preference of the mandatory convertible preferred stock, which is $50.00 per share of mandatory convertible preferred stock. Accordingly, if the trading price of our Class A common stock declines, or does not increase, during the time between the pricing of this offering and the mandatory conversion observation period, you may incur a loss in your investment in the mandatory convertible preferred stock. Furthermore, if the trading price of our Class A common stock declines during the period between the last day of the mandatory conversion observation period and the date that we deliver the shares due upon mandatory conversion, then the value of the shares you receive may be worth significantly less at the time you receive them than the value of those shares as of the last day of the mandatory conversion observation period. Accordingly, you will bear the entire risk of a decline in the market price of our Class A common stock, and any such decline could be substantial.
In addition, if we elect to pay any portion of a declared dividend on the mandatory convertible preferred stock in shares of our Class A common stock, then the number of shares that we will deliver as payment will depend on the average of the daily VWAPs per share of Class A common stock over the “dividend stock price observation period,” which is the five consecutive VWAP trading days beginning on, and including, the sixth scheduled trading day immediately before the relevant dividend payment date. If the trading price of our Class A common stock declines during the period between the last day of the dividend stock price observation period and the date that we deliver the shares, then the value of the shares you receive as payment for the dividend may be worth significantly less than the dollar amount of the declared dividend.

If the trading price of our Class A common stock increases, then a direct investment in our Class A common stock will earn higher returns from such increase than would an investment in the mandatory convertible preferred stock.
The value of the shares of our Class A common stock that you will receive upon mandatory conversion (excluding any shares issuable as payment for unpaid dividends) of your shares of mandatory convertible preferred stock, unless previously redeemed, will generally exceed the liquidation preference of the mandatory convertible preferred stock only if the mandatory conversion stock price exceeds the maximum conversion price, which initially is $184.03 per share and is subject to adjustment. The maximum conversion price represents an increase of approximately 20.0% over the minimum conversion price, which initially is approximately equal to the last reported sale price of our Class A common stock on October 8, 2024. In addition, if the mandatory conversion stock price is greater than the minimum conversion price and less than the maximum conversion price, then the value the shares of our Class A common stock that you will receive upon mandatory conversion (excluding any shares issuable as payment for unpaid dividends) will generally be equal to the liquidation preference of the mandatory convertible preferred stock. Accordingly, if the trading price of our Class A common stock price increases to, but does not exceed, the maximum conversion price, then the conversion value of the mandatory convertible preferred stock will generally be unaffected by such increase. Conversely, the value of a direct investment in our Class A common stock will increase by the same percentage amount of such increase. For these reasons, a direct investment in our Class A common stock may earn higher returns from an increase in the trading price of our Class A common stock than an investment in the mandatory convertible preferred stock.
We may not have sufficient funds to pay, or may choose not to pay, dividends on the mandatory convertible preferred stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.
Our ability to declare and pay dividends on the mandatory convertible preferred stock will depend on many factors, including the following:
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our financial condition, including the amount of cash we have on hand;

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the amount of cash, if any, generated by our operations and financing activities;

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our anticipated financing needs, including the amounts needed to service our indebtedness or other obligations;

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the degree to which we decide to reinvest any cash generated by our operations or financing activities to fund our future operations;

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the ability of our subsidiaries to distribute funds to us;

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regulatory restrictions on our ability to pay dividends, including under the Delaware General Corporation Law (as described below); and

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contractual restrictions on our ability to pay dividends.

In addition, our board of directors may choose not to pay accumulated dividends on the mandatory convertible preferred stock for any reason. Accordingly, you may receive less than the full amount of accumulated dividends on your mandatory convertible preferred stock. In addition, if we fail to declare and pay accumulated dividends on the mandatory convertible preferred stock in full, then the trading price of the mandatory convertible preferred stock will likely decline.
Provisions contained in the instruments governing our existing and future indebtedness may restrict or prohibit us from paying cash dividends on the mandatory convertible preferred stock. If the terms of our indebtedness restrict or prohibit us from paying dividends, then we may seek to refinance that indebtedness or seek a waiver that would permit the payment of dividends. However, we may be unable or may choose not to refinance the indebtedness or obtain a waiver.
Under the Delaware General Corporation Law, we may declare dividends on the mandatory convertible preferred stock only out of our “surplus” (which generally means our total assets less total liabilities, each measured at their fair market values, less statutory capital), or, if there is no surplus, out of our net profits for the current or the immediately preceding fiscal year. We may not have sufficient surplus or net profits to declare and pay dividends on the mandatory convertible preferred stock.
If we are unable or decide not to pay accumulated dividends on the mandatory convertible preferred stock in cash, then we may, but are not obligated to, elect to pay dividends in shares of our Class A common stock. However, the payment of dividends in shares of our Class A common stock will expose you to dilution and the risk of fluctuations in the price of our Class A common stock, as described further in this “Risk Factors” section.
If we fail to declare and pay full dividends on the mandatory convertible preferred stock, then we will be prohibited from paying dividends on our Class A common stock and any other junior securities, subject to limited exceptions. A reduction or elimination of dividends on our Class A common stock may cause the trading price of our Class A common stock to decline, which, in turn, will likely depress the trading price of the mandatory convertible preferred stock.
If an “unpaid accumulated dividend amount” (as defined below under the caption “Description of Mandatory Convertible Preferred Stock — Definitions”) exists at the time any mandatory convertible preferred stock is converted, then we will, in certain circumstances, increase the applicable conversion rate to compensate preferred stockholders for such unpaid accumulated dividend amount. In the case of certain conversions in connection with a make-whole fundamental change, we may, in certain circumstances, instead choose to pay the unpaid accumulated dividend amount in cash, to the extent we are legally able to do so, as described below under the caption “Description of Mandatory Convertible Preferred Stock — Conversion Provisions of the Mandatory Convertible Preferred Stock — Conversion During a Make-Whole Fundamental Change Conversion Period.” If the applicable conversion rate is increased on account of an unpaid accumulated dividend amount, then for purposes of calculating the increase, our Class A common stock will be valued at the greater of (i) the “dividend make-whole stock price” (as defined below under the caption “Description of Mandatory Convertible Preferred Stock — Definitions”) and (ii) the floor price, which is 35% of the minimum conversion price. If the floor price exceeds the dividend make-whole stock price, then we will, to the extent we are legally able to do so, declare and pay the related deficiency in cash to the converting preferred stockholders. However, in the case of an early conversion that is not in connection with a make-whole fundamental change, we will have no obligation to pay such deficiency in cash or any other consideration. Accordingly, you may not be fully compensated for unpaid accumulated dividends upon conversion.
Not all events that may adversely affect the trading price of the mandatory convertible preferred stock and our Class A common stock will result in an adjustment to the boundary conversion rates and the boundary conversion prices.
Each of the minimum conversion rate and the maximum conversion rate (which we collectively refer to as the “boundary conversion rates”), and the minimum conversion price and the maximum conversion price (which we collectively refer to as the “boundary conversion prices”), are subject to adjustment for certain events, including:
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certain stock dividends, splits and combinations;

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the issuance of certain rights, options or warrants to holders of our Class A common stock;

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certain distributions of assets, debt securities, capital stock or other property to holders of our Class A common stock;

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certain cash dividends on our Class A common stock; and

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certain tender or exchange offers.

See “Description of Mandatory Convertible Preferred Stock — Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments.” We are not required to adjust the boundary conversion rates or the boundary conversion prices for other events, such as third-party tender offers or an issuance of Class A common stock (or securities exercisable for, or convertible into, Class A common stock) for cash, that may adversely affect the trading price of the mandatory convertible preferred stock and our Class A common stock. We have no obligation to consider the specific interests of the holders of the mandatory convertible preferred stock in engaging in any such offering or transaction. An event may occur that adversely affects the preferred stockholders and the trading price of the mandatory convertible preferred stock and the underlying shares of our Class A common stock but that does not result in an adjustment to the boundary conversion rates and boundary conversion prices.
The make-whole fundamental change provisions may not adequately compensate you for any loss in the value of the mandatory convertible preferred stock that may result from a make-whole fundamental change.
If certain corporate events that constitute a “make-whole fundamental change” occur, then you will, in certain circumstances, be entitled to convert at the “make-whole fundamental change conversion rate” and receive an additional payment, in cash or shares of Class A common stock, for a “future dividend present value amount.” See “Description of Mandatory Convertible Preferred Stock — Conversion Provisions of the Mandatory Convertible Preferred Stock — Conversion During a Make-Whole Fundamental Change Conversion Period.” The make-whole fundamental change conversion rate and the future dividend present value amount are designed to compensate preferred stockholders for the lost option value and the remaining scheduled dividend payments, respectively, of their mandatory convertible preferred stock. However, these provisions are subject to various limitations. For example, the make-whole fundamental change conversion rate is only an approximation of the lost option value and will not exceed the maximum conversion rate, and the number of shares that we may be required to deliver as payment for the future dividend present value amount may be limited based on the floor price prevailing at the time of the make-whole fundamental change. Accordingly, you may not be adequately compensated for any loss in the value of your mandatory convertible preferred stock that may result from a make-whole fundamental change.
Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions, and these provisions will not protect preferred stockholders from other transactions that could significantly reduce the value of the mandatory convertible preferred stock. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our Class A common stock and reduce the value of the mandatory convertible preferred stock without constituting a make-whole fundamental change.
In addition, our obligation to pay the future dividend present value amount in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.
The mandatory convertible preferred stock has only limited voting rights.
The mandatory convertible preferred stock confers no voting rights except with respect to certain dividend arrearages, certain amendments to the terms of the mandatory convertible preferred stock and certain other limited circumstances, and except as required by the Delaware General Corporation Law. As a preferred stockholder, you will not be entitled to vote on an as-converted basis with holders of our Class A common stock on matters on which our Class A common stockholders are entitled to vote. For example, you will not have the right, as a preferred stockholder, to vote in the general election of our directors, although you will have a limited right, voting together with holders of any voting parity stock, to elect up to two directors if accumulated dividends on the mandatory convertible preferred stock have not been declared and paid in an aggregate amount corresponding to six or more dividend periods. See “Description of Mandatory Convertible Preferred Stock — Voting Rights — Right to Designate Two Preferred Stock Directors Upon a Dividend Non-Payment Event.” Accordingly, the voting provisions of the mandatory convertible preferred stock may not afford you with meaningful protections for your investment.
You will have no rights with respect to our Class A common stock until the mandatory convertible preferred stock is converted, but you may be adversely affected by certain changes made with respect to our Class A common stock.
You will have no rights with respect to our Class A common stock, including voting rights, rights to respond to Class A common stock tender offers, if any, and rights to receive dividends or other distributions on shares of our Class A common stock, if any (other than through an adjustment to the boundary conversion rates, as described in “— Description of Mandatory Convertible Preferred Stock — Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments”), prior to the conversion date with respect to a conversion of the mandatory convertible preferred stock, but your investment in the mandatory convertible preferred stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of shares of our Class A common stock only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment (subject to certain limited exceptions if it would adversely affect the special rights, preferences, privileges and voting powers of the mandatory convertible preferred stock), although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Class A common stock, even if your mandatory convertible preferred stock has been converted into shares of our Class A common stock prior to the effective date of such change.
We may issue preferred stock in the future that ranks equally with the mandatory convertible preferred stock with respect to dividends or liquidation rights, which may adversely affect the rights of preferred stockholders.
Without the consent of any preferred stockholder, we may authorize and issue preferred stock that ranks equally with the mandatory convertible preferred stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up. If we issue any such preferred stock in the future, your rights as a holder of the mandatory convertible preferred stock will be diluted and the trading price of the mandatory convertible preferred stock may decline. The powers, preferences and rights of these additional series of preferred stock may be on parity with or (subject to certain consent rights of the holders of the mandatory convertible preferred stock, as described under the caption “Description of Mandatory Convertible Preferred Stock — Voting Rights — Voting and Consent Rights with Respect to Specified Matters”) senior to the mandatory convertible preferred stock, which may reduce its value. We have no obligation to consider the specific interests of the holders of the mandatory convertible preferred stock in engaging in any such offering or transaction.
There is currently no trading market for the mandatory convertible preferred stock. If an active trading market does not develop, then preferred stockholders may be unable to sell their mandatory convertible preferred stock at desired times or prices, or at all.
The mandatory convertible preferred stock is a new class of securities for which no market currently exists. We intend to apply to list the mandatory convertible preferred stock on The New York Stock Exchange under the symbol “ARES.PRB.” If the listing is approved, we expect trading to commence within 30 days after the date the mandatory convertible preferred stock is first issued. However, our listing application may not be approved. Moreover, even if the listing is approved, a liquid trading market for the mandatory convertible preferred stock may not develop, and the listing may be subsequently withdrawn. Accordingly, you may not be able to sell your mandatory convertible preferred stock at the times you wish to or at favorable prices, if at all.
The liquidity of the trading market, if any, and future trading prices of the mandatory convertible preferred stock will depend on many factors, including, among other things, the trading price and volatility of our Class A common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible securities has been volatile. Market volatility could significantly harm the market for the mandatory convertible preferred stock, regardless of our financial condition, results of operations, business, prospects or credit quality.
The trading price of our Class A common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the mandatory convertible preferred stock.
We expect that the trading price of our Class A common stock will significantly affect the trading price of the mandatory convertible preferred stock, which could result in greater volatility in the trading price of the mandatory convertible preferred stock than would be expected for non-convertible securities. The trading price of our Class A common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption “Disclosure Regarding Forward-Looking Statements,” among others, many of which are beyond our control.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the mandatory convertible preferred stock. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the mandatory convertible preferred stock.
The issuance or sale of shares of our Class A common stock, or rights to acquire shares of our Class A common stock, could depress the trading price of our Class A common stock and the mandatory convertible preferred stock.
We may conduct future offerings of shares of our Class A common stock, preferred stock or other securities that are convertible into or exercisable for our Class A common stock to fund acquisitions, finance our operations or for other purposes. In addition, we may also issue shares of our Class A common stock under our equity incentive plans. The market price of shares of our Class A common stock and, accordingly, the mandatory convertible preferred stock could decrease significantly as a result of (i) future issuances or sales of a large number of shares of our Class common stock, including pursuant to other issuances under the shelf registration statement on Form S-3ASR of which this prospectus supplement and the accompanying prospectus form a part, including as payment for dividends on the mandatory convertible preferred stock, (ii) future issuances or sales of rights to acquire shares of our Class A common stock, (iii) any of our existing stockholders selling a substantial amount of our Class A common stock, (iv) the conversion of a large number of instruments convertible into shares of our Class A common stock, including the conversion of mandatory convertible preferred stock into shares of our Class A common stock, or (v) the perception that such issuances, sales or conversions could occur, among other factors. These sales or conversions, or the possibility that these sales or conversions may occur, may also make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. The terms of the mandatory convertible preferred stock will not restrict our ability to issue additional common stock or other junior securities in the future. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings.
Certain of our executive officers, or vehicles controlled by them, have entered into Rule 10b5-1 trading plans pursuant to which they intend to sell up to an aggregate of approximately 1,210,000 shares of our Class A common stock from time to time, including up to 830,000 shares during the Lock-up Period (as defined below in the section titled “Underwriting (Conflicts of Interest)”). The lock-up agreements that our directors and executive officers have executed in connection with the offering do not prohibit or restrict sales under existing Rule 10b5-1 trading plans. Although sales under these Rule 10b5-1 plans are subject to pre-determined price and timing targets, and are designed to comply with applicable volume restrictions, such sales would put downward pressure on the trading price of our shares of Class A common stock, cause such price to decline, and create negative market perception of the trading under such plans and our Class A common stock.
You may be diluted by future issuances of our Class A common stock or instruments convertible into shares of Class A common stock.
If we raise additional capital through future offerings of our Class A common stock or other securities convertible into shares of our Class A common stock (including additional securities that may be issued pursuant to the shelf registration statement on Form S-3ASR of which this prospectus supplement and the accompanying prospectus form a part), our existing stockholders, including preferred stockholders who have received shares of our Class A common stock upon conversion of, or for the payment of dividends on, their mandatory convertible preferred stock, could experience significant dilution in their percentage ownership of the Company. Moreover, any new equity securities we issue could have rights, preferences and privileges senior to those of holders of our Class A common stock.
Recent and future regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the mandatory convertible preferred stock and the ability of investors to implement a convertible arbitrage trading strategy.
We expect that many investors in the mandatory convertible preferred stock, including potential purchasers of the mandatory convertible preferred stock from investors in this offering, will seek to employ a convertible arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our Class A common stock and adjust their short position over time while they continue to hold the mandatory convertible preferred stock. Investors may also implement this type of strategy by entering into swaps on our Class A common stock in lieu of, or in addition to, short selling shares of our Class A common stock.
The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our Class A common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our Class A common stock or enter into equity swaps on our Class A common stock could depress the trading price of, and the liquidity of the market for, the mandatory convertible preferred stock.
In addition, the liquidity of the market for our Class A common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our Class A common stock with an investor of the mandatory convertible preferred stock. These and other market events could make implementing a convertible arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the mandatory convertible preferred stock that seek to employ a convertible arbitrage strategy are unable to do so on commercially reasonable terms, or at all, then the trading price of, and the liquidity of the market for, the mandatory convertible preferred stock may significantly decline.
You may be subject to tax with respect to the mandatory convertible preferred stock, even though you will not receive a corresponding cash distribution.
We will adjust the boundary conversion rates of the mandatory convertible preferred stock for certain events, including the payment of certain cash dividends. If we adjust the boundary conversion rates, then you may be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits, without the receipt of any cash. In addition, if we do not adjust (or adjust adequately) the boundary conversion rates after an event that increases your proportionate interest in us (including pursuant to the deferral exception described under the caption “Description of Mandatory Convertible Preferred Stock — Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments — The Deferral Exception”), then you could be treated as having received a deemed taxable dividend. Moreover, we may make distributions to holders of the mandatory convertible preferred stock that are paid in Class A common stock. Any such distribution may be taxable to the same extent as a cash distribution of the same amount.
We currently expect that all or substantially all of any distribution paid or deemed paid in respect of the mandatory convertible preferred stock will be treated as a dividend for U.S. federal income tax purposes. Accordingly, if a holder receives a non-cash distribution or is treated as receiving a deemed distribution in respect of its mandatory convertible preferred stock, then such holder may be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense. Any such dividend or deemed dividend may be subject to U.S. federal withholding tax or backup withholding, which may be withheld from or set off against payments or deliveries in respect of the mandatory convertible preferred stock or our Class A common stock, sales proceeds received by you or other funds or assets of yours. See “Description of Mandatory Convertible Preferred Stock — Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments” and “Material U.S. Federal Income Tax Considerations.”
Provisions of the mandatory convertible preferred stock could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the mandatory convertible preferred stock could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a “make-whole fundamental change” under the certificate of designations establishing the terms of the mandatory convertible preferred stock, then preferred stockholders will have the right to convert their mandatory convertible preferred stock at a potentially increased conversion rate and receive an additional payment, in cash or shares of Class A common stock, to compensate them for future scheduled dividends on their mandatory convertible preferred stock. See “Description of Mandatory Convertible Preferred Stock — Conversion Provisions of the Mandatory Convertible Preferred Stock — Conversion During a Make-Whole Fundamental Change Conversion Period.” These make-whole fundamental change provisions could increase the cost of acquiring us or otherwise discourage a third party from acquiring us, including in a transaction that preferred stockholders or holders of our Class A common stock may view as favorable.
The accounting method for the mandatory convertible preferred stock may result in lower reported net earnings attributable to our Class A and non-voting common stockholders and lower reported diluted earnings per share.
The accounting method for reflecting dividends on, and the conversion provisions of, the mandatory convertible preferred stock in our financial statements may adversely affect our reported earnings under GAAP. For example, because dividends on the mandatory convertible preferred stock are cumulative, we expect that dividends that accumulate on the mandatory convertible preferred stock during the applicable reporting period, regardless of whether they are declared or paid, will be deducted from reported net earnings (or added to reported net loss) for that reporting period to arrive at reported earnings (or loss) attributable to our Class A and non-voting common stockholders. Accordingly, we expect this accounting treatment to reduce the amount of reported earnings (or increase the amount of reported loss) attributable to our Class A and non-voting common stockholders. Similarly, we expect that accumulated dividends on the mandatory convertible preferred stock will also reduce our reported basic earnings per share (or increase our reported basic loss per share) of Class A and non-voting common stock.
In addition, we expect that the “if-converted” method will apply to reflect the mandatory convertible preferred stock in the calculation of our diluted earnings per share. Under this method, we expect that diluted earnings per share will be calculated by adding back accumulated dividends on the mandatory convertible preferred stock to earnings attributable to Class A and non-voting common stockholders and assuming that the mandatory convertible preferred stock is converted at the beginning of the reporting period (or, if later, the time the mandatory convertible preferred stock is issued). However, these calculations will not be made if reflecting the mandatory convertible preferred stock in diluted earnings per share in this manner is anti-dilutive. Accordingly, the application of the if-converted method to the mandatory convertible preferred stock may result in lower reported diluted earnings per share.
Following this offering, we plan to present our After-Tax Realized Income per share of Class A common stock, a non-GAAP measure, on an “if-converted” basis assuming all shares of mandatory convertible preferred stock have been converted to Class A shares of common stock at the beginning of the reporting period. We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the mandatory convertible preferred stock once it is converted into Class A common stock no later than October 1, 2027. However, we have not reached a final determination regarding the accounting treatment for the mandatory convertible preferred stock under GAAP, and the description above is preliminary. In addition, accounting standards under GAAP may change in the future. Accordingly, we may account for the mandatory convertible preferred stock under GAAP in a manner that is significantly different than described above.
Because the mandatory convertible preferred stock will initially be held in book-entry form, preferred stockholders must rely on DTC’s procedures to exercise their rights and remedies.
We will initially issue the mandatory convertible preferred stock in the form of one or more “global certificates” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue physical certificates representing the mandatory convertible preferred stock. See “Description of Mandatory Convertible Preferred Stock — Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global certificate, then you will not be considered an owner or holder of the mandatory convertible preferred stock. Instead, DTC or its nominee will be the sole holder of the mandatory convertible preferred stock. Payments of cash dividends and other cash amounts on global certificates will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global certificates and that those participants will credit the payments to indirect DTC participants. Unlike persons who have physical certificates registered in their names, owners of beneficial interests in global certificates will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from preferred stockholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global certificates to vote on any requested actions on a timely basis.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated or deemed incorporated herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the ability of Ares to consummate the GCP Acquisition and to effectively integrate the acquired business into our operations and to achieve the expected benefits therefrom. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Some of these factors are described in this prospectus supplement under the heading “Risk Factors,” in our Annual Report and our Quarterly Reports under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the risk factors, as such factors may be updated from time to time, and other cautionary statements that are included in this prospectus and in our other periodic filings, which are accessible on the SEC’s website at www.sec.gov. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

USE OF PROCEEDS
The net proceeds from our issuance and sale of mandatory convertible preferred stock are expected to be approximately $1,315.3 million (or approximately $1,461.5 million if the underwriters exercise in full their option to purchase additional mandatory convertible preferred stock from us), after deducting the underwriting discount and estimated offering expenses. We intend to use the net proceeds from our issuance and sale of mandatory convertible preferred stock for (i) the payment of a portion of the cash consideration due in respect of the GCP Acquisition and related fees, costs and expenses and/or (ii) general corporate purposes, including repayment of debt, other strategic acquisitions and growth initiatives. Pending such use, we may invest the net proceeds in short-term investments and/or repay borrowings under our Credit Facility.
We intend to contribute the net proceeds from the sale of the mandatory convertible preferred stock to the Ares Operating Group. In exchange, we expect that the Ares Operating Group will issue a new series of Mirror Units with economic terms designed to mirror those of the mandatory convertible preferred stock. See “Summary — Mirror Units.”
We will have broad discretion to use the net proceeds of this offering if the GCP Acquisition is not consummated. If the proposed GCP Acquisition has not closed as of the close of business on October 1, 2025 (or such later date corresponding to the Outside Date as extended pursuant to the GCP Acquisition Agreement), or if, before such time, the GCP Acquisition Agreement is terminated in accordance with its terms or our board of directors determines, in its good faith judgment, that the closing of the GCP Acquisition will not occur, then we may exercise our option to redeem all, but not less than all, of our mandatory convertible preferred stock or we may use the net proceeds of this offering for other purposes, which may include repayment of debt, strategic acquisitions, growth initiatives and other general corporate purposes. See “Risk Factors — Risks Related to the GCP Acquisition — We cannot assure you that the proposed GCP Acquisition will be completed on a timely basis or at all.”
We estimate that the offering expenses will be approximately $1.0 million.

DIVIDEND POLICY
We have adopted a dividend policy to provide a steady quarterly dividend for each calendar year that will be pegged to our after-tax fee related earnings. In 2024, we intend to pay a $0.93 dividend per share of our Class A common stock per quarter. Our fixed dividend will be reassessed each year based upon the level and growth of our after-tax fee related earnings. The declaration, payment and determination of the amount of quarterly dividends, if any, will be at the sole discretion of our board of directors, which may change our dividend policy at any time.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK
The following is a summary of certain provisions of our 6.75% Series B Mandatory Convertible Preferred Stock (the “mandatory convertible preferred stock”). It is only a summary and is not complete. The terms of our mandatory convertible preferred stock will be set forth in a certificate of designations (the “certificate of designations”) and our second amended and restated certificate of incorporation (the “certificate of incorporation”). We qualify this summary by referring you to the certificate of designations and our certificate of incorporation, because they, and not this summary, define your rights as a holder of the mandatory convertible preferred stock. We will provide you with a copy of the certificate of designations, which includes the form of the global certificates that will represent the mandatory convertible preferred stock, and our certificate of incorporation, as provided under the caption “Where You Can Find Additional Information.”
Certain terms used in this summary are defined below under the caption “— Definitions.” Certain other terms used in this summary are defined in the certificate of designations.
References to “we,” “us” and “our” in this section refer to Ares Management Corporation only and not to any of its subsidiaries. As used in this section, the term “including” means “including without limitation.”
This “Description of Mandatory Convertible Preferred Stock” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Capital Stock — Preferred Stock.”
Generally
Our certificate of incorporation authorizes us to issue up to 1,000,000,000 shares of preferred stock, $0.01 par value per share, in one or more series, and authorizes our board of directors to designate the preferences, rights and other terms of each series. As of the date of this prospectus supplement, no shares of preferred stock were outstanding. We will issue 27,000,000 shares (or, if the underwriters fully exercise their over-allotment option, 30,000,000 shares) of mandatory convertible preferred stock in this offering.
Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase or otherwise acquire mandatory convertible preferred stock in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives, without the consent of, or notice to, the holders. The certificate of designations requires us to promptly deliver to the transfer agent for cancellation all mandatory convertible preferred stock that we or our subsidiaries have purchased or otherwise acquired.
Transfer Agent, Registrar, Conversion Agent and Paying Agent
Equiniti Trust Company, LLC is the transfer agent and registrar for our Class A common stock and will act as the initial transfer agent, registrar, conversion agent and paying agent for the mandatory convertible preferred stock. However, we may at any time designate any additional or rescind the designation of any transfer agent, registrar, paying agent or conversion agent, and we or any of our subsidiaries may choose to act as registrar, paying agent or conversion agent as well, without prior notice to the preferred stockholders.
Registered Holders
Absent manifest error, a person in whose name any share of mandatory convertible preferred stock is registered on the registrar’s books will be considered to be the holder of that share for all purposes, and only registered holders will have rights under our certificate of incorporation and certificate of designations as holders of the mandatory convertible preferred stock. Unless any global certificates are exchanged for physical certificates pursuant to the procedures set forth under the caption “— Book Entry, Settlement and Clearance,” Cede & Co., as nominee of DTC, will be the sole registered holder of the mandatory convertible preferred stock.
The mandatory convertible preferred stock will initially be issued in global form, represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC, and DTC will act as the initial depositary for the mandatory convertible preferred stock. In limited circumstances, global certificates may be exchanged for physical certificates registered in the name of the applicable preferred stockholder. See

“— Book Entry, Settlement and Clearance” for a definition of these terms and a description of certain DTC procedures that will be applicable to mandatory convertible preferred stock represented by global certificates.
Transfers and Exchanges
A preferred stockholder may transfer or exchange its mandatory convertible preferred stock at the office of the registrar in accordance with the certificate of designations. We, the transfer agent and the registrar may require the preferred stockholder to, among other things, deliver appropriate endorsements or transfer instruments as we or they may reasonably require. In addition, subject to the terms of the certificate of designations, we, the transfer agent and the registrar may refuse to register the transfer or exchange of any share of mandatory convertible preferred stock that is subject to conversion or redemption.
Listing
We intend to apply to list the mandatory convertible preferred stock on The New York Stock Exchange under the symbol “ARES.PRB.” If the listing is approved, we expect trading to commence within 30 days after the “initial issue date” (as defined below under the caption “— Definitions”). However, our listing application may not be approved. Moreover, even if the listing is approved, a liquid trading market for the mandatory convertible preferred stock may not develop, and the listing may be subsequently withdrawn. Accordingly, you may not be able to sell your mandatory convertible preferred stock at the times you wish to or at favorable prices, if at all.
Payments on the Mandatory Convertible Preferred Stock
We will pay (or cause the paying agent to pay) all declared cash dividends or other cash amounts due on any mandatory convertible preferred stock represented by a global certificate by wire transfer of immediately available funds or otherwise in accordance with the applicable procedures of the depositary. We will pay (or cause the paying agent to pay) all declared cash dividends or other cash amounts due on any mandatory convertible preferred stock represented by a physical certificate as follows:
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if the aggregate “liquidation preference” (as defined below under the caption “— Definitions”) of the mandatory convertible preferred stock represented by such physical certificate is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such mandatory convertible preferred stock entitled to such cash dividend or amount has delivered to the paying agent, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

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in all other cases, by check mailed to the address of such holder set forth in the register for the mandatory convertible preferred stock.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “— Definitions”) on the following date: (i) with respect to the payment of any declared cash dividend due on a dividend payment date for the mandatory convertible preferred stock, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.
If the due date for a payment on any mandatory convertible preferred stock is not a “business day” (as defined below under the caption “— Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Ranking
The mandatory convertible preferred stock will rank as follows:
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senior to (i) “dividend junior stock” (as defined below under the caption “— Definitions”) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined below under the caption “— Definitions”) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

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equally with (i) “dividend parity stock” (as defined below under the caption “— Definitions”) with respect to the payment of dividends; and (ii) “liquidation parity stock” (as defined below under the caption “— Definitions”) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

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junior to (i) “dividend senior stock” (as defined below under the caption “— Definitions”) with respect to the payment of dividends; and (ii) “liquidation senior stock” (as defined below under the caption “— Definitions”) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

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junior to our existing and future indebtedness and other liabilities; and

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structurally junior to all of our subsidiaries’ existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock.

As of June 30, 2024, excluding intercompany indebtedness, we had approximately $2,567.0 million in consolidated debt obligations outstanding and no outstanding class of equity securities that would rank equally with or senior to the mandatory convertible preferred stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up.
Dividends
Generally
The mandatory convertible preferred stock will accumulate cumulative dividends at a rate per annum equal to 6.75% on the liquidation preference thereof, regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described below, such dividends will be payable when, as and if declared by our “board of directors” (as defined below under the caption “— Definitions”), out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each “dividend payment date” (as defined below under the caption “— Definitions”) to the preferred stockholders of record as of the close of business on the “regular record date” (as defined below under the caption “— Definitions”) immediately preceding the applicable dividend payment date. Dividends on the mandatory convertible preferred stock will accumulate from, and including, the last date to which dividends have been paid (or, if no dividends have been paid, from, and including, the initial issue date) to, but excluding, the next dividend payment date, and dividends will cease to accumulate from and after October 1, 2027. No interest, dividend or other amount will accrue or accumulate on any dividend on the mandatory convertible preferred stock that is not declared or paid on the applicable dividend payment date.
Accumulated dividends will be computed on the basis of a 360-day year consisting of twelve 30-day months. If declared in full for payment in cash, the first scheduled dividend on the mandatory convertible preferred stock payable on January 1, 2025 will be approximately $0.7594 per share, assuming the initial issue date is October 10, 2024. Each subsequent scheduled quarterly dividend, if declared in full for payment in cash, will be $0.8438 per share.
Declared dividends on the mandatory convertible preferred stock will be payable, at our election, in cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock, in the manner, and subject to the provisions, described below under the caption “— Method of Payment.” References in this “Description of Mandatory Convertible Preferred Stock” section to dividends “paid” on the mandatory convertible preferred stock, and any other similar language, will be deemed to include dividends paid thereon in shares of Class A common stock in accordance with the provisions described in this “— Dividends” section.

Each payment of declared dividends on the mandatory convertible preferred stock will be applied to the earliest “dividend period” (as defined below under the caption “— Definitions”) for which dividends have not yet been paid.
Method of Payment
Generally
Each declared dividend on the mandatory convertible preferred stock will be paid in cash unless we elect, by sending written notice to each preferred stockholder no later than the 10th “scheduled trading day” (as defined below under the caption “— Definitions”) before the applicable dividend payment date, to pay all or any portion of such dividend in shares of our Class A common stock. Such written notice must state the total dollar amount of the declared dividend per share of mandatory convertible preferred stock and the respective dollar portions thereof that will be paid in cash and in shares of our Class A common stock. Any such election made in such written notice, once sent, will be irrevocable (as to the applicable declared dividend) and will apply to all shares of mandatory convertible preferred stock then outstanding. We will not be permitted to send such a written notice if it conflicts with any irrevocable election that we have made pursuant to the provisions described in the following paragraph.
In addition, we will have the right, exercisable by sending notice to each preferred stockholder, to elect to irrevocably fix the respective percentage portions of the dollar amounts of all future declared dividends on the mandatory convertible preferred stock that will be paid in cash and in shares of our Class A common stock. If we make such an irrevocable election, then such election will apply to all declared dividends on the mandatory convertible preferred stock whose regular record date occurs on or after the fifth scheduled trading day after the date on which we have sent notice of such irrevocable election to the preferred stockholders. If we make an irrevocable election pursuant to the provisions described in this paragraph, then we will, substantially concurrently, either post the substance of such irrevocable election on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.
Dividends Paid Partially or Entirely in Shares of Class A Common Stock
The number of shares of Class A common stock payable in respect of any dollar amount of a declared dividend that we have elected to pay in shares of Class A common stock will be (x) such dollar amount, divided by (y) the “dividend stock price” (as defined below under the caption “— Definitions”) for such dividend. However, notwithstanding anything to the contrary, in no event will the total number of shares of Class A common stock issuable per share of mandatory convertible preferred stock as payment for a declared dividend exceed an amount equal to (x) the total dollar amount of such declared dividend per share of mandatory convertible preferred stock (including, for the avoidance of doubt, the portion thereof that we have not elected to pay in shares of Class A common stock), divided by (y) the “floor price” (as defined below under the caption “— Definitions”) in effect on the last “VWAP trading day” (as defined below under the caption “— Definitions”) of the related “dividend stock price observation period” (as defined below under the caption “— Definitions”). If the dollar amount of such declared dividend per share of mandatory convertible preferred stock that we have elected to pay in shares of Class A common stock exceeds the product of such dividend stock price and the number of shares of Class A common stock delivered or deliverable (without regard to our obligation to pay cash in lieu of any fractional share of Class A common stock) per share of mandatory convertible preferred stock in respect of such dividend, then we will, to the extent we are legally able to do so, declare and pay, on the relevant dividend payment date, such excess amount in cash ratably in respect of all shares of mandatory convertible preferred stock then outstanding.
The initial floor price for the mandatory convertible preferred stock is $53.68 per share of Class A common stock. The floor price will be subject to adjustment, as provided in the definition of “floor price” under the caption “— Definitions,” whenever the “boundary conversion rates” (as defined below under the caption “— Definitions”) are adjusted pursuant to the provisions described below under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments.”

Payment of Cash in Lieu of any Fractional Share of Class A Common Stock
Notwithstanding anything to the contrary in the provisions described above, in lieu of delivering any fractional share of Class A common stock otherwise issuable as payment for all or any portion of a declared dividend that we have elected to pay in shares of Class A common stock, we will, to the extent we are legally able to do so, pay cash based on the “daily VWAP” (as defined below under the caption “— Definitions”) per share of our Class A common stock on the last VWAP trading day of the relevant dividend stock price observation period.
When Preferred Stockholders Become Stockholders of Record of Shares of Class A Common Stock Issued as Payment for a Declared Dividend
If we have elected to pay all or any portion of a declared dividend on any share of mandatory convertible preferred stock in shares of Class A common stock, then such shares of Class A common stock, when issued, will be registered in the name of the holder of such share of mandatory convertible preferred stock as of the close of business on the related regular record date, and such holder will be deemed to become the holder of record of such shares of Class A common stock as of the close of business on the last VWAP trading day of the related dividend stock price observation period.
Settlement Delayed if Necessary to Calculate the Dividend Stock Price
If we have elected to pay all or any portion of a declared dividend in shares of Class A common stock and the last VWAP trading day of the related dividend stock price observation period occurs on or after the related dividend payment date, then the payment of such declared dividend will be made on the business day immediately after such last VWAP trading day and no interest, dividend or other amount will accrue or accumulate during the related period as a result of the related delay.
Securities Laws Matters
If, in our reasonable judgment, the issuance of shares of Class A common stock as payment for any declared dividend on the mandatory convertible preferred stock, or the resale of those shares by preferred stockholders or beneficial owners that are not, and have not at any time during the preceding three months been, an “affiliate” (as defined below under the caption “— Definitions”) of ours, requires registration under the Securities Act, then we will use our commercially reasonable efforts to:
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file and cause there to become effective under the Securities Act a registration statement covering such issuance or covering such resales from time to time, pursuant to Rule 415 under the Securities Act, by such preferred stockholders or beneficial owners, as applicable; and

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keep such registration statement effective under the Securities Act until all such shares are resold pursuant to such registration statement or are, or would be, eligible for resale without restriction, pursuant to Rule 144 under the Securities Act (or any successor rule), by preferred stockholders that are not, and have not at any time during the preceding three months been, an affiliate of ours.

In addition, we will use our commercially reasonable efforts to qualify or register such shares under applicable U.S. state securities laws, to the extent required in our reasonable judgment.
Treatment of Dividends Upon Redemption or Conversion
If the “acquisition non-occurrence redemption date” (as defined below under the caption “— Optional Redemption Upon an Acquisition Non-Occurrence Event — Redemption Date”) or the “conversion date” (as defined below under the caption “— Definitions”), as the case may be, of any share of mandatory convertible preferred stock is after a regular record date for a declared dividend on the mandatory convertible preferred stock and on or before the next dividend payment date, then the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such redemption or conversion, as applicable, to receive, on or, at our election, before such dividend payment date, such declared dividend on such share.
Except as described in the preceding paragraph or below under the captions “— Optional Redemption Upon an Acquisition Non-Occurrence Event,” “— Conversion Provisions of the Mandatory Convertible

Preferred Stock — Mandatory Conversion — Unpaid Accumulated Dividend Amount,” “— Early Conversion at the Option of the Preferred Stockholders — Unpaid Accumulated Dividend Amount” and “— Conversion During a Make-Whole Fundamental Change Conversion Period — Unpaid Accumulated Dividend Amount and Future Dividend Present Value Amount,” dividends on any share of mandatory convertible preferred stock will cease to accumulate from and after the acquisition non-occurrence redemption date or conversion date, as applicable, for such share.
Limitations on Our Ability to Pay Dividends
We may not have sufficient cash to pay dividends on the mandatory convertible preferred stock. In addition, applicable law (including the Delaware General Corporation Law), regulatory authorities and the agreements governing our current and future indebtedness may restrict our ability to pay dividends on the mandatory convertible preferred stock. Similarly, statutory, contractual or other restrictions may limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us to enable us to pay cash dividends on the mandatory convertible preferred stock. See “Risk Factors — Risks Related to the Offering, Our Mandatory Convertible Preferred Stock and Our Class A Common Stock — We are a holding company and will depend upon funds from our subsidiaries, including the Ares Operating Group, to pay cash dividends on the mandatory convertible preferred stock. As a holding Company, the Ares Operating Group is dependent on distributions from its subsidiaries to make distributions on the Mirror Units” and “— We may not have sufficient funds to pay, or may choose not to pay, dividends on the mandatory convertible preferred stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”
Priority of Dividends; Limitation on Junior Payments; No Participation Rights
Except as described below under “— Limitation on Dividends on Parity Stock” and “— Limitation on Junior Payments,” the certificate of designations will not prohibit or restrict us or our board of directors from declaring or paying any dividend or distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of our stock and, unless such dividend or distribution is declared on the mandatory convertible preferred stock, the mandatory convertible preferred stock will not be entitled to participate in such dividend or distribution.
For purposes of the following two paragraphs, a dividend on the mandatory convertible preferred stock will be deemed to have been paid if such dividend is declared and consideration in kind and amount that is sufficient, in accordance with the certificate of designations, to pay such dividend is set aside for the benefit of the preferred stockholders entitled thereto.
Limitation on Dividends on Parity Stock
If:
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less than all accumulated and unpaid dividends on the outstanding mandatory convertible preferred stock have been declared and paid as of any dividend payment date; or

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our board of directors declares a dividend on the mandatory convertible preferred stock that is less than the total amount of unpaid dividends on the outstanding mandatory convertible preferred stock that would accumulate to, but excluding, the dividend payment date following such declaration, then, until and unless all accumulated and unpaid dividends on the outstanding mandatory convertible preferred stock have been paid, no dividends may be declared or paid on any class or series of dividend parity stock unless dividends are simultaneously declared on the mandatory convertible preferred stock on a pro rata basis, such that (i) the ratio of (x) the dollar amount of dividends so declared per share of mandatory convertible preferred stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of mandatory convertible preferred stock immediately before the payment of such dividend is no less than (ii) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of dividend parity stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of dividend parity stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of dividend parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).

Limitation on Junior Payments
If any mandatory convertible preferred stock is outstanding, then no dividends or distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any of our “junior stock” (as defined below under the caption “— Definitions”), and neither we nor any of our “subsidiaries” (as defined below under the caption “— Definitions”) will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any of our junior stock, in each case unless all accumulated dividends on the mandatory convertible preferred stock then outstanding for all prior completed dividend periods, if any, have been paid in full. However, the restrictions described in the preceding sentence will not apply to the following:
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dividends and distributions on junior stock that are payable solely in shares of junior stock, together with cash in lieu of any fractional share;

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purchases, redemptions or other acquisitions of junior stock with the proceeds of a substantially concurrent sale of other junior stock;

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purchases, redemptions or other acquisitions of junior stock in connection with the administration of any equity award or benefit or other incentive plan of ours (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of junior stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to the exception described in this bullet point only to the extent that the number of shares of junior stock so repurchased does not exceed the related “number of incremental diluted shares” (as defined below under the caption “— Definitions”);

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purchases, or other payments in lieu of the issuance, of any fractional share of junior stock in connection with the conversion, exercise or exchange of such junior stock or of any securities convertible into, or exercisable or exchangeable for, junior stock;

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(x) dividends and distributions of junior stock, or rights to acquire junior stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;

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purchases of junior stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect before the initial issue date;

•
the settlement of any convertible note hedge transactions or capped call transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such convertible note hedge transactions or capped call transactions, as applicable, are on customary terms and were entered into either (x) before the initial issue date or (y) in compliance with the provision described in the first sentence under this “— Limitation on Junior Payments” section;

•
the acquisition, by us or any of our subsidiaries, of record ownership of any junior stock solely on behalf of persons (other than us or any of our subsidiaries) that are the beneficial owners thereof, including as trustee or custodian; and

•
the exchange, conversion or reclassification of junior stock solely for or into other junior stock, together with the payment, in connection therewith, of cash in lieu of any fractional share.

For the avoidance of doubt, the provisions described in this “— Limitation on Junior Payments” section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any junior stock.

Rights Upon Our Liquidation, Dissolution or Winding Up
If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then, subject to the rights of any of our creditors or holders of any outstanding liquidation senior stock, each share of mandatory convertible preferred stock will entitle the holder thereof to receive payment for the following amount out of our assets or funds legally available for distribution to our stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any liquidation junior stock:
•
the liquidation preference per share of mandatory convertible preferred stock, which is equal to $50.00 per share; and

•
all unpaid dividends that will have accumulated on such share to, but excluding, the date of such payment.

Upon payment of such amount in full on the outstanding mandatory convertible preferred stock, holders of the mandatory convertible preferred stock will have no rights to our remaining assets or funds, if any. If such assets or funds are insufficient to pay such amount in full on all outstanding shares of mandatory convertible preferred stock and the corresponding amounts payable in respect of all outstanding shares of liquidation parity stock, if any, then, subject to the rights of any of our creditors or holders of any outstanding liquidation senior stock, such assets or funds will be distributed ratably on the outstanding shares of mandatory convertible preferred stock and liquidation parity stock in proportion to the full accumulated and unpaid respective distributions to which such shares would otherwise be entitled.
For purposes of the provisions described above in this “— Rights Upon Our Liquidation, Dissolution or Winding Up” section, our consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of our assets (other than a sale, lease or other transfer in connection with our liquidation, dissolution or winding up) to, another person will not, in itself, constitute our liquidation, dissolution or winding up under the certificate of designations, even if, in connection therewith, the mandatory convertible preferred stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.
We may have no assets or funds available for payment on the mandatory convertible preferred stock upon our liquidation, dissolution or winding up. See “Risk Factors — Risks Related to the Offering, Our Mandatory Convertible Preferred Stock and Our Class A Common Stock — The mandatory convertible preferred stock will be junior to our indebtedness and will be structurally junior to the liabilities of our subsidiaries.”
Voting Rights
The mandatory convertible preferred stock will have no voting rights except as described below, as provided in our certificate of incorporation or as required by the Delaware General Corporation Law.
Right to Designate Two Preferred Stock Directors Upon a Dividend Non-Payment Event
Generally
If a “dividend non-payment event” (as defined below under the caption “— Definitions”) occurs, then, subject to the other provisions described below, we will cause the authorized number of our directors to be increased by two and the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, will have the right to elect two directors to fill such two new directorships (the “preferred stock directors”) at our next annual meeting of stockholders (or, if earlier, at a special meeting of our stockholders called for such purpose in accordance with the procedures described below under the caption “— The Right to Call a Special Meeting to Elect Preferred Stock Directors”) and at each following annual meeting of our stockholders until such dividend non-payment event has been cured, at which time such right will terminate with respect to the mandatory convertible preferred stock until and unless a subsequent dividend non-payment event occurs. However, as a condition to the election of any such director, such election must not cause us to violate any rule of the New York Stock Exchange or any other securities exchange or other trading facility on which any of our securities are then listed or qualified for trading requiring that a majority of our directors be independent. We refer to this condition as the “director qualification requirement.” In addition, our board of directors will at no time include more than two preferred stock directors. Upon the termination of such right with respect to the mandatory convertible preferred stock and all other outstanding voting parity stock, if any, the term of office of each person then serving as a preferred stock director will immediately and automatically terminate and the authorized number of our directors will automatically decrease by two.
Each preferred stock director will hold office until our next annual meeting of stockholders or, if earlier, upon his or her death, resignation or removal or the termination of the term of such office as described above.
Removal and Vacancies of the Preferred Stock Directors
At any time, each preferred stock director may be removed either (i) with cause in accordance with applicable law; or (ii) with or without cause by the affirmative vote of the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights that are then exercisable, representing a majority of the combined voting power of the mandatory convertible preferred stock and such voting parity stock.
During the continuance of a dividend non-payment event, a vacancy in the office of any preferred stock director (other than vacancies before the initial election of the preferred stock directors in connection with such dividend non-payment event) may be filled, subject to the director qualification requirement, by the remaining preferred stock director or, if there is no remaining preferred stock director or such vacancy resulted from the removal of a preferred stock director, by the affirmative vote of the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights that are then exercisable, representing a majority of the combined voting power of the mandatory convertible preferred stock and such voting parity stock.
The Right to Call a Special Meeting to Elect Preferred Stock Directors
During the continuance of a dividend non-payment event, the preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting rights that are then exercisable, representing at least 25% of the combined voting power of the mandatory convertible preferred stock and such voting parity stock will have the right to call a special meeting of stockholders for the election of preferred stock directors (including an election to fill any vacancy in the office of any preferred stock director). Such right may be exercised by written notice, executed by such preferred stockholders and holders of voting parity stock, as applicable, delivered to us at our principal executive offices (except that, in the case of any global certificate representing the mandatory convertible preferred stock or such voting parity stock, such notice must instead comply with the applicable “depositary procedures” (as defined below under the caption “— Definitions”)). However, if our next annual or special meeting of stockholders is scheduled to occur within 90 days after such right is exercised, and we are otherwise permitted to conduct such election at such next annual or special meeting, then such election will instead be included in the agenda for, and conducted at, such next annual or special meeting.
Voting and Consent Rights with Respect to Specified Matters
Subject to the other provisions described below, while any mandatory convertible preferred stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting or consent rights with respect to such event, representing at least two thirds of the combined outstanding voting power of the mandatory convertible preferred stock and such voting parity stock, if any:
(1)
any amendment or modification of our certificate of incorporation to authorize or create, or to increase the authorized number of shares of, any class or series of dividend senior stock or liquidation senior stock;

(2)
any amendment, modification or repeal of any provision of our certificate of incorporation or the certificate of designations that, individually or in the aggregate with all other such amendments, modifications or repeals made pursuant to the provision described in this clause (2), materially and adversely affects the rights, preferences or voting powers of the mandatory convertible preferred stock (other than an amendment, modification or repeal permitted by the provisions described below under the caption “— Certain Amendments Permitted Without Consent”); or
(3)
our consolidation or combination with, or merger with or into, another person, or any binding or statutory share exchange or reclassification involving the mandatory convertible preferred stock, in each case unless:

(a)
the mandatory convertible preferred stock either (i) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (ii) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(b)
the mandatory convertible preferred stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the mandatory convertible preferred stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(c)
if not us, the issuer of the mandatory convertible preferred stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (who, if not us, will, for the avoidance of doubt, succeed us under the certificate of designations).

However, a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (a), (b) and (c) of paragraph (3) above will not require any vote or consent pursuant to paragraph (1) or (2) above. In addition, each of the following will be deemed not to adversely affect the rights, preferences or voting powers of the mandatory convertible preferred stock (or cause any of the rights, preferences or voting powers of any such preference securities to be materially less favorable as described above) and will not require any vote or consent pursuant to any of the preceding clauses (1), (2) or (3):
•
any increase in the number of the authorized but unissued shares of our undesignated preferred stock;

•
any increase in the number of authorized or issued shares of mandatory convertible preferred stock;

•
the creation and issuance, or increase in the authorized or issued number, of any class or series of stock that is neither dividend senior stock nor liquidation senior stock; and

•
the application of the provisions described below under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Effect of Class A Common Stock Change Event,” including the execution and delivery of any supplemental instruments described under such caption solely to give effect to such provisions.

If any event described in paragraphs (1), (2) or (3) above would adversely (and, in the case of paragraph (2), individually or in the aggregate with all other amendments, modifications or repeals referred to in such paragraph, materially) affect the rights, preferences or voting powers of one or more, but not all, classes or series of voting parity stock (which term, solely for these purposes, includes the mandatory convertible preferred stock), then those classes or series whose rights, preferences or voting powers would not be adversely (and, in the case of paragraph (2), individually or in the aggregate with all other amendments, modifications or repeals referred to in such paragraph, materially) affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in paragraph (2) above that, individually or in the aggregate with all other amendments, modifications or repeals referred to in such paragraph, materially adversely affects the special rights, preferences or voting powers of the mandatory convertible preferred stock cannot be effected without the affirmative vote or consent of preferred stockholders, voting separately as a class, of at least two thirds of the mandatory convertible preferred stock then outstanding.

Certain Amendments Permitted Without Consent
Notwithstanding anything to the contrary described in paragraph (2) above under the caption “— Voting and Consent Rights with Respect to Specified Matters,” we may amend, modify or repeal any of the terms of the mandatory convertible preferred stock without the vote or consent of any preferred stockholder to:
•
cure any ambiguity or correct any omission, defect or inconsistency in the certificate of designations or the certificates representing the mandatory convertible preferred stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith;

•
conform the provisions of the certificate of designations or the certificates, if any, representing the mandatory convertible preferred stock to this “Description of Mandatory Convertible Preferred Stock” section, as supplemented by the related pricing term sheet; or

•
make any other change to our certificate of incorporation, the certificate of designations or the certificates representing the mandatory convertible preferred stock that does not, individually or in the aggregate with all other such changes, materially and adversely affect the rights of any preferred stockholder (other than preferred stockholders that have consented to such change).

Procedures for Voting and Consents
If any vote or consent of the preferred stockholders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then our board of directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions described in this section. Such rules and procedures may include fixing a record date to determine the preferred stockholders (and, if applicable, holders of voting parity stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by preferred stockholders (and, if applicable, holders of voting parity stock), of preferred stock directors for election. Without limiting the foregoing, the persons calling any special meeting of stockholders pursuant to the provisions described above under “— Right to Designate Two Preferred Stock Directors Upon a Dividend Non-Payment Event — The Right to Call a Special Meeting to Elect Preferred Stock Directors” will, at their election, be entitled to specify one or more preferred stock director nominees in the notice referred to in such section, if such special meeting is scheduled to include the election of any preferred stock director (including an election to fill any vacancy in the office of any preferred stock director).
Each share of mandatory convertible preferred stock will be entitled to one vote on each matter on which the holders of the mandatory convertible preferred stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock (except as described in this section with respect to voting parity stock). The respective voting powers of the mandatory convertible preferred stock and all classes or series of voting parity stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for these purposes, the liquidation amount of the mandatory convertible preferred stock or any such class or series of voting parity stock will be the maximum amount payable in respect of the mandatory convertible preferred stock or such class or series, as applicable, assuming we are liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).
At any meeting in which the mandatory convertible preferred stock (and, if applicable, any class or series of voting parity stock) is entitled to elect any preferred stock director (including to fill any vacancy in the office of any preferred stock director), the presence, in person or by proxy, of holders of mandatory convertible preferred stock (and, if applicable, holders of each such class or series) representing a majority of the outstanding voting power of the mandatory convertible preferred stock (and, if applicable, each such class or series) will constitute a quorum. The affirmative vote of a majority of the outstanding voting power of the mandatory convertible preferred stock (and, if applicable, each such class or series) cast at such a meeting at which a quorum is present will be sufficient to elect the preferred stock director(s).
A consent or affirmative vote of the preferred stockholders pursuant to the provisions described above under the caption “— Voting and Consent Rights with Respect to Specified Matters” may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.
Conversion Provisions of the Mandatory Convertible Preferred Stock
Generally
The mandatory convertible preferred stock will be convertible into shares of our Class A common stock (together, if applicable, with cash in lieu of any fractional share of Class A common stock and, in certain circumstances, cash in payment for certain dividends on the mandatory convertible preferred stock) in the manner described below. In no event will any preferred stockholder be entitled to convert a number of shares of mandatory convertible preferred stock that is not a whole number.
Mandatory Conversion
Generally
Unless previously converted or redeemed, each outstanding share of mandatory convertible preferred stock will automatically convert, for settlement on the “mandatory conversion settlement date” (as defined below under the caption “— Definitions”), at the “mandatory conversion rate” (as defined below under the caption “— Definitions”). For the avoidance of doubt, the minimum conversion rate, maximum conversion rate, minimum conversion price and maximum conversion price used to determine the mandatory conversion rate will be subject to adjustment pursuant to the provisions described below, including under the caption “— Boundary Conversion Rate Adjustments.” We refer to such an automatic conversion as a “mandatory conversion.” The mandatory conversion settlement date is scheduled to occur on October 1, 2027.
Calculation of the Mandatory Conversion Rate
The mandatory conversion rate will be determined based on the average of the daily VWAPs for each VWAP trading day in the “mandatory conversion observation period,” which is the 20 consecutive VWAP trading days beginning on, and including, the 21st scheduled trading day immediately before October 1, 2027. We refer to this average as the “mandatory conversion stock price.”
As more fully set forth in its definition, the mandatory conversion rate will generally be as follows:
Mandatory Conversion Stock Price		Mandatory Conversion Rate
Equal to or greater than the maximum conversion price	→	The minimum conversion rate
Less than the maximum conversion price, but greater than the minimum conversion price	→	An amount (rounded to the nearest fourth decimal place) equal to (x) $50.00, divided by (y) mandatory conversion stock price
Equal to or less than the minimum conversion price	→	The maximum conversion rate
Accordingly, the mandatory conversion rate will be no less than the “minimum conversion rate” and no more than the “maximum conversion rate” (each, as defined below under the caption “— Definitions”), which are initially 0.2717 and 0.3260 shares of Class A common stock, respectively, per share of mandatory convertible preferred stock. Each of the minimum conversion rate and the maximum conversion rate, which we refer to collectively as the “boundary conversion rates,” is subject to adjustment pursuant to the provisions described below under the caption “— Boundary Conversion Rate Adjustments.”
The initial “minimum conversion price” and “maximum conversion price” (each, as defined below under the caption “— Definitions”) are $153.37 and $184.03, respectively, and the initial maximum conversion price represents a premium of approximately 20.0% over the initial minimum conversion price. Each of the minimum conversion price and the maximum conversion price, which we refer to collectively as the “boundary conversion prices,” will be subject to adjustment, as provided in their respective definitions, whenever the boundary conversion rates are adjusted pursuant to the provisions described below under the caption “— Boundary Conversion Rate Adjustments.”

The table below presents the mandatory conversion rates that would apply for a series of hypothetical mandatory conversion stock prices, based on the initial boundary conversion rates. Also presented in the table below is the assumed conversion value per share of mandatory convertible preferred stock at each mandatory conversion rate, which is calculated as the product of such mandatory conversion rate and the applicable mandatory conversion stock price. The table below is for illustrative purposes only, and the actual mandatory conversion stock price, mandatory conversion rate and conversion value will be determined at the end of the mandatory conversion observation period.
Hypothetical Mandatory Conversion Stock Price	Mandatory Conversion Rate	Assumed Conversion Value per Share of Mandatory Convertible Preferred Stock
$ 50.00	0.3260	$16.30
$ 75.00	0.3260	$24.45
$100.00	0.3260	$32.60
$125.00	0.3260	$40.75
$140.00	0.3260	$45.64
$150.00	0.3260	$48.90
$153.37	0.3260	$50.00
$155.00	0.3226	$50.00
$160.00	0.3125	$50.00
$165.00	0.3030	$50.00
$170.00	0.2941	$50.00
$175.00	0.2857	$50.00
$180.00	0.2778	$50.00
$184.03	0.2717	$50.00
$195.00	0.2717	$52.98
$210.00	0.2717	$57.06
$230.00	0.2717	$62.49
$245.00	0.2717	$66.57
$270.00	0.2717	$73.36
$300.00	0.2717	$81.51
As shown in the table above, the assumed conversion value per share of mandatory convertible preferred stock will (i) exceed the liquidation preference per share of mandatory convertible preferred stock if the mandatory conversion stock price exceeds the maximum conversion price; (ii) be equal to the liquidation preference per share of mandatory convertible preferred stock if the mandatory conversion stock price is between the minimum conversion price and the maximum conversion price; and (iii) be less than the liquidation preference per share of mandatory convertible preferred stock if the mandatory conversion stock price is less than the minimum conversion price. In addition, if the trading price of our Class A common stock at the time we settle any mandatory conversion is less than the applicable mandatory conversion stock price, then the actual conversion value at the time of settlement will be less than the assumed conversion values illustrated in the table above.
Unpaid Accumulated Dividend Amount
If, as of the conversion date for the mandatory conversion of any share of mandatory convertible preferred stock, an “unpaid accumulated dividend amount” (as defined below under the caption “— Definitions”) exists for such share, then the conversion rate applicable to such conversion will be increased by a number of shares (rounded to the nearest fourth decimal place) equal to (i) such unpaid accumulated dividend amount, divided by (ii) the greater of (x) the floor price in effect on such conversion date; and (y) the “dividend make-whole stock price” (as defined below under the caption “— Definitions”) for such conversion. However, if such unpaid accumulated dividend amount exceeds the product of such dividend make-whole stock price and such number of shares added to the mandatory conversion rate, then we will, to the extent we are legally able to do so, declare and pay such excess amount in cash to the holder of such share of mandatory convertible preferred stock being converted (and, if we declare less than all of such excess for payment, then such payment will be made pro rata on all shares to be converted pursuant to a mandatory conversion).
Early Conversion at the Option of the Preferred Stockholders
Generally
Preferred stockholders will have the right to convert all or any portion of their shares of mandatory convertible preferred stock at any time until the close of business on the mandatory conversion date, at the minimum conversion rate. We refer to such a conversion at the option of the preferred stockholders as an “early conversion.” However, if the conversion date for any early conversion occurs during a “make-whole fundamental change conversion period” (as defined below under the caption “— Definitions”), which we refer to as a “make-whole fundamental change conversion,” then such early conversion will be at the “make-whole fundamental change conversion rate” (as defined below under the caption “— Conversion During a Make-Whole Fundamental Change Conversion Period”) instead of the minimum conversion rate.
Notwithstanding anything to the contrary, shares of mandatory convertible preferred stock that are called for redemption pursuant to the provisions described below under the caption “— Optional Redemption Upon an Acquisition Non-Occurrence Event” may not be submitted for conversion after the close of business on the business day immediately before the related acquisition non-occurrence redemption date.
Unpaid Accumulated Dividend Amount
If, as of the conversion date for the early conversion of any share of mandatory convertible preferred stock, other than a make-whole fundamental change conversion, an unpaid accumulated dividend amount exists for such share, then the conversion rate applicable to such conversion will be increased by a number of shares (rounded to the nearest fourth decimal place) equal to (i) such unpaid accumulated dividend amount, divided by (ii) the greater of (x) the floor price in effect on such conversion date; and (y) the dividend make-whole stock price for such conversion. If such unpaid accumulated dividend amount exceeds the product of such dividend make-whole stock price and such number of shares added to the mandatory conversion rate, then we will have no obligation to pay such excess in cash or any other consideration.
Conversion During a Make-Whole Fundamental Change Conversion Period
Generally
If a “make-whole fundamental change” (as defined below under the caption “— Definitions”) occurs and the conversion date for the early conversion of any share of mandatory convertible preferred stock occurs during the related make-whole fundamental change conversion period, then, subject to the provisions described below, such early conversion will be settled at the conversion rate (the “make-whole fundamental change conversion rate”) set forth in the table below corresponding (after interpolation as described below) to the effective date and the “make-whole fundamental change stock price” (as defined below under the caption “— Definitions”) of such make-whole fundamental change:
	Make-Whole Fundamental Change Stock Price
Effective Date	$50.00	$70.00	$90.00	$110.00	$130.00	$153.37	$170.00	$184.03	$200.00	$220.00	$240.00	$260.00	$280.00	$300.00	$320.00
October 10, 2024	0.2557	0.2727	0.2781	0.2776	0.2747	0.2707	0.2682	0.2664	0.2649	0.2635	0.2627	0.2622	0.2620	0.2620	0.2621
October 1, 2025	0.2780	0.2902	0.2940	0.2920	0.2869	0.2802	0.2760	0.2731	0.2704	0.2681	0.2666	0.2658	0.2653	0.2651	0.2651
October 1, 2026	0.3015	0.3082	0.3110	0.3093	0.3028	0.2921	0.2848	0.2797	0.2753	0.2717	0.2697	0.2687	0.2682	0.2681	0.2681
October 1, 2027	0.3260	0.3260	0.3260	0.3260	0.3260	0.3260	0.2941	0.2717	0.2717	0.2717	0.2717	0.2717	0.2717	0.2717	0.2717

If such effective date or make-whole fundamental change stock price is not set forth in the table above, then:
•
if such make-whole fundamental change stock price is between two prices in the table above or the effective date is between two dates in the table above, then the make-whole fundamental change conversion rate will be determined by straight-line interpolation between the make-whole fundamental change conversion rates set forth for the higher and lower prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable;

•
if the make-whole fundamental change stock price is greater than $320.00 (subject to adjustment in the same manner as the make-whole fundamental change stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “— Adjustment of Make-Whole Fundamental Change Stock Prices and Conversion Rates”) per share, then the make-whole fundamental change conversion rate will be the minimum conversion rate in effect on the relevant conversion date; and

•
if the make-whole fundamental change stock price is less than $50.00 (subject to adjustment in the same manner) per share, then the make-whole fundamental change conversion rate will be the maximum conversion rate in effect on the relevant conversion date.

Adjustment of Make-Whole Fundamental Change Stock Prices and Conversion Rates
Whenever the minimum conversion rate is adjusted pursuant to the provisions described below under the caption “— Boundary Conversion Rate Adjustments — Generally,” each make-whole fundamental change stock price in the first row (i.e., the column headers) of the table above will be automatically adjusted at the same time by multiplying such make-whole fundamental change stock price by a fraction whose numerator is the minimum conversion rate immediately before such adjustment and whose denominator is the minimum conversion rate immediately after such adjustment. The make-whole fundamental change conversion rates in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the boundary conversion rates are adjusted pursuant to the provisions described below under the caption “— Boundary Conversion Rate Adjustments — Generally.”
Unpaid Accumulated Dividend Amount and Future Dividend Present Value Amount
If any share of mandatory convertible preferred stock is to be converted pursuant to a make-whole fundamental change conversion and, as of the effective date of the relevant make-whole fundamental change, an unpaid accumulated dividend amount exists for such share, then we will pay such unpaid accumulated dividend amount upon settlement of such conversion, in the manner, and subject to the provisions, described below. In addition, if a “future dividend present value amount” (as defined below under the caption “— Definitions”) exists for such share as of such effective date, then we will also pay such future dividend present value amount upon such settlement, in the manner, and subject to the provisions, described below.
Each of the unpaid accumulated dividend amount and the future dividend present value amount will be paid in cash, to the extent we are legally able to do so, unless we elect to pay all or any portion thereof in shares of our Class A common stock. To make such an election, the notice of such make-whole fundamental change that we send pursuant to the provisions described below under the caption “— Notice of the Make-Whole Fundamental Change” must be sent no later than the effective date of the make-whole fundamental change and must state such election and specify the respective dollar amounts of the unpaid accumulated dividend amount or future dividend present value amount, as applicable, per share of mandatory convertible preferred stock that will be paid in cash and in shares of our Class A common stock. Any such election made in such make-whole fundamental change notice, once sent, will be irrevocable and will apply to all conversions of the mandatory convertible preferred stock with a conversion date occurring during the related make-whole fundamental change conversion period. However, to the extent that we are not legally able to pay any portion of the unpaid accumulated dividend amount or the future dividend present value amount in cash, we will elect to pay the same in shares of our Class A common stock.
If we elect to pay all or any portion of the unpaid accumulated dividend amount or future dividend present value amount relating to a make-whole fundamental change conversion in shares of Class A common stock, then:

•
the conversion rate applicable to such conversion will be increased by a number of shares (rounded to the nearest fourth decimal place) equal to (i) the dollar amount of such unpaid accumulated dividend amount or future dividend present value amount, as applicable, to be paid in shares of Class A common stock, divided by (ii) the greater of (x) the floor price in effect on the conversion date for such conversion; and (y) the dividend make-whole stock price for such conversion; and

•
if the dollar amount of such unpaid accumulated dividend amount or future dividend present value amount, as applicable, to be paid in shares of Class A common stock exceeds the product of such dividend make-whole stock price and such number of shares added to the make-whole fundamental change conversion rate in respect thereof, then we will, to the extent we are legally able to do so, declare and pay such excess amount in cash to the holders of the relevant mandatory convertible preferred stock being converted (and, if we declare less than all of such excess for payment, then such payment will be made pro rata on all shares to be converted with a conversion date occurring during the related make-whole fundamental change conversion period).

Our obligation to pay the future dividend present value amount (whether in cash or by increasing the make-whole fundamental change conversion rate) in connection with a make-whole fundamental change could be considered a penalty under applicable law, in which case its enforceability could be subject to general principles of reasonableness and equitable remedies.
Notice of the Make-Whole Fundamental Change
No later than the business day after the effective date of any make-whole fundamental change, we will send notice to the preferred stockholders of such make-whole fundamental change. Such notice will also include certain addition information set forth in the certificate of designations, including the following:
•
a brief description of the preferred stockholders’ right to convert their shares of mandatory convertible preferred stock at the make-whole fundamental change conversion rate and, if applicable, to receive the unpaid accumulated dividend amount and the future dividend present value amount;

•
the make-whole fundamental change conversion period;

•
the make-whole fundamental change conversion rate; and

•
the unpaid accumulated dividend amount and future dividend present value amount per share of mandatory convertible preferred stock, including the dollar amounts thereof that we have elected to pay in cash or in shares of our Class A common stock.

If we do not send such notice by the business day after such effective date, then the last day of the related make-whole fundamental change conversion period will be extended by the number of days from, and including, the business day after such effective date to, but excluding, the date we provide the notice.
Conversion Procedures
Mandatory Conversion
Mandatory conversion will occur automatically, and without the need for any action on the part of the preferred stockholders, for all shares of mandatory convertible preferred stock that remain outstanding as of the mandatory conversion date. The shares of Class A common stock due upon mandatory conversion of any mandatory convertible preferred stock will be registered in the name of, and, if applicable, the cash due upon conversion will be delivered to, the holder of such mandatory convertible preferred stock as of the close of business on the mandatory conversion date.
Make-Whole Fundamental Change Conversions and Other Early Conversions
To convert a beneficial interest in a global certificate pursuant to an early conversion (including a make-whole fundamental change conversion), the owner of the beneficial interest must:
•
comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable); and

•
if applicable, pay any documentary or other taxes as described below.

To convert any share of mandatory convertible preferred stock represented by a physical certificate pursuant to an early conversion (including a make-whole fundamental change conversion), the holder of such share must:
•
complete, manually sign and deliver to the conversion agent the conversion notice attached to such physical certificate or a facsimile of such conversion notice;

•
deliver such physical certificate to the conversion agent (at which time such conversion will become irrevocable);

•
furnish any endorsements and transfer documents that we or the conversion agent may require; and

•
if applicable, pay any documentary or other taxes as described below.

We refer to the first business day on which the requirements described above to convert a share of mandatory convertible preferred stock are satisfied as the “early conversion date.”
Mandatory convertible preferred stock may be surrendered for early conversion (including a make-whole fundamental change conversion) only after the “open of business” (as defined below under the caption “— Definitions”) and before the close of business on a day that is a business day.
Settlement Upon Conversion
Generally
Subject to the provisions described below under the caption “— Payment of Cash in Lieu of any Fractional Share of Class A Common Stock,” we will pay or deliver, as applicable, the following consideration for each share of mandatory convertible preferred stock to be converted:
•
a number of shares of our Class A common stock equal to the “applicable conversion rate” (as defined below under the caption “— Definitions”) in effect immediately before the close of business on the conversion date for such conversion; and

•
to the extent applicable, the cash due in respect of any unpaid accumulated dividend amount or future dividend present value amount on such share.

We will (subject to the depositary procedures, if such share of mandatory convertible preferred stock is represented by a global certificate) pay or deliver, as applicable, such consideration on or before the second business day immediately after such conversion date.
Payment of Cash in Lieu of any Fractional Share of Class A Common Stock
In lieu of delivering any fractional share of Class A common stock otherwise due upon conversion, we will, to the extent we are legally able to do so, pay cash based on the “last reported sale price” (as defined below under the caption “— Definitions”) per share of our Class A common stock on the conversion date for such conversion (or, if such conversion date is not a “trading day” (as defined below under the caption “— Definitions”), the immediately preceding trading day).
Treatment of Accumulated Dividends upon Conversion
Except as described above under the captions “— Mandatory Conversion — Unpaid Accumulated Dividend Amount,” “— Early Conversion at the Option of the Preferred Stockholders — Unpaid Accumulated Dividend Amount” and “— Conversion During a Make-Whole Fundamental Change Conversion Period — Unpaid Accumulated Dividend Amount and Future Dividend Present Value Amount,” we will not adjust the conversion rate to account for any accumulated and unpaid dividends on any mandatory convertible preferred stock being converted.
If the conversion date of any share of mandatory convertible preferred stock to be converted is after a regular record date for a declared dividend on the mandatory convertible preferred stock and on or before the next dividend payment date, then such dividend will be paid pursuant to the provisions described above under the caption “— Dividends — Treatment of Dividends Upon Redemption or Conversion” notwithstanding such conversion.
When Converting Preferred Stockholders Become Stockholders of Record of the Shares of Class A Common Stock Issuable Upon Conversion
The person in whose name any share of Class A common stock is issuable upon conversion of any mandatory convertible preferred stock will be deemed to become the holder of record of that share as of the close of business on the conversion date for such conversion.
Boundary Conversion Rate Adjustments
Generally
Each boundary conversion rate will be adjusted for the events described below. However, we are not required to adjust the boundary conversion rates for these events (other than a stock split or combination or a tender or exchange offer) if each preferred stockholder participates, at the same time and on the same terms as holders of our Class A common stock, and solely by virtue of being a holder of the mandatory convertible preferred stock, in such transaction or event without having to convert such preferred stockholder’s mandatory convertible preferred stock and as if such preferred stockholder held a number of shares of our Class A common stock equal to the product of (i) the maximum conversion rate in effect on the related record date; and (ii) the total number of shares of mandatory convertible preferred stock held by such preferred stockholder on such record date.
(1)
Stock Dividends, Splits and Combinations.   If we issue solely shares of our Class A common stock as a dividend or distribution on all or substantially all shares of our Class A common stock, or if we effect a stock split or a stock combination of our Class A common stock (in each case excluding an issuance solely pursuant to a Class A common stock change event, as to which the provisions described below under the caption “— Effect of Class A Common Stock Change Event” will apply), then each boundary conversion rate will be adjusted based on the following formula:

where:
CR0   =
such boundary conversion rate in effect immediately before the close of business on the “record date” (as defined below under the caption “— Definitions”) for such dividend or distribution, or immediately before the close of business on the effective date of such stock split or stock combination, as applicable;

CR1   =
such boundary conversion rate in effect immediately after the close of business on such record date or effective date, as applicable;

OS0   =
the number of shares of our Class A common stock outstanding immediately before the close of business on such record date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1   =
the number of shares of our Class A common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then each boundary conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the applicable boundary conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)
Rights, Options and Warrants.   If we distribute, to all or substantially all holders of our Class A common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “— Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our Class A common stock at a price per share that is less than the average of the last reported sale prices per share of our Class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then each boundary conversion rate will be increased based on the following formula:

where:
CR0 =
such boundary conversion rate in effect immediately before the close of business on such record date;

CR1 =
such boundary conversion rate in effect immediately after the close of business on such record date;

OS   =
the number of shares of our Class A common stock outstanding immediately before the close of business on such record date;

X    =
the total number of shares of our Class A common stock issuable pursuant to such rights, options or warrants; and

Y    =
a number of shares of our Class A common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our Class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, each boundary conversion rate will be readjusted to the applicable boundary conversion rate that would then be in effect had the increase to such boundary conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our Class A common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), each boundary conversion rate will be readjusted to the applicable boundary conversion rate that would then be in effect had the increase to such boundary conversion rate for such distribution been made on the basis of delivery of only the number of shares of our Class A common stock actually delivered upon exercise of such rights, option or warrants.
For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle holders of our Class A common stock to subscribe for or purchase shares of our Class A common stock at a price per share that is less than the average of the last reported sale prices per share of our Class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by our board of directors.

(3)
Spin-Offs and Other Distributed Property.

(a)
Distributions Other than Spin-Offs.   If we distribute shares of our “capital stock” (as defined below under the caption “— Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our Class A common stock, excluding:

•
dividends, distributions, rights, options or warrants for which an adjustment to the boundary conversion rates is required (or would be required without regard to the “deferral exception” (as defined below under the caption “— The Deferral Exception”)) pursuant to paragraph (1) or (2) above;

•
dividends or distributions paid exclusively in cash for which an adjustment to the boundary conversion rates is required (or would be required assuming the dividend threshold were zero and without regard to the deferral exception) pursuant to paragraph (4) below;

•
rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “— Stockholder Rights Plans”;

•
spin-offs for which an adjustment to the boundary conversion rates is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

•
a distribution solely pursuant to a tender offer or exchange offer for shares of our Class A common stock, as to which the provisions described below in paragraph (5) will apply; and

•
a distribution solely pursuant to a Class A common stock change event, as to which the provisions described below under the caption “— Effect of Class A Common Stock Change Event” will apply,

then each boundary conversion rate will be increased based on the following formula:
where:
CR0    =
such boundary conversion rate in effect immediately before the close of business on the record date for such distribution;

CR1    =
such boundary conversion rate in effect immediately after the close of business on such record date;

SP     =
the average of the last reported sale prices per share of our Class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the “ex-dividend date” (as defined below under the caption “— Definitions”) for such distribution; and

FMV   =
the fair market value (as determined by our board of directors), as of such record date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our Class A common stock pursuant to such distribution.

However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to each boundary conversion rate, each preferred stockholder will receive, for each share of mandatory convertible preferred stock held by such preferred stockholder on such record date, at the same time and on the same terms as holders of our Class A common stock, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such preferred stockholder would have received in such distribution if such preferred stockholder had owned, on such record date, a number of shares of our Class A common stock equal to the maximum conversion rate in effect on such record date.

To the extent such distribution is not so paid or made, each boundary conversion rate will be readjusted to the applicable boundary conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
(b)
Spin-Offs.   If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an affiliate or subsidiary or other business unit of ours to all or substantially all holders of our Class A common stock (other than solely pursuant to (x) a Class A common stock change event, as to which the provisions described below under the caption “— Effect of Class A Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our Class A common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then each boundary conversion rate will be increased based on the following formula:

where:
CR0    =
such boundary conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;

CR1    =
such boundary conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;

FMV   =
the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our Class A common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our Class A common stock in such spin-off; and

SP     =
the average of the last reported sale prices per share of our Class A common stock for each trading day in the spin-off valuation period.

Notwithstanding anything to the contrary, if the conversion date for any share of mandatory convertible preferred stock to be converted occurs during the spin-off valuation period, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.
To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, each boundary conversion rate will be readjusted to the applicable boundary conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(4)
Cash Dividends or Distributions.   If any cash dividend or distribution is made to all or substantially all holders of our Class A common stock (other than a regular quarterly cash dividend that does not exceed the “dividend threshold” (as defined below) per share of our Class A common stock), then each boundary conversion rate will be increased based on the following formula:
where:
CR0   =
such boundary conversion rate in effect immediately before the close of business on the record date for such dividend or distribution;

CR1   =
such boundary conversion rate in effect immediately after the close of business on such record date;

SP    =
the last reported sale price per share of our Class A common stock on the trading day immediately before the ex-dividend date for such dividend or distribution;

T     =
an amount (subject to the proviso below, the “dividend threshold”) initially equal to $0.93 per share of our Class A common stock; provided, however, that (x) if such dividend or distribution is not a regular quarterly cash dividend on our Class A common stock, then the dividend threshold will be deemed to be zero per share of our Class A common stock with respect to such dividend or distribution; and (y) whenever the minimum conversion rate is adjusted pursuant to paragraphs (1), (2) and (3) above and paragraph (5) below, the dividend threshold will be automatically adjusted at the same time by multiplying the dividend threshold by a fraction whose numerator is the minimum conversion rate immediately before such adjustment and whose denominator is the minimum conversion rate immediately after such adjustment; and

D     =
the cash amount distributed per share of our Class A common stock in such dividend or distribution.

However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the boundary conversion rates, each preferred stockholder will receive, for each share of mandatory convertible preferred stock held by such preferred stockholder on such record date, at the same time and on the same terms as holders of our Class A common stock, the amount of cash that such preferred stockholder would have received in such dividend or distribution if such preferred stockholder had owned, on such record date, a number of shares of our Class A common stock equal to the maximum conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, each boundary conversion rate will be readjusted to the applicable boundary conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(5)
Tender Offers or Exchange Offers.   If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our Class A common stock, and the value (determined as of the expiration time by our board of directors) of the cash and other consideration paid per share of our Class A common stock in such tender or exchange offer exceeds the last reported sale price per share of our Class A common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then each boundary conversion rate will be increased based on the following formula:

where:
CR0   =
such boundary conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;
CR1   =
such boundary conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;

AC    =
the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by our board of directors) of all cash and other consideration paid for shares of our Class A common stock purchased or exchanged in such tender or exchange offer;

OS0   =
the number of shares of our Class A common stock outstanding immediately before the expiration time (including all shares of our Class A common stock accepted for purchase or exchange in such tender or exchange offer);

OS1   =
the number of shares of our Class A common stock outstanding immediately after the expiration time (excluding all shares of our Class A common stock accepted for purchase or exchange in such tender or exchange offer); and

SP    =
the average of the last reported sale prices per share of our Class A common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;

provided, however, that such boundary conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, if the conversion date for any share of mandatory convertible preferred stock to be converted occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Class A common stock in such tender or exchange offer are rescinded, each boundary conversion rate will be readjusted to the applicable boundary conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Class A common stock, if any, actually made, and not rescinded, in such tender or exchange offer.
We will not be required to adjust the boundary conversion rates except as described above in this “Boundary Conversion Rate Adjustments — Generally” section (it being understood that adjustments to the applicable conversion rate may be made pursuant to the provisions described above under the captions “— Mandatory Conversion — Unpaid Accumulated Dividend Amount,” “— Early Conversion at the Option of the Preferred Stockholders — Unpaid Accumulated Dividend Amount” and “— Conversion During a Make-Whole Fundamental Change Conversion Period,” and adjustments to the make-whole fundamental change conversion rates may be made pursuant to the provisions described above under the caption “— Conversion During a Make-Whole Fundamental Change Conversion Period”). Without limiting the foregoing, we will not be required to adjust the boundary conversion rates on account of:
•
except as described above, the sale of shares of our Class A common stock for a purchase price that is less than the market price per share of our Class A common stock or less than the maximum conversion price or the minimum conversion price;

•
the issuance of any shares of our Class A common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our Class A common stock under any such plan;

•
the issuance of any shares of our Class A common stock or options or rights to purchase shares of our Class A common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•
the issuance of any shares of our Class A common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of the initial issue date; or

•
solely a change in the par value of our Class A common stock.

Notice of Boundary Conversion Rate Adjustments
Upon the effectiveness of any adjustment to the boundary conversion rates pursuant to the provisions described above under the caption “— Boundary Conversion Rate Adjustments — Generally,” we will promptly send notice to the preferred stockholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the boundary conversion rates and boundary conversion prices in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
Voluntary Conversion Rate Increases
To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase each boundary conversion rate (with a corresponding decrease to the boundary conversion prices pursuant to the definitions of those terms) by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our Class A common stock or rights to purchase our Class A common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our Class A common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; (iii) such increase is irrevocable during such period; and (iv) during such period, each boundary conversion rate is increased by multiplying it by the same percentage factor. No later than the first business day of such 20 business day period, we will send notice to each preferred stockholder of such increase to the boundary conversion rates and corresponding decrease to the boundary conversion prices, the amounts thereof and the period during which such increase and decrease will be in effect.
Tax Considerations
A holder or beneficial owner of the mandatory convertible preferred stock may, in some circumstances, including a cash distribution or dividend on our Class A common stock, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the boundary conversion rates (including pursuant to the deferral exception). Applicable withholding taxes (including backup withholding) may be withheld from dividends and payments upon conversion or redemption of the mandatory convertible preferred stock. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a preferred stockholder, then those withholding taxes may be set off against payments of cash or the delivery of shares of Class A common stock in respect of the mandatory convertible preferred stock (or, in some circumstances, any payments on our Class A common stock) or sales proceeds received by, or other funds or assets of, that preferred stockholder. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations.”
The Deferral Exception
If an adjustment to the boundary conversion rates otherwise required by the certificate of designations would result in a change of less than 1% to the boundary conversion rates, then we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least 1% to the boundary conversion rates; (ii) the conversion date of any share of mandatory convertible preferred stock; (iii) the date a make-whole fundamental change occurs; (iv) the date we call the mandatory convertible preferred stock for redemption; and (v) the first VWAP trading day of the mandatory conversion observation period. We refer to our ability to defer adjustments as described above as the “deferral exception.”

Adjustments to the Maximum Conversion Price, the Minimum Conversion Price and the Floor Price
For the avoidance of doubt, at the time any adjustment to the boundary conversion rates pursuant to the provisions described above under the caption “— Boundary Conversion Rate Adjustments — Generally” becomes effective, each of the maximum conversion price, the minimum conversion price and the floor price will automatically adjust in accordance with the definition of such term.
Special Provisions for Adjustments That Are Not Yet Effective
Notwithstanding anything to the contrary, if:
•
any share of mandatory convertible preferred stock is to be converted;

•
the record date, effective date or expiration time for any event that requires an adjustment to the boundary conversion rates pursuant to the provisions described above under the caption “— Boundary Conversion Rate Adjustments — Generally” has occurred on or before the conversion date for such conversion, but an adjustment to the boundary conversion rates for such event has not yet become effective as of such conversion date;

•
the consideration due upon such conversion includes any whole shares of our common stock; and

•
such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of determining the kind and amount of consideration due upon such conversion, we will, without duplication, give effect to such adjustment on such conversion date. In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.
Stockholder Rights Plans
If any shares of our Class A common stock are to be issued upon conversion of any mandatory convertible preferred stock and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of such mandatory convertible preferred stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our Class A common stock at such time, in which case, and only in such case, the boundary conversion rates will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “— Boundary Conversion Rate Adjustments — Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our Class A common stock, subject to potential readjustment pursuant to the provisions described in such paragraph. We currently do not have a stockholder rights plan.
Effect of Class A Common Stock Change Event
Generally
If there occurs any:
•
recapitalization, reclassification or change of our Class A common stock, other than (x) changes solely resulting from a subdivision or combination of our Class A common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

•
consolidation or merger of us with or into another person;

•
sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or

•
statutory exchange of our securities with another person (other than in connection with a consolidation or merger referred to in the second preceding bullet point),

and, as a result of which, our Class A common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Class A common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our Class A common stock would be entitled to receive on account of such Class A common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,
•
from and after the effective time of such Class A common stock change event, (i) the consideration due upon conversion of, or as payment for dividends on (including for purposes of determining whether a dividend non-payment event has occurred), or the redemption price for, any mandatory convertible preferred stock will be determined in the same manner as if each reference to any number of shares of Class A common stock in the provisions described under this “— Conversion Provisions of the Mandatory Convertible Preferred Stock” section or under the captions “— Dividends” above and “— Optional Redemption Upon an Acquisition Non-Occurrence Event” and “— Certain Provisions Relating to the Issuance of Class A Common Stock” below, as applicable, or in any related definitions, were instead a reference to the same number of reference property units; and (ii) for purposes of the definitions of “make-whole fundamental change,” “ex-dividend date” and “record date,” references to our “Class A common stock” or “common equity” will be deemed to mean the common equity, if any, forming part of such reference property; and

•
for purposes of determining the kind and amount of consideration due upon conversion or redemption of, or as payment for dividends on, the mandatory convertible preferred stock, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our Class A common stock, by the holders of our Class A common stock. We will notify the preferred stockholders of such weighted average as soon as reasonably practicable after such determination is made.
We will not become a party to any Class A common stock change event unless its terms are consistent with the provisions described under this “— Effect of Class A Common Stock Change Event” caption.
Execution of Supplemental Instruments
On or before the date the Class A common stock change event becomes effective, we and, if applicable, the resulting, surviving or transferee person (if not us) of such Class A common stock change event (the “successor person”) will execute and deliver such supplemental instruments, if any, as we reasonably determine are necessary or desirable to (i) provide for subsequent adjustments to the boundary conversion rates (and other related terms of the mandatory convertible preferred stock, including the boundary conversion prices and the floor price) in a manner consistent with the provisions described above (including giving effect, in our reasonable discretion, to the dividend threshold in a manner that reflects the nature and value of the reference property unit); and (ii) give effect to such other provisions, if any, as we reasonably determine are appropriate to preserve the economic interests of the preferred stockholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of preferred stockholders. For the avoidance of doubt, each supplemental instrument, if any, entered into solely to give effect to the provisions described in under this “— Effect of Class A Common Stock Change Event” section will be permitted pursuant to the provision described above in the fourth bullet point under the caption “—Voting Rights — Voting and Consent Rights with Respect to Specified Matters” without any vote or consent of any of the preferred stockholders.
Notice of Class A Common Stock Change Event
We will provide notice of each Class A common stock change event to preferred stockholders no later than the effective date of the Class A common stock change event.
Optional Redemption Upon an Acquisition Non-Occurrence Event
Generally
We will not have the right to redeem the mandatory convertible preferred stock at our option unless an “acquisition non-occurrence event” (as defined below under the caption “— Definitions”) occurs. If an acquisition non-occurrence event occurs, then, subject to the terms of the certificate of designations, we will have the right, at our election, to redeem all, but not less than all, of the mandatory convertible preferred stock on the redemption date and at the redemption price described below.
Redemption Price
The redemption price that we will pay upon redemption of the mandatory convertible preferred stock will be determined depending on whether the “redemption stock price” (as defined below under the caption “— Definitions”) exceeds the minimum conversion price in effect on the trading day immediately before the related “redemption notice date” (as defined below under the caption “— Definitions”).
Redemption Stock Price Does Not Exceed the Minimum Conversion Price
If the redemption stock price does not exceed the minimum conversion price in effect on the trading day immediately before the related redemption notice date, then the redemption price per share of mandatory convertible preferred stock will consist of cash in an amount equal to the liquidation preference of such share of mandatory convertible preferred stock plus accumulated and unpaid dividends on such share to, but excluding, the acquisition non-occurrence redemption date; provided, however, that if the acquisition non-occurrence redemption date is after a regular record date for a declared dividend on the mandatory convertible preferred stock and on or before the next dividend payment date, then (i) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such dividend payment date, such declared dividend on such share; and (ii) the redemption price will not include such declared dividend on such share.
Redemption Stock Price Exceeds the Minimum Conversion Price
Generally
If the redemption stock price exceeds the minimum conversion price in effect on the trading day immediately before the related redemption notice date, then, subject to the other provisions described below, the redemption price per share of mandatory convertible preferred stock will consist of the following:
•
a number of shares of our Class A common stock equal to the “redemption option value share amount” (as defined below under the caption “— Definitions”) for such share; and

•
cash in an amount equal to the “redemption dividend value dollar amount” (as defined below under the caption “— Definitions”) for such share.

However, we will have the right to elect to pay all or any portion of the redemption option value share amount in cash, and we will have the right to elect to pay all or any portion of the redemption dividend value dollar amount in shares of our Class A common stock. To make such an election, the related redemption notice that we send pursuant to the provisions described below under the caption “— Redemption Notice” must state whether we are electing to pay all or any portion of the redemption option value share amount in cash and/or whether we are electing to pay all or a portion of the redemption dividend value dollar amount in shares of our Class A common stock and specify: (i) the respective portions of the redemption option value share amount per share of mandatory convertible preferred stock that will be paid in cash versus in shares of our Class A common stock; and (ii) the respective dollar amounts of the redemption dividend value dollar amount per share of mandatory convertible preferred stock that will be paid in cash versus in shares of our Class A common stock. Any such election made in such redemption notice, once sent, will be irrevocable and will apply to all shares of mandatory convertible preferred being redeemed.
If we elect to pay all or any portion of the redemption option value share amount in cash, then the cash payable in respect of such portion will be the product of such portion and the “redemption average VWAP” (as defined below under the caption “— Definitions”). If we elect to pay all or any portion of the redemption dividend value dollar amount in shares of our Class A common stock, then:
•
the number of shares of our Class A common stock issuable in respect of such portion will be a number of shares (rounded to the nearest fourth decimal place) equal to (i) the dollar amount of the redemption dividend value dollar amount to be paid in shares of our Class A common stock, divided by (ii) the greater of (x) the floor price in effect on the last VWAP trading day of the “redemption observation period” (as defined below under the caption “— Definitions”); and (y) 97% of the redemption average VWAP; and

•
if the dollar amount of such redemption dividend value dollar amount to be paid in shares of our Class A common stock exceeds the product of (x) 97% of the redemption average VWAP and (y) the number of shares of our Class A common stock issuable in respect thereof calculated in the manner described in the preceding bullet point (and without regard to our obligation to pay cash in lieu of any fractional share of Class A common stock), then we will, to the extent we are legally able to do so, declare and pay such excess amount in cash to the holders of the mandatory convertible preferred stock being redeemed (and, if we declare less than all of such excess for payment, then such payment will be made pro rata on all shares of mandatory convertible preferred stock being redeemed).

Our obligation to pay the future dividend present value amount forming part of the redemption dividend value dollar amount (whether in cash or shares of Class A common stock) in connection with a redemption of the mandatory convertible preferred stock could be considered a penalty under applicable law, in which case its enforceability could be subject to general principles of reasonableness and equitable remedies.
Payment of Cash in Lieu of any Fractional Share of Class A Common Stock
In lieu of delivering any fractional share of our Class A common stock otherwise due as payment for any portion of the redemption price, we will, to the extent we are legally able to do so, pay cash based on the last reported sale price per share of our Class A common stock on the second trading day preceding the acquisition non-occurrence redemption date.
When Preferred Stockholders Become Stockholders of Record of the Shares of Class A Common Stock Issuable Upon Redemption
If the consideration payable for the redemption price for any share of mandatory convertible preferred stock being redeemed includes any share of our Class A common stock, then such share of Class A common stock, when issued, will be registered in the name of the holder of such share of mandatory convertible preferred stock as of the close of business on the scheduled trading day before the related acquisition non-occurrence redemption date, and such holder will be deemed to become the holder of record of such share of Class A common stock as of the close of business on the scheduled trading day before such acquisition non-occurrence redemption date.
Redemption Date
The redemption date (the “acquisition non-occurrence redemption date”) for any redemption of mandatory convertible preferred stock in connection with an acquisition non-occurrence event will be a business day of our choosing that is no more than 60, nor less than 30, calendar days after the redemption notice date. However, if the redemption stock price exceeds the minimum conversion price in effect on the trading day immediately before the redemption notice date, and we elect to pay all or any portion of the redemption option value share amount in cash or to pay all or any portion of the redemption dividend value dollar amount in shares of our Class A common stock, then the acquisition non-occurrence redemption date will be the second business day after the last VWAP trading day of the related redemption observation period.
Redemption Notice
To exercise our right to redeem the mandatory convertible preferred stock upon the occurrence of an acquisition non-occurrence event, we must send notice of the redemption to each preferred stockholder within 10 business days after the date such acquisition non-occurrence event occurs. Such notice will contain certain information set forth in the certificate of designations, including the acquisition non-occurrence redemption date, the redemption price and, if applicable, whether we have elected to pay all or any portion of the redemption option value share amount in cash or to pay all or any portion of the redemption dividend value dollar amount in shares of our Class A common stock. Substantially contemporaneously, we will issue a press release through such national newswire service as we then use (or publish the same through such other widely disseminated public medium as we then use, including our website) containing the information set forth in the redemption notice.
Certain Provisions Relating to the Issuance of Class A Common Stock
Equitable Adjustments to Prices
Whenever the certificate of designations requires us to calculate the average of the last reported sale prices or daily VWAPs, or any function thereof, over a period of multiple days (including to calculate the mandatory conversion stock price, the make-whole fundamental change stock price, the dividend make-whole stock price, the dividend stock price, the redemption stock price, the redemption average VWAP or an adjustment to the boundary conversion rates), we will make appropriate adjustments, if any, to those calculations to account for any adjustment to the boundary conversion rates pursuant to the provisions described above under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments — Generally” that becomes effective, or any event requiring such an adjustment to the boundary conversion rates where the ex-dividend date, effective date or expiration date, as applicable, of such event occurs, at any time during such period.
Reservation of Shares of Class A Common Stock
We will reserve, out of our authorized, unreserved and not outstanding shares of Class A common stock, for delivery upon conversion of the mandatory convertible preferred stock, a number of shares of Class A common stock that would be sufficient to settle the conversion of all shares of mandatory convertible preferred stock then outstanding, if any, at the maximum conversion rate then in effect. To the extent we deliver shares of our Class A common stock held in our treasury in settlement of any obligation under the certificate of designations to deliver shares of our Class A common stock, each reference in this “Description of Mandatory Convertible Preferred Stock” section to the issuance of shares of our Class A common stock in connection therewith will be deemed to include such delivery of treasury shares.
Status of Shares of Class A Common Stock
Each share of our Class A common stock delivered upon conversion of, or as payment for all or any portion of any declared dividends on, or the redemption price for, the mandatory convertible preferred stock of any preferred stockholder will be a newly issued share or treasury share and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim upon issuance or delivery (except to the extent of any lien or adverse claim created by the action or inaction of such preferred stockholder or the person to whom such share of our Class A common stock will be delivered). If our Class A common stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then we will use commercially reasonable efforts to cause each such share of Class A common stock, when so delivered, to be admitted for listing on such exchange or quotation on such system. In addition, if such mandatory convertible preferred stock is then represented by a global certificate, then each such share of our Class A common stock will be so delivered through the facilities of the applicable depositary and (except to the extent contemplated by the provisions described above under the caption “— Dividends — Method of Payment — Securities Laws Matters”) identified by an “unrestricted” CUSIP number (and, if applicable, ISIN number).
Taxes Upon Issuance of Our Class A Common Stock
We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of our Class A common stock upon conversion of, or as payment for all or any portion of any declared dividends on, or the redemption price for, the mandatory convertible preferred stock of any preferred stockholder, except any tax or duty that is due because such preferred stockholder requests those shares to be registered in a name other than such preferred stockholder’s name.
No Preemptive Rights
Without limiting the rights of preferred stockholders described above (including in connection with the issuance of our Class A common stock or reference property upon conversion of, or as payment for dividends on or the redemption price for, the mandatory convertible preferred stock), the mandatory convertible preferred stock will not have any preemptive rights to subscribe for or purchase any of our securities.
Calculations
Responsibility; Schedule of Calculations
Except as otherwise provided in the certificate of designations, we will be responsible for making all calculations called for under the certificate of designations or the mandatory convertible preferred stock, including determinations of the boundary conversion prices, the boundary conversion rates, the daily VWAPs, the floor price, the last reported sale prices and accumulated dividends on the mandatory convertible preferred stock. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all preferred stockholders. We will provide a schedule of these calculations to any preferred stockholder upon written request.
Calculations Aggregated for Each Preferred Stockholder
The composition of the consideration due upon conversion of, or as payment for any declared dividends on, or the redemption price for, the mandatory convertible preferred stock of any preferred stockholder will (in the case of a global certificate, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total number of shares of mandatory convertible preferred stock of such preferred stockholder being converted with the same conversion date, or held by such preferred stockholder at the close of business on the related regular record date, or being redeemed, respectively. Any cash amounts due to such preferred stockholder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.
Notices
We will send all notices or communications to preferred stockholders pursuant to the certificate of designations in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the preferred stockholders’ respective addresses shown on the register for the mandatory convertible preferred stock. However, in the case of mandatory convertible preferred stock represented by one or more global certificates, we are permitted to send notices or communications to preferred stockholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such preferred stockholders in writing when sent to the depositary in accordance with such procedures.
Legally Available Funds
Without limiting the other rights of the preferred stockholders (including pursuant to the provisions described above under the captions “— Rights Upon Our Liquidation, Dissolution or Winding Up” and

“— Voting Rights — Right to Designate Two Preferred Stock Directors Upon a Dividend Non-Payment Event”), if we do not have sufficient funds legally available to fully pay any cash amount otherwise due on the mandatory convertible preferred stock, then we will pay the deficiency promptly after funds thereafter become legally available therefor (and, if applicable in connection with our liquidation, dissolution or winding up, after satisfaction of our liabilities to our creditors and holders of shares of any class or series ranking senior to the mandatory convertible preferred stock).
Definitions
An “acquisition non-occurrence event” will be deemed to occur on the first date when either (i) the GCP Acquisition Agreement is terminated in accordance with its terms; or (ii) our board of directors determines, in its good faith judgment, that the closing of the GCP Acquisition will not occur. However, if neither of the events described in clause (i) or (ii) has occurred by the close of business on October 1, 2025 (or such later date corresponding to the Outside Date as extended pursuant to the GCP Acquisition Agreement), but the GCP Acquisition has not closed as of such time, then an acquisition non-occurrence event will be deemed to occur on October 1, 2025 (or such later date corresponding to the Outside Date as extended pursuant to the GCP Acquisition Agreement).
“Acquisition non-occurrence redemption date” meaning set forth above under the caption “— Optional Redemption Upon an Acquisition Non-Occurrence Event — Redemption Date.”
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the initial issue date.
“Applicable conversion rate” has the following meaning with respect to the conversion of any share of mandatory convertible preferred stock:
(i)   if such conversion is a mandatory conversion, the conversion rate applicable thereto determined pursuant to the provisions described under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Mandatory Conversion”;
(ii)   if such conversion is a make-whole fundamental change conversion, the conversion rate applicable thereto determined pursuant to the provisions described under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Conversion During a Make-Whole Fundamental Change Conversion Period”; and
(iii)   if such conversion is an early conversion that is not a make-whole fundamental change conversion, the conversion rate applicable thereto determined pursuant to the provisions described under the captions “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Early Conversion at the Option of the Preferred Stockholders — Generally” and “— Unpaid Accumulated Dividend Amount.”
“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.
“Boundary conversion prices” mean the minimum conversion price and the maximum conversion price.
“Boundary conversion rates” mean the minimum conversion rate and the maximum conversion rate.
“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.
“Class A Common stock change event” has the meaning set forth above under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Effect of Class A Common Stock Change Event — Generally.”

“Close of business” means 5:00 p.m., New York City time.
“Continuing Ares entity” means any entity that, immediately following any relevant date of determination, is directly or indirectly controlled by one or more persons who, as of any date of determination (a) have devoted substantially all of his or her business and professional time to the activities of Ares Management Corporation and/or its subsidiaries or affiliated funds and investment vehicles during the 12-month period immediately preceding such date; and (b) directly or indirectly control a majority of the voting stock (or other similar interests) in Ares Management Corporation or any successor entity.
“Conversion date” has the following meaning with respect to the conversion of any share of mandatory convertible preferred stock: (i) if such conversion is a mandatory conversion, the mandatory conversion date; and (ii) in all other cases, the early conversion date for such conversion.
“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our Class A common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ARES <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our Class A common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may include any of the underwriters). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Deferral exception” has the meaning set forth above under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments — The Deferral Exception.”
“Depositary” means The Depository Trust Company or its successor, or any successor depositary for the applicable shares of mandatory convertible preferred stock.
“Depositary procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a global certificate representing any mandatory convertible preferred stock, or any beneficial interest in such certificate, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.
“Director qualification requirement” means the requirement, as a condition to the election of any preferred stock director, that such election must not cause us to violate any rule of any securities exchange or other trading facility on which any of our securities are then listed or qualified for trading requiring that a majority of our directors be independent.
“Dividend junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the mandatory convertible preferred stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend junior stock includes our Class A common stock. For the avoidance of doubt, dividend junior stock will not include any securities of our subsidiaries.
“Dividend make-whole stock price” has the following meaning with respect to the conversion of any share of mandatory convertible preferred stock: (i) if such conversion is a mandatory conversion, 97% of the mandatory conversion stock price; (ii) if such conversion is a make-whole fundamental change conversion, 97% of the make-whole fundamental change stock price for the relevant make-whole fundamental change; and (iii) if such conversion is an early conversion that is not a make-whole fundamental change conversion, the average of the daily VWAPs per share of our Class A common stock for each of the five consecutive VWAP trading days ending on, and including, the VWAP trading day immediately before the conversion date for such conversion.
A “dividend non-payment event” will be deemed to occur when accumulated dividends on the outstanding mandatory convertible preferred stock have not been declared and paid in an aggregate amount corresponding to six or more dividend periods, whether or not consecutive. A dividend non-payment event that has occurred will be deemed to continue until such time when all accumulated and unpaid dividends on the outstanding mandatory convertible preferred stock have been paid in full, at which time such dividend non-payment event will be deemed to be cured and cease to be continuing. For purposes of this definition, a dividend on the mandatory convertible preferred stock will be deemed to have been paid if such dividend is declared and consideration in kind and amount that is sufficient, in accordance with the certificate of designations, to pay such dividend is set aside for the benefit of the preferred stockholders entitled thereto.
“Dividend parity stock” means any class or series of our stock (other than the mandatory convertible preferred stock) whose terms expressly provide that such class or series will rank equally with the mandatory convertible preferred stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend parity stock will not include any securities of our subsidiaries.
“Dividend payment date” means each January 1, April 1, July 1 and October 1 of each year, beginning on January 1, 2025 and ending on, and including, October 1, 2027.
“Dividend period” means each period from, and including, a dividend payment date (or, in the case of the first dividend period, from, and including, the initial issue date) to, but excluding, the next dividend payment date.
“Dividend senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the mandatory convertible preferred stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend senior stock will not include any securities of our subsidiaries.
“Dividend stock price” means, with respect to any declared dividend on the mandatory convertible preferred stock, 97% of the average of the daily VWAPs per share of our Class A common stock for each VWAP trading day during the related dividend stock price observation period.
“Dividend stock price observation period” means, with respect to any declared dividend on the mandatory convertible preferred stock, the five consecutive VWAP trading days beginning on, and including, the sixth scheduled trading day immediately before the dividend payment date for such dividend.
“Dividend threshold” has the meaning set forth above in paragraph (4) under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments — Generally.”
“Early conversion” means the conversion of any share of mandatory convertible preferred stock other than a mandatory conversion.
“Early conversion date” means, with respect the early conversion (including a make-whole fundamental change conversion) of any share of mandatory convertible preferred stock, the first business day on which the requirements described above under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Conversion Procedures — Make-Whole Fundamental Change Conversions and Other Early Conversions” for such conversion are satisfied.
“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our Class A common stock, the first date on which shares of our Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our Class A common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Expiration date” has the meaning set forth above in paragraph (5) under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments — Generally.”

“Expiration time” has the meaning set forth above in paragraph (5) under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments — Generally.”
“Floor price” means, as of any time, an amount (rounded to the nearest cent) equal to 35% of the minimum conversion price in effect at such time. Whenever in this prospectus supplement we refer to the floor price as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the floor price immediately before the close of business on such date.
“Future dividend present value amount discount rate” means a rate per annum equal to 4.63%.
“Future dividend present value amount” means, with respect to the make-whole fundamental change conversion of any share of mandatory convertible preferred stock, an amount equal to the present value, as of the effective date of the related make-whole fundamental change, of all regularly scheduled dividend payments on such share on each dividend payment date occurring after such effective date and on or before October 1, 2027, such present value to be computed using a discount rate per annum equal to the “future dividend present value amount discount rate” (as defined above in this “— Definitions” section); provided, however, that, for purposes of this definition, the amount of dividends payable on the dividend payment date immediately after such effective date will be deemed to be the following amount: (i) if such effective date is after a regular record date and on or before the next dividend payment date, and, as of the close of business on such effective date, we have declared part or all of the dividend scheduled to be paid on the mandatory convertible preferred stock on such dividend payment date, the excess, if any, of (x) the full amount of such dividend scheduled to be paid on such share on such dividend payment date (assuming the same were declared in full) over (y) the amount of such dividend actually so declared on such share (and, for the avoidance of doubt, the holder of such share as of the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive such declared dividend on or, at our election, before such dividend payment date); and (ii) in all other cases, the full amount of dividends scheduled to be paid on such share on the dividend payment date immediately after such effective date, less an amount equal to dividends on such share that have accumulated from, and including, the dividend payment date immediately before such effective date to, but excluding, such effective date.
“Initial issue date” means the first date any mandatory convertible preferred stock offered by this prospectus supplement is issued.
“Junior stock” means any dividend junior stock or liquidation junior stock.
“Last reported sale price” of our Class A common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our Class A common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our Class A common stock is then listed. If our Class A common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our Class A common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our Class A common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our Class A common stock on such trading day from each of at least three nationally recognized independent investment banking firms we select, which may include any of the underwriters.
“Liquidation junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the mandatory convertible preferred stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation junior stock includes our Class A common stock. For the avoidance of doubt, liquidation junior stock will not include any securities of our subsidiaries.
“Liquidation parity stock” means any class or series of our stock (other than the mandatory convertible preferred stock) whose terms expressly provide that such class or series will rank equally with the mandatory convertible preferred stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation parity stock will not include any securities of our subsidiaries.
“Liquidation preference” means, with respect to the mandatory convertible preferred stock, an amount equal to $50.00 per share of mandatory convertible preferred stock.
“Liquidation senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the mandatory convertible preferred stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation senior stock will not include any securities of our subsidiaries.
“Make-whole fundamental change” means any of the following events:
(i)   a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us, (x) our “wholly owned subsidiaries” (as defined below), (y) any employee benefit plans of ours or our wholly owned subsidiaries or (z) any “continuing Ares entity” (as defined above in this “— Definitions” section)) files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common equity representing more than 50% of the voting power of all of our then-outstanding common equity;
(ii)   the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than one of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our Class A common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than solely as a result of a subdivision or combination of our Class A common stock); or
(iii)   our Class A common stock ceases to be listed on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors);
provided, however, that a transaction or event or series of transactions or events described in clause (i) or (ii) above will not constitute a make-whole fundamental change if at least 90% of the consideration received or to be received by the holders of our Class A common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event or series of transactions or events, as applicable, consists of shares of common stock listed on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event or series of transactions or events, as applicable, and such transaction or event or series of transactions or events, as applicable, constitutes a Class A common stock change event whose reference property consists of such consideration.
For the purposes of this definition, whether a person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Make-whole fundamental change conversion” means an early conversion of any share of mandatory convertible preferred stock with a conversion date that occurs during the related make-whole fundamental change conversion period.
“Make-whole fundamental change conversion period” means, with respect to a make-whole fundamental change, the period from, and including, the effective date of such make-whole fundamental change to, and including, the 20th calendar day after such effective date (or, if such calendar day is not a business day, the next business day); provided, however, that the last day of such make-whole fundamental change conversion period is subject to extension pursuant to the provisions described above under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Conversion During a Make-Whole Fundamental Change Conversion Period — Notice of the Make-Whole Fundamental Change.”

“Make-whole fundamental change conversion rate” has the meaning set forth above under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Conversion During a Make-Whole Fundamental Change Conversion Period.”
“Make-whole fundamental change stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of our Class A common stock receive only cash in consideration for their shares of our Class A common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of such term, then the make-whole fundamental change stock price is the amount of cash paid per share of our Class A common stock in such make-whole fundamental change; and (ii) in all other cases, the make-whole fundamental change stock price is the average of the last reported sale prices per share of our Class A common stock for the five consecutive trading days ending on, and including, the trading day immediately before the effective date of such make-whole fundamental change.
“Mandatory conversion” means the conversion of any share of mandatory convertible preferred stock pursuant to the provisions described above under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Mandatory Conversion.”
“Mandatory conversion date” means the last VWAP trading day of the mandatory conversion observation period.
“Mandatory conversion observation period” means the 20 consecutive VWAP trading days beginning on, and including, the 21st scheduled trading day immediately before October 1, 2027.
“Mandatory conversion rate” has the following meaning with respect to any mandatory conversion:
(i)   if the mandatory conversion stock price is equal to or greater than the maximum conversion price as of the mandatory conversion date, then the mandatory conversion rate is the minimum conversion rate as of the mandatory conversion date;
(ii)   if the mandatory conversion stock price is less than the maximum conversion price as of the mandatory conversion date, but greater than the minimum conversion price as of the mandatory conversion date, then the mandatory conversion rate is an amount (rounded to the nearest fourth decimal place) equal to (x) the liquidation preference per share of mandatory convertible preferred stock, divided by (y) the mandatory conversion stock price; and
(iii)   if the mandatory conversion stock price is equal to or less than the minimum conversion price as of the mandatory conversion date, then the mandatory conversion rate is the maximum conversion rate as of the mandatory conversion date.
“Mandatory conversion settlement date” means the date on which settlement of the mandatory conversion of the mandatory convertible preferred stock is required to occur. For the avoidance of doubt (and subject to the depositary procedures, in the case of any mandatory convertible preferred stock represented by a global certificate), the mandatory conversion settlement date is the second business day immediately after the mandatory conversion date and is scheduled to occur on October 1, 2027.
“Mandatory conversion stock price” means the average of the daily VWAPs per share of our Class A common stock for each VWAP trading day in the mandatory conversion observation period.
“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our Class A common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our Class A common stock or in any options contracts or futures contracts relating to our Class A common stock.
“Maximum conversion price” means, as of any time, an amount (rounded to the nearest cent) equal to (i) the liquidation preference per share of mandatory convertible preferred stock, divided by (ii) the minimum conversion rate in effect at such time. Whenever in this prospectus supplement we refer to the maximum conversion price as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the maximum conversion price immediately before the close of business on such date.
“Maximum conversion rate” initially means 0.3260 shares of our Class A common stock per share of mandatory convertible preferred stock, which amount is subject to adjustment as described above under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments.” Whenever in this prospectus supplement we refer to the maximum conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the maximum conversion rate immediately before the close of business on such date.
“Minimum conversion price” means, as of any time, an amount (rounded to the nearest cent) equal to (i) liquidation preference per share of mandatory convertible preferred stock, divided by (ii) the maximum conversion rate in effect at such time. Whenever in this prospectus supplement we refer to the minimum conversion price as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the minimum conversion price immediately before the close of business on such date.
“Minimum conversion rate” initially means 0.2717 shares of our Class A common stock per share of mandatory convertible preferred stock, which amount is subject to adjustment as described above under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments.” Whenever in this prospectus supplement we refer to the minimum conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the minimum conversion rate immediately before the close of business on such date.
“Number of incremental diluted shares” means the increase in the number of diluted shares of the applicable class or series of junior stock (determined in accordance with generally accepted accounting principles in the United States, as the same is in effect on the initial issue date, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of junior stock).
“Open of business” means 9:00 a.m., New York City time.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”
“Preferred stock director” means any person elected to serve as our director in connection with a dividend non-payment event pursuant to the provisions described above under the caption “— Voting Rights — Right to Designate Two Preferred Stock Directors Upon a Dividend Non-Payment Event.”
“Preferred stockholder,” or “holder” of any mandatory convertible preferred stock, means any person in whose name any share of mandatory convertible preferred stock is registered on the registrar’s books.
“Record date” means, with respect to any dividend or distribution on, or issuance to holders of, our Class A common stock, the date fixed (whether by law, contract or our board of directors or otherwise) to determine the holders of our Class A common stock that are entitled to such dividend, distribution or issuance.
“Regular record date” has the following meaning: (i) December 15, in the case of a dividend payment date occurring on January 1; (ii) March 15, in the case of a dividend payment date occurring on April 1; (iii) June 15, in the case of a dividend payment date occurring on July 1; and (iv) September 15, in the case of a dividend payment date occurring on October 1.
“Redemption average VWAP” means the average of the daily VWAPs per share of our Class A common stock for each VWAP trading day during the redemption observation period.
“Redemption dividend value dollar amount” means, with respect to any share of mandatory convertible preferred stock that is called for redemption, the sum of the unpaid accumulated dividend amount and the future dividend present value amount that would apply to such share assuming that (i) a make-whole fundamental change occurs whose effective date is the redemption notice date for such redemption; and (ii) such share is converted with a conversion date during the related make-whole fundamental change conversion period.
“Redemption notice date” means, with respect to a redemption of the mandatory convertible preferred stock, the date on which we send the related redemption notice pursuant to the provisions described above under the caption “— Optional Redemption Upon an Acquisition Non-Occurrence Event — Redemption Notice.”
“Redemption observation period” means, with respect to a redemption of the mandatory convertible preferred stock, the 20 (or, if we elect to pay all or any portion of the redemption option value share amount in cash, 40) consecutive VWAP trading days beginning on, and including, the second VWAP trading day immediately after the redemption notice date for such redemption.
“Redemption option value share amount” means, with respect to any share of mandatory convertible preferred stock that is called for redemption, the make-whole fundamental change conversion rate that would apply to such share assuming that (i) a make-whole fundamental change occurs whose effective date is the redemption notice date for such redemption and whose make-whole fundamental change stock price is equal to the redemption stock price for such redemption; and (ii) such share is converted with a conversion date that occurs on the scheduled trading day before the related acquisition non-occurrence redemption date and is deemed to be during the related make-whole fundamental change conversion period.
“Redemption stock price” means, with respect to a redemption of the mandatory convertible preferred stock, the average of the last reported sale prices per share of our Class A common stock for the five consecutive trading days ending on, and including, the trading day immediately before the related redemption notice date.
“Reference property” has the meaning set forth above under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Effect of Class A Common Stock Change Event — Generally.”
“Reference property unit” has the meaning set forth above under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Effect of Class A Common Stock Change Event — Generally.”
“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our Class A common stock is then listed or, if our Class A common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our Class A common stock is then traded. If our Class A common stock is not so listed or traded, then “scheduled trading day” means a business day.
“Spin-off” has the meaning set forth above in paragraph (3)(b) under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments — Generally.”
“Spin-off valuation period” has the meaning set forth above in paragraph (3)(b) under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments — Generally.”
“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Successor person” has the meaning set forth above under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments — Execution of Supplemental Instruments.”
“Tender/exchange offer valuation period” has the meaning set forth above in paragraph (5) under the caption “— Conversion Provisions of the Mandatory Convertible Preferred Stock — Boundary Conversion Rate Adjustments — Generally.”
“Trading day” means any day on which (i) trading in our Class A common stock generally occurs on the principal U.S. national or regional securities exchange on which our Class A common stock is then listed or, if our Class A common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our Class A common stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “— Definitions” section). If our Class A common stock is not so listed or traded, then “trading day” means a business day.
“Unpaid accumulated dividend amount” has the following meaning with respect to the conversion of any share of mandatory convertible preferred stock:
(i)   if such conversion is a mandatory conversion, the aggregate accumulated dividends, if any, on such share that have not been declared, at or before the close of business on September 15, 2027, in respect of all dividend periods ending on or before October 1, 2027;
(ii)   if such conversion is a make-whole fundamental change conversion, the sum (without duplication) of (1) the aggregate accumulated dividends, if any, on such share that have not been declared, at or before the close of business on the effective date for the related make-whole fundamental change, in respect of all dividend periods ending on a dividend payment date that is before such effective date; and (2) the amount of accumulated and unpaid dividends, if any, on such share for the period from, and including, the dividend payment date immediately before such effective date to, but excluding, such effective date; provided, however, that if such effective date is after a regular record date and on or before the next dividend payment date, and, as of the close of business on such effective date, we have declared the dividend due on the mandatory convertible preferred stock on such dividend payment date, then the unpaid accumulated dividend amount will not include any portion of such declared dividend (and, for the avoidance of doubt, the holder of such share as of the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive such declared dividend on or, at our election, before such dividend payment date); and
(iii)   if such conversion is an early conversion that is not a make-whole fundamental change conversion, the aggregate accumulated dividends, if any, on such share that have not been declared, at or before the close of business on the conversion date for such conversion, in respect of all dividend periods ending on a dividend payment date that is before such conversion date.
“Voting parity stock” means, with respect to any matter as to which preferred stockholders are entitled to vote pursuant to the provisions described above under the caption “— Voting Rights — Right to Designate Two Preferred Stock Directors Upon a Dividend Non-Payment Event” or “— Voting and Consent Rights with Respect to Specified Matters,” each class or series of outstanding dividend parity stock or liquidation parity stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, voting parity stock will not include any securities of our subsidiaries.
“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our Class A common stock is then listed, or, if our Class A common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our Class A common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our Class A common stock or in any options contracts or futures contracts relating to our Class A common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our Class A common stock generally occurs on the principal U.S. national or regional securities exchange on which our Class A common stock is then listed or, if our Class A common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our Class A common stock is then traded. If our Class A common stock is not so listed or traded, then “VWAP trading day” means a business day.
“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.
Book Entry, Settlement and Clearance
Global Certificates
The mandatory convertible preferred stock will be initially issued in the form of one or more global certificates (the “global certificates”) registered in the name of Cede & Co., as nominee of DTC, and will be deposited with the transfer agent as custodian for DTC.
Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global certificate. We expect that, under procedures established by DTC:
•
upon deposit of a global certificate with DTC’s custodian, DTC will credit the shares of mandatory convertible preferred stock represented by such global certificate to the accounts of the DTC participants designated by the underwriters; and

•
ownership of beneficial interests in a global certificate will be shown on, and transfers of such interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global certificate other than DTC participants).

Book-Entry Procedures for Global Certificates
All interests in a global certificate will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the mandatory convertible preferred stock. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the transfer agent or any of the underwriters will be responsible for those operations or procedures.
DTC has advised us that it is:
•
a limited purpose trust company organized under the laws of the State of New York;

•
a “banking organization” within the meaning of the New York State Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•
a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:
•
securities brokers and dealers;

•
banks and trust companies; and

•
clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).
Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global certificate among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent or the conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. Purchasers of mandatory convertible preferred stock who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC or its nominee is the registered owner of a global certificate, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the mandatory convertible preferred stock represented by that global certificate for all purposes under the certificate of designations establishing the terms of the mandatory convertible preferred stock. Except as provided below, owners of beneficial interests in a global certificate:
•
will not be entitled to have mandatory convertible preferred stock represented by the global certificate registered in their names;

•
will not receive or be entitled to receive physical, certificated mandatory convertible preferred stock registered in their respective names (“physical certificates”); and

•
will not be considered the owners or holders of the mandatory convertible preferred stock under the certificate of designations for any purpose.

As a result, each investor who owns a beneficial interest in a global certificate must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a preferred stockholder under the certificate of designations.
Payments on any global certificates will be made to DTC or its nominee, as the case may be, as the registered holder of the global certificate. Neither we nor the transfer agent or the conversion agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global certificate, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests.
We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the mandatory convertible preferred stock, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate liquidation preference of such global certificate representing the shares of the mandatory convertible preferred stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the shares of the mandatory convertible preferred stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Physical Certificates
A global certificate will be exchanged, pursuant to customary procedures, for one or more physical certificates only if:
•
DTC notifies us or the transfer agent that it is unwilling or unable to continue as depositary for such global certificate or DTC ceases to be a “clearing agency” registered under Section 17A of the

Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation; or
•
we, in our sole discretion, permit the exchange of any beneficial interest in such global certificate for one or more physical certificates at the request of the owner of such beneficial interest.

Beneficial interests in global certificates held by any direct or indirect participant may also be exchanged for physical certificates upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

UNDERWRITING (CONFLICTS OF INTEREST)
Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of mandatory convertible preferred stock set forth opposite the underwriter’s name, as more fully described in the Underwriting Agreement.
Underwriters	Number of Shares
Morgan Stanley & Co. LLC	9,449,996
Citigroup Global Markets Inc.	3,915,000
Barclays Capital Inc.	1,620,000
Goldman Sachs & Co. LLC	1,620,000
BofA Securities, Inc.	1,215,000
Jefferies LLC	1,215,000
J.P. Morgan Securities LLC	1,215,000
Wells Fargo Securities, LLC	1,215,000
Ares Management Capital Markets LLC	666,563
BNY Mellon Capital Markets, LLC	666,563
Deutsche Bank Securities Inc.	666,563
MUFG Securities Americas Inc.	666,563
RBC Capital Markets, LLC	666,563
Truist Securities, Inc.	666,563
U.S. Bancorp Investments, Inc.	666,563
UBS Securities LLC	666,563
Academy Securities, Inc.	40,500
Loop Capital Markets LLC	40,500
R. Seelaus & Co., LLC	40,500
Samuel A. Ramirez & Company, Inc.	40,500
Siebert Williams Shank & Co., LLC	40,500
Total	27,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the shares of mandatory convertible preferred stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares of mandatory convertible preferred stock (other than those covered by the option to purchase additional shares described below) offered by us if they purchase any of the shares of mandatory convertible preferred stock.
The shares of mandatory convertible preferred stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the shares of mandatory convertible preferred stock are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters are subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriting fee is equal to the public offering price per share of mandatory convertible preferred stock less the amount paid by the underwriters to us per share of mandatory convertible preferred stock. The underwriting fee is $1.25 per share. The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of mandatory convertible preferred stock from us.

	Per Share	Without Option	With Option
Public offering price	100.00%	$1,350,000,000	$1,500,000,000
Underwriting discounts and commissions	2.50%	$33,750,000	$37,500,000
Proceeds, before expenses, to us	97.50%	$1,316,250,000	$1,462,500,000
The estimated offering expenses payable by us (excluding the underwriting discount) are approximately $1.0 million, which includes legal, accounting and printing costs and various other fees associated with registering the shares of mandatory convertible preferred stock. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $10,000.
We have granted the underwriters the option to purchase, exercisable within 30 days of the date of this prospectus supplement, up to an additional 3,000,000 shares of mandatory convertible preferred stock from us, solely to cover over-allotments, if any, at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the over-allotment option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of mandatory convertible preferred stock as the number listed next to the underwriter’s name in the preceding table bears to the number of shares of mandatory convertible preferred stock listed next to the names of all underwriters in the preceding table. Any shares of mandatory convertible preferred stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares of mandatory convertible preferred stock that are the subject of this offering.
Prior to this offering, there has been no public market for the mandatory convertible preferred stock. We intend to apply to list the mandatory convertible preferred stock on the New York Stock Exchange under the symbol “ARES.PRB.” Our Class A common stock is listed for trading on the New York Stock Exchange under the symbol “ARES.”
We have agreed that, for a period of 45 days from the date of this prospectus supplement (the “Lock-up Period”), we will not, without the prior written consent of Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement (other than any registration statement on Form S-8 to register shares of Class A common stock issued or available for future grant under our 2023 Equity Incentive Plan) under the Securities Act relating to, any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for shares of Class A common stock (including without limitation, shares of mandatory convertible preferred stock), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of (x) shares of Class A common stock or (y) any such other securities or units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Class A common stock or such other securities or units, in cash or otherwise, other than, (A) the shares of mandatory convertible preferred stock to be sold pursuant to this offering and the issuance of shares of Class A common stock issuable upon conversion of any mandatory convertible preferred stock (and any shares of Class A common stock deliverable as payment for dividends upon conversion of the shares of mandatory convertible preferred stock, as provided in the certificate of designations) and the filing of a registration statement, including any amendment thereto, with respect to the shares of Class A common stock issuable upon conversion of any mandatory preferred stock, (B) the issuance of shares of Class A common stock or securities convertible into or exercisable or exchangeable for shares of Class A common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement, (C) the issuance of shares of Class A common stock or securities convertible into or exercisable or exchangeable for shares of Class A common stock pursuant to our 2023 Equity Incentive Plan, (D) the issuance of up to 10% of the shares of Class A common stock outstanding after this offering (assuming all Ares Operating Group Units have been exchanged for shares of Class A common stock), or securities convertible into or exercisable or exchangeable for shares of Class A common stock in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions; provided that, the acquiree of any such shares of Class A common stock or securities convertible into or exercisable or exchangeable for shares of Class A common stock pursuant to this clause (D) enters into a lock-up agreement, similar in form to the lock-up agreements entered into by our directors and executive officers in connection with this offering, with respect to such shares of Class A common stock or securities convertible into or exercisable or exchangeable for shares of Class A common stock, (E) the issuance of shares of Class A common stock or restricted share units in connection with the GCP Acquisition, or (F) the issuance of shares of Class A common stock or restricted share units in connection with the acquisition of Walton Street Capital Mexico S. de R.L. de C.V.
We have also agreed that for a period of 45 days after the date of this prospectus supplement, we (and certain of our affiliates) will not waive, modify or amend any transfer restrictions (including lock up provisions) relating to any Ares Operating Group Units or shares of Class A common stock contained in any agreements with holders thereof, without the written consent of Morgan Stanley & Co. LLC and Citigroup Global Markets Inc.
Our directors and executive officers (the “Lock-up Parties”) have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 45 days after the date of this prospectus supplement, may not, without the prior written consent of Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for shares of Class A common stock (including without limitation, shares of Class A common stock, shares of mandatory convertible preferred stock or such other securities which may be deemed to be beneficially owned by such person or entity in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a unit option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of (i) shares of Class A common stock or (ii) such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of (i) shares of Class A common stock or (ii) such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any (i) shares of Class A common stock or (ii) any security convertible into or exercisable or exchangeable for shares of Class A common stock, in each case other than (A) transfers of shares of Class A common stock as a bona fide gift or gifts, (B) transfers on death by will or intestacy to a member of his or her immediate family or to a trust, the beneficiaries of which are exclusively such person and/or a member or members of his or her immediate family or to a charitable organization, (C) transfers of shares of Class A common stock, or any security convertible into or exercisable or exchangeable for shares of Class A common stock, to any individual, partnership (including a limited partnership), corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, foreign government or other entity, that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity, (D) distributions of shares of Class A common stock to members, stockholders, unitholders, partners or wholly-owned subsidiaries of such entity, (E) any transfers of shares of Class A common stock to us for the purpose of satisfying the cashless exercise price or tax withholding obligations upon the exercise of options outstanding on the date of this prospectus supplement or the settlement of deferred restricted shares of Class A common stock or restricted share units outstanding on the date of this prospectus supplement, (F) the sale of any shares of Class A common stock or other securities convertible into or exchangeable for, or that represent the right to receive, shares of Class A common stock acquired in this offering or in open market transactions after the completion of this offering, (G) the pledge of shares of Class A common stock, (H) if such person or entity is an officer and his or her terms of employment so provide as of the date of this prospectus supplement, transfers to us upon his or her death or disability or termination of his or her employment, (I) the establishment by Lock-up Parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of securities during the restricted period, and the sale of shares of Class A common stock pursuant to an existing Rule 10b5-1 trading plan, provided that any related filings under Section 16(a) of the Exchange Act state that such sales have been executed pursuant to such trading plan or (J) any elections to exchange securities convertible or exchangeable as permitted under the Exchange Agreement, provided, that any such Class A common stock received upon such conversion or exchange shall remain subject to the provisions of the lock-up agreement and provided, further that, to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily regarding the transfer, conversion, reclassification, redemption or exchange, as applicable, such announcement or filing shall include a statement explaining the circumstances of such transfer, or that such transfer, conversion, reclassification, redemption or exchange, occurred pursuant to the terms of the Exchange Agreement, as applicable, and no transfer or sale of the Class A common stock or other securities received upon conversion or exchange may be made during the Lock-Up Period other than as may be permitted by the lock-up agreement; provided that in the case of any transfer or distribution pursuant to clause (A), (B), (C), (D), (G) or (H), each donee, distributee, transferee, recipient or pledgee shall execute and deliver to Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B), (C), (D), (F), (G) or (H), no filing by any party (donor, donee, transferor or transferee) under Section 16 of the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than (x) with respect to any transfer pursuant to clause (A), any filing required to be made under Section 16(a) of the Exchange Act, provided that any such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer or (y) a filing on a Form 5 made after the expiration of the 45-day period referred to above); and provided, further, that in the case of any transfer pursuant to clause (E), any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the purpose of such transfer is to cover such tax withholding obligations or the payment of taxes due in connection with the exercise of such options of settlement of such shares or units and that no other public announcement shall be required or shall be made voluntarily in connection with such transfer.
In connection with the offering, the underwriters may purchase and sell shares of mandatory convertible preferred stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional shares, and stabilizing purchases. Short sales involve secondary market sales by the underwriters of a greater number of shares of mandatory convertible preferred stock than it is required to purchase in the offering. “Covered” short sales are sales of mandatory convertible preferred stock in an amount up to the number of shares of mandatory convertible preferred stock represented by the underwriters’ option to purchase additional shares. “Naked” short sales are sales of shares of mandatory convertible preferred stock in an amount in excess of the number of shares of mandatory convertible preferred stock represented by the underwriters’ option to purchase additional shares. Covering transactions involve purchases of shares of mandatory convertible preferred stock either pursuant to the underwriters’ option to purchase additional shares or in the open market after the distribution has been completed to cover short positions. To close a naked short position, the underwriters must purchase shares of mandatory convertible preferred stock in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of mandatory convertible preferred stock in the open market after pricing that could adversely affect investors who purchase in the offering. To close a covered short position, the underwriters must purchase shares of mandatory convertible preferred stock in the open market after the distribution has been completed or must exercise the option to purchase additional shares. In determining the source of shares of mandatory convertible preferred stock to close the covered short position, the underwriters will consider, among other things, the price of shares of mandatory convertible preferred stock available for purchase in the open market as compared to the price at which it may purchase shares of mandatory convertible preferred stock through the option to purchase additional shares. Stabilizing transactions involve bids to purchase shares of mandatory convertible preferred stock so long as the stabilizing bids do not exceed a specified maximum.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares of mandatory convertible preferred stock. They may also cause the price of the shares of mandatory convertible preferred stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, it may discontinue them at any time.
The underwriters and their affiliates have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc. and UBS Securities LLC are lenders under the credit facility of our indirect subsidiaries. Affiliates of Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are lenders on the Bridge Facility. Affiliates of Barclays Capital Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC acted as our financial advisors in connection with the GCP Acquisition and, as such, may receive customary fees and expenses from us for such services. Affiliates of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. acted as financial advisors to GLP Capital Partners Limited in connection with the GCP Acquisition and, as such, may receive customary fees and expenses from GLP Capital Partners Limited for such services.
In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain of the underwriters and their affiliates may in the future hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares of mandatory convertible preferred stock. Any such short positions could adversely affect future trading prices of the shares of mandatory convertible preferred stock. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Conflicts of Interest
Because Ares Management Capital Markets LLC, an underwriter in this offering, is an affiliate of Ares Management Corporation, Ares Management Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as the members primarily responsible for managing the public offering do not have a conflict of interest. Ares Management Capital Markets LLC will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.
Notice to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(c)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(d)
where no consideration is or will be given for the transfer;

(e)
where the transfer is by operation of law;

(f)
as specified in Section 276(7) of the SFA or

(g)
as specified in Regulation 37A of the Securities and Futures (Offers and Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Australia
This prospectus supplement and the accompanying prospectus:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.
As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue or sale, as applicable, of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
No securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that the Shares may be offered to the public in the United Kingdom at any time:

(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the securities shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Japan
The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and/or accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, Section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the United Arab Emirates
The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and accompanying prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and accompanying prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority (DFSA).
Notice to Prospective Investors in Switzerland
This prospectus supplement and accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)
to any person which is a professional client as defined under the FinSA;

(b)
to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of Morgan Stanley & Co. LLC for any such offer; or

(c)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The securities have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations that may be relevant to the purchase, ownership, conversion and disposition of mandatory convertible preferred stock and the ownership and disposition of Class A common stock received upon conversion thereof. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the “IRS”) or opinion of counsel with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS or a court will agree with this summary and the conclusions herein. This summary deals only with beneficial owners that will hold our mandatory convertible preferred stock and Class A common stock as capital assets within the meaning of Section 1221 of the Code. This summary does not address all aspects of U.S. federal income taxation relevant to holders of our mandatory convertible preferred stock and Class A common stock, and does not address differing tax considerations applicable to investors that may be subject to special tax rules, such as banks, regulated investment companies, tax-exempt entities, insurance companies, dealers in securities or currencies, underwriters acting in the capacity as investors to whom shares are sold pursuant to this offering, traders in securities electing to use a mark-to-market method of accounting for their securities holdings, persons that will hold our mandatory convertible preferred stock or Class A common stock as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities or arrangements taxed as partnerships or the partners therein, persons that are “controlled foreign corporations,” persons that are “passive foreign investment companies,” persons subject to any alternative minimum tax, U.S. expatriates, persons that have a “functional currency” other than the U.S. dollar, or persons that own (or are treated as owning) more than 5% of the shares of mandatory convertible preferred stock or our Class A common stock. This summary addresses only U.S. federal income tax considerations, and does not address state, local, or non-U.S. tax laws, estate or gift taxes or the Medicare tax on net investment income. Investors are urged to consult their tax advisors regarding the tax consequences to them of holding mandatory convertible preferred stock or Class A common stock received upon conversion thereof under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.
As used herein, a “U.S. Holder” is a beneficial owner of our mandatory convertible preferred stock or Class A common stock received upon conversion thereof that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions, or (B) the trust has a valid election in effect under the applicable U.S. Treasury regulations to be treated as a United States person under the Code. A “non-U.S. Holder” is a beneficial owner of our mandatory convertible preferred stock or Class A common stock received upon conversion thereof that is an individual, corporation, estate or trust that is not a U.S. Holder.
If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds mandatory convertible preferred stock or Class A common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and upon the activities of the partner and the partnership. Entities or arrangements classified as a partnership holding mandatory convertible preferred stock or Class A common stock and partners in such partnerships are urged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
U.S. Holders
Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock
Distributions paid on our mandatory convertible preferred stock or shares of our Class A common stock will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s adjusted tax basis in the mandatory convertible preferred stock or shares of our Class A common stock, but not below zero. Any remaining excess will be treated as capital gain, and will be treated as described below under “— Sale, Exchange, or Other Taxable Disposition of Mandatory Convertible Preferred Stock and Class A Common Stock”. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. Holders will be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. Holders will be eligible for the dividends received deduction. U.S. Holders are urged to consult their tax advisors regarding the application of reduced tax rates and the dividends-received deduction in their particular circumstances.
If we make a distribution on our mandatory convertible preferred stock in the form of shares of our Class A common stock, although there is some uncertainty, we believe that such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. Holder’s tax basis in such Class A common stock will equal the fair market value of such Class A common stock on the distribution date, and a U.S. Holder’s holding period for such Class A common stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if an applicable withholding agent pays backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from shares of Class A common stock or current or subsequent payments of cash to such U.S. Holder. U.S. Holders are urged to consult with their tax advisors regarding the tax consequences of a Class A common stock distribution on our mandatory convertible preferred stock.
Extraordinary Dividends
Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the mandatory convertible preferred stock or Class A common stock could be characterized as “extraordinary dividends” under the Code. Corporate U.S. Holders that have held our mandatory convertible preferred stock or Class A common stock for two years or less before the dividend announcement date and that receive an extraordinary dividend will generally be required to reduce their tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other disposition of the mandatory convertible preferred stock or Class A common stock and will be treated as described under “— Sale, Exchange, or Other Taxable Disposition of Mandatory Convertible Preferred Stock and Class A Common Stock” below. Non-corporate U.S. Holders that receive an extraordinary dividend will be required to treat any losses on the sale of our mandatory convertible preferred stock or Class A common stock as long-term capital losses to the extent of the extraordinary dividends such U.S. Holder receives that qualify for taxation at the special rates discussed above under “— Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock.”
Sale, Exchange, or Other Taxable Disposition of Mandatory Convertible Preferred Stock and Class A Common Stock
A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange or other taxable disposition of mandatory convertible preferred stock (other than pursuant to a conversion into Class A common stock, a make-whole fundamental change conversion or an optional redemption upon an acquisition non-occurrence event as described below) or Class A common stock equal to the difference between the amount realized upon the taxable disposition, and the U.S. Holder’s adjusted tax basis in such mandatory convertible preferred stock or Class A common stock that was disposed. Any such capital gain or loss will be long-term capital gain or loss if at the time of the sale or other disposition the U.S. Holder’s holding period for the mandatory convertible preferred stock or Class A common stock exceeds one year. Long-term capital gains of a non-corporate U.S. Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Adjustments to the Conversion Rate
The conversion rate of our mandatory convertible preferred stock will be adjusted in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S.

Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of a U.S. Holder of our mandatory convertible preferred stock, however, will generally not be considered to result in a deemed distribution to the U.S. Holder. Certain of the possible conversion rate adjustments provided in the terms of our mandatory convertible preferred stock (including adjustments in respect of taxable dividends paid to holders of Class A common stock) may not qualify as being made pursuant to a bona fide reasonable adjustment formula. If adjustments that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits and that do not qualify as being made pursuant to a bona fide reasonable adjustment formula are made, U.S. Holders of our mandatory convertible preferred stock may generally be deemed to have received a distribution even though they have not received any cash. Any such deemed distribution will generally be taxable to a U.S. Holder in the same manner as an actual distribution as described above under “— Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock.” Because constructive distributions deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if an applicable withholding agent pays backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), those withholding taxes may be set off against payments of cash or the delivery of shares of Class A common stock in respect of the mandatory convertible preferred stock (or, in some circumstances, any payments on our Class A common stock) or sales proceeds received by, or other funds or assets of, such U.S. Holder. Generally, a U.S. Holder’s adjusted tax basis in the mandatory convertible preferred stock will be increased to the extent any such constructive distribution is treated as a dividend. U.S. Holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the mandatory convertible preferred stock.
The IRS has proposed regulations addressing the amount and timing of constructive distributions as well as obligations of withholding agents and filing and notice obligations of the issuers in respect of such constructive distributions. If adopted as proposed, the regulations would generally provide, among other things, that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire Class A common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire Class A common stock (determined immediately after the conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the mandatory convertible preferred stock and the date of the actual distribution of cash or property that results in the constructive distribution. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of mandatory convertible preferred stock and withholding agents may rely on them prior to that date under certain circumstances.
Conversion of Mandatory Convertible Preferred Stock into Class A Common Stock
A U.S. Holder generally will not recognize gain or loss upon the conversion of our mandatory convertible preferred stock into our Class A common stock (other than with respect to cash received in lieu of a fractional share of Class A common stock), except that any cash or Class A common stock received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “— Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock,” with any Class A common stock received in respect of such dividends treated as if the U.S. Holder had received cash equal to the fair market value of any such Class A common stock determined as of the date of conversion.
Because payments of Class A common stock that are treated as dividends will not give rise to any cash from which any applicable withholding tax could be satisfied, if an applicable withholding agent pays backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from shares of Class A common stock or current or subsequent payments of cash to such U.S. Holder.
Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Holder has held the mandatory convertible preferred stock for more than one year at the time of conversion.

The tax treatment of a U.S. Holder’s receipt of any cash or Class A common stock paid upon conversion in respect of (1) accrued and unpaid dividends that have not been declared and (2) the ‘‘future dividend present value amount’’ (as defined in this prospectus supplement), in each case, is uncertain. Although not free from doubt, we believe that the receipt of such cash or Class A common stock should be treated as additional consideration received by the U.S. Holder upon conversion of the mandatory convertible preferred stock into Class A common stock.
Accordingly, in the event a U.S. Holder converts its mandatory convertible preferred stock and we pay such U.S. Holder cash or a combination of cash and Class A common stock in respect of (1) accrued and unpaid dividends that have not been declared or (2) the future dividend present value amount, no loss would be recognized, but such U.S. Holder would be required to recognize any gain in an amount equal to the lesser of (i) the cash payment (excluding cash received in lieu of a fractional share of Class A common stock and cash received attributable to accrued and unpaid dividends that have been declared) and (ii) the excess, if any, of (A) the sum of the fair market value of our Class A common stock received upon conversion (including any fractional share for which cash is received) and the cash received (other than amounts of cash or Class A common stock received in respect of accrued and unpaid dividends that have been declared) over (B) the U.S. Holder’s adjusted tax basis in its mandatory convertible preferred stock immediately prior to conversion. The character of such gain recognized is uncertain. If the receipt of the cash attributable to accrued and unpaid dividends that have not been declared or in respect of the future dividend present value amount is considered to have the effect of a dividend (i.e., it is not considered “not essentially equivalent to a dividend” with respect to the U.S. Holder, as described below under “— Optional Redemption Upon an Acquisition Non-Occurrence Event”), such gain (to the extent recognized) will be taxable as dividend income to the extent paid out of our current or accumulated earnings and profits. Alternatively, such gain could be capital gain. If the amount of cash received in respect of (x) accrued but unpaid dividends that have not been declared and (y) the future dividend present value amount, exceeds the gain recognized by a U.S. Holder, the excess amount would not be taxable to such U.S. Holder but would reduce its adjusted tax basis in our Class A common stock received upon conversion.
The tax treatment described above in respect of the payments of cash or Class A common stock made in respect of (1) accrued and unpaid dividends that have not been declared and (2) the future dividend present value amount, in each case, is not certain and may be challenged by the IRS, including on grounds that the amount received in respect of (i) accrued and unpaid dividends that have not been declared and (ii) the future dividend present value amount, in each case of clauses (i) and (ii), represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “— Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock,” which may exceed the amount of gain otherwise recognized on conversion.
Except as discussed in the last sentence of this paragraph, a U.S. Holder’s adjusted tax basis in shares of Class A common stock received upon conversion of the mandatory convertible preferred stock (and any fractional shares of our Class A common stock treated as received and then exchanged for cash) will equal the adjusted tax basis of the converted shares of the mandatory convertible preferred stock, increased by gain recognized, if any, on the conversion and reduced by any cash received that was treated as additional consideration received in the conversion as discussed above, and the holding period of such shares of Class A common stock will include the holding period of the converted shares of mandatory convertible preferred stock. A U.S. Holder’s adjusted tax basis in Class A common stock received may be further reduced under the rules described above under “— Extraordinary Dividends.” Class A common stock received in payment of accrued but unpaid dividends that have been declared and taxed as a dividend upon receipt, if any, will have an adjusted tax basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the conversion.
In the event a U.S. Holder’s mandatory convertible preferred stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders are urged to consult their tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Optional Redemption Upon an Acquisition Non-Occurrence Event
If, as a result of an acquisition non-occurrence event (as defined in “Description of mandatory convertible preferred stock — Definitions”), a U.S. Holder receives from us shares of our Class A common stock or a combination of cash and shares of our Class A common stock in redemption of such U.S. Holder’s mandatory convertible preferred stock (other than any cash or Class A common stock received in respect of accrued and unpaid dividends that have been declared, which will be taxable as described above under “— Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock,” with any Class A common stock received in respect of such dividends treated as if the U.S. Holder had received cash equal to the fair market value of any such Class A common stock determined as of the date of redemption), we intend to treat such redemption as a recapitalization for U.S. federal income tax purposes. As a result, no loss would be recognized upon such redemption, but the U.S. Holder would be required to recognize any gain in an amount equal to the lesser of (1) the cash payment (excluding cash received in lieu of a fractional share of Class A common stock and cash received attributable to accrued but unpaid dividends that have been declared) and (2) the excess of (i) the sum of the fair market value of shares of our Class A common stock (including any fractional share for which cash is received) and cash received in such redemption (excluding shares of Class A common stock or cash received attributable to accrued but unpaid dividends that have been declared) over (ii) the U.S. Holder’s adjusted tax basis in the mandatory convertible preferred stock at the time of redemption. Any gain recognized will be taxed as capital gain as long as it is “not essentially equivalent to a dividend” with respect to the U.S. Holder, and otherwise such redemption will be taxed in the same manner as a distribution as described above under “— Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock.” If a U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the gain recognized from such a redemption would be considered “not essentially equivalent to a dividend” and would be treated as capital gain as described above under “— Sale, Exchange, or Other Taxable Disposition of Mandatory Convertible Preferred Stock and Class A Common Stock.” The U.S. Holder’s adjusted tax basis in shares of our Class A common stock received upon redemption of such U.S. Holder’s mandatory convertible preferred stock would be the same as its adjusted tax basis in the mandatory convertible preferred stock, increased by the amount of gain recognized, if any, and reduced by the amount of the cash payment (other than any cash attributable to accrued but unpaid dividends that have been declared). A U.S. Holder’s holding period for the shares of our Class A common stock received upon redemption of mandatory convertible preferred stock would include the holding period for such mandatory convertible preferred stock.
Cash received in lieu of a fractional share of our Class A common stock generally would be treated as a payment in exchange for the fractional share. Accordingly, assuming such redemption is not “essentially equivalent to a dividend,” the receipt of cash in lieu of a fractional share generally would result in capital gain or loss measured by the difference between the cash received for the fractional share and the adjusted tax basis in the fractional share. Shares of Class A common stock and cash received that are attributable to accrued but unpaid dividends that have been declared will be taxable as described under “— Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock” above as if the U.S. Holder had received cash in respect of such dividends equal to the fair market value of such Class A common stock on the date of such redemption. It is also possible that the receipt of the cash or Class A common stock attributable to accrued but unpaid dividends that have not been declared or in respect of the future dividend present value amount, in each case, may be considered to represent a dividend and would be taxable as described above under “— Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock.” If, as a result of an acquisition non-occurrence event, a U.S. Holder receives solely cash in redemption of such U.S. Holders mandatory convertible preferred stock, assuming such redemption is not “essentially equivalent to a dividend,” such payment will be treated as described above under “— Sale, Exchange, or Other Taxable Disposition of Mandatory Convertible Preferred Stock and Class A Common Stock.”
Information Reporting and Backup Withholding
Information returns are required to be filed with the IRS in connection with distributions (including deemed distributions) on our mandatory convertible preferred stock or our Class A common stock and the proceeds from a sale or other disposition of such stock, unless a U.S. Holder is an exempt recipient. A

U.S. Holder may also be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. U.S. Holders are urged to consult their tax advisors concerning the application of information reporting and backup withholding rules.
Non-U.S. Holders
Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock
Distributions or other payments that are treated as distributions (see “— U.S. Holders — Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock,” “— Conversions of Mandatory Convertible Preferred Stock into Class A Common Stock” and “— Optional Redemption Upon an Acquisition Non-Occurrence Event”), including distributions on our mandatory convertible preferred stock in the form of shares of our Class A common stock and deemed distributions described above under “—U.S. Holders — Adjustments to the Conversion Rate,” generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to non-U.S. Holders generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) certifying such non-U.S. Holder’s entitlement to benefits under a relevant income tax treaty. A non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the non-U.S. Holder’s investment, up to the non-U.S. Holder’s adjusted tax basis in the mandatory convertible preferred stock or shares of our Class A common stock, but not below zero. Any remaining excess will be treated as capital gain, and will be treated as described below under “— Sale, Exchange or Other Taxable Disposition of Mandatory Convertible Preferred Stock and Class A Common Stock”.
If dividends paid to a non-U.S. Holder are effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such non-U.S. Holder in the United States), such non-U.S. Holder will generally be taxed on the dividends in the same manner as a U.S. person. In this case, the non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although the non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. Non-U.S. Holders are urged to consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of our mandatory convertible preferred stock or our Class A common stock, including the possible imposition of a “branch profits” tax at a rate of 30% (or a lower treaty rate) if such non-U.S. Holder is a corporation.
Because deemed distributions or distributions made in Class A common stock to a non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, those withholding taxes may be set off against payments of cash or the delivery of shares of Class A common stock in respect of the mandatory convertible preferred stock (or, in some circumstances, any payments on our Class A common stock) or sales proceeds received by, or other funds or assets of, that non-U.S. Holder.
Sale, Exchange or Other Taxable Disposition of Mandatory Convertible Preferred Stock and Class A Common Stock
Subject to the discussions above under “— Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock,” and below under “— Information Reporting and Backup Withholding” and “— FATCA,” a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our mandatory convertible preferred stock or our Class A common stock unless:
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the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. Holder in the United States);

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the non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses, if any; provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

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our mandatory convertible preferred stock or Class A common stock constitutes a “United States real property interest” by reason of our status as a “United States real property holding corporation,” each as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter.

We believe that we are not, and we do not anticipate becoming, a United States real property holding corporation.
If a non-U.S. Holder recognizes gain on a sale or other taxable disposition of our mandatory convertible preferred stock or our Class A common stock that is effectively connected with the conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. Holder in the United States), the non-U.S. Holder will generally be taxed on such gain in the same manner as a U.S. person. Non-U.S. Holders are urged to consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of our mandatory convertible preferred stock and our Class A common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if such non-U.S. Holder is a corporation.
Conversion of Mandatory Convertible Preferred Stock into Class A Common Stock, Make-Whole Fundamental Change Conversion and Optional Redemption Upon an Acquisition Non-Occurrence Event
A non-U.S. Holder generally will not recognize gain or loss upon the conversion of our mandatory convertible preferred stock into our Class A common stock or upon an optional redemption upon an acquisition non-occurrence event, except that (1) cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share and will be subject to the treatment described above under “— Sale, Exchange or Other Taxable Disposition of Mandatory Convertible Preferred Stock and Class A Common Stock,” (2) cash or Class A common stock received in respect of accrued and unpaid dividends that have been declared should be treated in the manner described above under “— U.S. Holders — Conversion of Mandatory Convertible Preferred Stock into Class A Common Stock,” (3) cash or Class A common stock received in respect of (i) accrued and unpaid dividends that have not been declared or (ii) the future dividend present value amount, in each case of clauses (i) and (ii), should be treated in the manner described above under “— U.S. Holders — Conversion of Mandatory Convertible Preferred Stock into Class A Common Stock,” and (4) cash and Class A common stock received upon an optional redemption upon an acquisition non-occurrence event should be treated in the manner described above under “— U.S. Holders — Optional Redemption Upon an Acquisition Non-Occurrence Event.” In the case of payments described in (2), it is expected that a withholding agent will withhold tax from such amounts, as described above under “— Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock.” In the case of payments described in (3) and (4), the tax treatment of such amounts is uncertain, and therefore a withholding agent may withhold 30% of such amount as described under “— Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock.” Non-U.S. Holders are urged to consult their tax advisors to determine the specific tax consequences to them.

Adjustments to the Conversion Rate
As described above under “— U.S. Holders — Adjustments to the Conversion Rate,” adjustments in the conversion rate (or failures to adjust the conversion rate) of the mandatory convertible preferred stock that result in an increase in the proportionate interest of a non-U.S. Holder in our assets or earnings and profits could result in deemed distributions to the non-U.S. Holder that are taxed as described under “— Distributions on Mandatory Convertible Preferred Stock and Class A Common Stock.” It is possible that any withholding tax on such a deemed distribution could be withheld from or set off against payments of cash or the delivery of shares of Clas A common stock in respect of the mandatory convertible preferred stock (or, in some circumstances, any payments on our Class A common stock) or sales proceeds received by, or other funds or assets of, such non-U.S. Holder.
Information Reporting and Backup Withholding
Information returns are required to be filed with the IRS in connection with payments of distributions (including deemed distributions) on our mandatory convertible preferred stock and our Class A common stock. Unless a non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our mandatory convertible preferred stock or our Class A common stock. A non-U.S. Holder may be subject to backup withholding on payments on our mandatory convertible preferred stock or our Class A common stock or on the proceeds from a sale or other disposition of our Class A common stock unless the non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person or otherwise establishes an exemption. The provision of a properly executed applicable IRS Form W-8 certifying non-U.S. status will permit a non-U.S. Holder to avoid backup withholding.
Information reporting and backup withholding generally will apply to the proceeds of a disposition of the mandatory convertible preferred stock or Class A common stock by a non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends and deemed dividends on our mandatory convertible preferred stock and our Class A common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable non-U.S. country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden).
Proposed U.S. Treasury Regulations would eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of our mandatory convertible preferred stock and our Class A common stock, and may be relied upon by taxpayers until final regulations are issued. Investors are urged to consult their tax advisors regarding the effects of FATCA on their investment in our mandatory convertible preferred stock or our Class A common stock.
The preceding discussion of certain U.S. federal income tax considerations is for prospective investors’ information only. It is not tax advice. Prospective investors are urged to consult their tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of purchasing, owning, converting, and disposing of the mandatory convertible preferred stock or owning and disposing of Class A common stock, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS
The validity of the Class A common stock being offered hereby will be passed upon for us by Kirkland & Ellis LLP, Los Angeles, California. Kirkland & Ellis LLP has from time to time represented the underwriters on unrelated matters. The underwriters have been represented by Latham & Watkins LLP, Los Angeles, California, in connection with this offering. Latham & Watkins LLP has from time to time represented Ares and its affiliates on unrelated matters. An investment vehicle comprised of certain partners of Kirkland & Ellis LLP and their related persons owns interests representing less than 1% of the capital commitments of funds affiliated with Ares.

EXPERTS
The consolidated financial statements of Ares Management Corporation appearing in Ares Management Corporation’s Annual Report, and the effectiveness of Ares Management Corporation’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares offered in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, filed as part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the shares covered by this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus supplement and the accompanying prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.
We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC. The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the shares covered by of this prospectus supplement and the accompanying prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.
We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with the SEC’s rules:
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Our Annual Report (File No. 001-36429);

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Our Q1 2024 Quarterly Report (File No. 001-36429);

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Our Q2 2024 Quarterly Report (File No. 001-36429);

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Those portions of our 2024 Proxy Statement that are incorporated by reference in our Annual Report (File No. 001-36429);

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Current Reports on Form 8-K filed on February 2, 2024, April 3, 2024, June 6, 2024, June 14, 2024, July 11, 2024 and October 8, 2024 (other than Item 7.01 and Exhibit 99.1) (File No. 001-36429); and

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All documents filed, but not furnished, by Ares Management Corporation under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering to which this prospectus supplement relates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon such person’s written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Ares Management Corporation, 1800 Avenue of the Stars, Suite 1400, Los Angeles, California 90067. You also may contact us at (310) 201-4100 or visit our website at http://www.aresmgmt.com for copies of those documents. Our website and the information contained on or accessible through our website are not a part of this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in making your decision whether to invest in the shares covered by this prospectus supplement and the accompanying prospectus.

PROSPECTUS
Ares Management Corporation
Class A Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
We may from time to time, in one or more offerings, offer and sell one or more series or classes, separately or together, and in amounts, at prices and on terms that will be determined at the time of any such offering and will be set forth in one or more supplements to this prospectus:
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shares of Class A common stock, par value $0.01 per share (“Class A common stock”);

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shares of preferred stock;

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debt securities;

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guarantees of debt securities;

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depositary shares;

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warrants to purchase debt or equity securities;

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purchase contracts; and

•
units.

We refer to the foregoing, collectively, as the “securities.” Any debt securities offered and sold pursuant to this prospectus may be (i) issued by Ares Management Corporation and may or may not be guaranteed by one or more of its subsidiaries, or (ii) issued by one or more of its subsidiaries and guaranteed by Ares Management Corporation and may be guaranteed by one or more of its other subsidiaries. Unless otherwise stated herein, we refer to our debt securities and the guarantees of our debt securities that may be offered pursuant to this prospectus collectively as the “debt securities.” In addition, certain selling stockholders may offer and sell Class A common stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.
This prospectus describes the general manner in which these securities may be offered and sold. We will provide the specific terms of any offering of these securities in a prospectus supplement or free writing prospectus. You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, before you invest.
We or any selling stockholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and any selling stockholders reserve the sole right to accept, and we, any selling stockholder and any agents, dealers, underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. The applicable prospectus supplement or free writing prospectus will set forth the names of the agents, dealers or underwriters, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. The names of the selling securityholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of these securities by any selling securityholders.
Our shares of Class A common stock are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “ARES.” The last reported sale price of our Class A common stock on February 24, 2023 was $80.17 per share.
INVESTING IN OUR SECURITIES INVOLVES A NUMBER OF RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS, IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN OUR SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q, AS SUPPLEMENTED BY OUR OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC” OR “COMMISSION”) WHICH ARE INCORPORATED BY REFERENCE HEREIN, TO READ ABOUT FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any applicable prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 27, 2023.

i

Neither we nor any selling stockholders have authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus, any amendment or supplement to this prospectus, any free writing prospectus prepared by us or on our behalf or the documents incorporated by reference in this prospectus. Neither we nor any selling stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, any free writing prospectus prepared by us or on our behalf or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus is current only as of its date, regardless of the time and delivery of this prospectus, any amendment or supplement to this prospectus or of any sale of the securities covered by this prospectus.
You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.
For investors outside the United States: neither we nor any selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of the securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we and/or certain selling stockholders may offer, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus and the applicable prospectus supplement in amounts, at prices and on other terms to be determined at the time of the offering. This prospectus provides you with a general description of Ares Management Corporation, our Class A common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units that we and/or certain selling stockholders may offer. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in any of the securities described in this prospectus. A supplement to this prospectus or a free writing prospectus may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 35 of this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information” and the registration statement, including its exhibits, before making an investment in any of the securities described in this prospectus.
In this prospectus, unless the context suggests otherwise, references to:
•
“Ares,” “we,” “us” and “our” refer to Ares Management Corporation and its subsidiaries;

•
“Ares Operating Group” or “Ares Holdings” refer to Ares Holdings L.P.;

•
“Ares Operating Group Unit” or an “AOG Unit” refers to, collectively, a partnership unit in the Ares Operating Group entity;

•
“assets under management” or “AUM” refers to the assets we manage. For our funds other than our funds that are structured as collateralized loan obligations (“CLOs”), our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For the CLOs we manage, our AUM is equal to initial principal amounts adjusted for paydowns. AUM also includes the proceeds raised in the initial public offering of a special purpose acquisition company sponsored by us;

•
“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•
“Holdco Members” refers to Michael Arougheti, David Kaplan, Antony Ressler, Bennett Rosenthal, Ryan Berry and R. Kipp deVeer;

•
“our funds” refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation (NASDAQ: ARCC), and a registered investment adviser;

•
“SEC” refers to the Securities and Exchange Commission; and

•
“Securities Act” refers to the Securities Act of 1933, as amended.

Certain of the terms used in this prospectus, including AUM, may not be comparable to similarly titled measures used by other companies. In addition, our definition of AUM is not based on any definition of AUM that is set forth in the agreements governing the investment funds that we manage and may differ from definitions of AUM set forth in other agreements to which we are a party from time to time. Amounts and percentages throughout this prospectus may reflect rounding adjustments and consequently totals may not appear to sum.

ARES MANAGEMENT CORPORATION
Ares is a leading global alternative investment manager with $352.0 billion of assets under management and over 2,550 employees in over 30 offices in more than 15 countries as of December 31, 2022. We offer our investors a range of investment strategies and seek to deliver attractive performance to an investor base that includes over 1,900 direct institutional relationships and a significant retail investor base across our publicly-traded and sub-advised funds. Since our inception in 1997, we have adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns through market cycles. Ares believes each of its distinct but complementary investment groups in Credit, Private Equity, Real Assets, Secondaries and Strategic Initiatives is a market leader based on assets under management and investment performance. We believe we create value for our stakeholders not only through our investment performance but also by expanding our product offering, enhancing our distribution channels, increasing our global presence, investing in our non-investment functions, securing strategic partnerships and completing accretive acquisitions and portfolio purchases.
For a description of our business, financial condition, results of operations and other important information, we refer you to our filings with SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
Except as otherwise expressly provided in our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our common stockholders are entitled to vote on all matters on which stockholders of a corporation are generally entitled to vote under the Delaware General Corporate Law (the “DGCL”), including the election of our board of directors.
Our shares of Class A common stock are listed on the NYSE under the symbol “ARES.” Our principal executive offices are located at 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, and our telephone number is (310) 201-4100. Our website address is http://www.aresmgmt.com. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, our website and the information contained on our website are not a part of this prospectus or any applicable prospectus supplement, and you should not rely on any such information in making your decision whether to invest in the securities covered by this prospectus.

SUBSIDIARY REGISTRANTS
Ares Holdings L.P., Ares Investments Holdings LLC, Ares Management LLC, Ares Finance Co. LLC, Ares Finance Co. II LLC, Ares Finance Co. III LLC, and Ares Finance Co. IV LLC (collectively, the “subsidiaries”) may jointly and severally, fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus and any applicable prospectus supplement. Alternatively, any debt securities offered and sold pursuant to this prospectus may be issued by one or more of our subsidiaries and guaranteed by us and may be guaranteed by one or more of our other subsidiaries. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries, if any, is or will be included, as applicable, in our periodic reports filed pursuant to the Exchange Act, to the extent required by the rules and regulations of the SEC.

RISK FACTORS
Investing in the securities covered by this prospectus involves various risks. You should carefully consider each of the risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023 and incorporated by reference in this prospectus, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, and all of the other information included or incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities covered by this prospectus. The risks and uncertainties discussed in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our securities. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Some of these factors are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023 and incorporated by reference in this prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the risk factors, as such factors may be updated from time to time, and other cautionary statements that are included in this prospectus and in our other periodic filings, which are accessible on the SEC’s website at www.sec.gov. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering the securities pursuant to this prospectus, the net proceeds from the sale by us of any securities covered by this prospectus will be used for general corporate purposes. General corporate purposes may include repayment, repurchase or redemption of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or temporarily used to repay indebtedness prior to deployment for their intended purposes.
We will not receive any of the proceeds from the sale of the securities described in this prospectus by any selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the most important terms of our capital stock, including our Class A common stock, to which this prospectus supplement relates. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Incorporation and Bylaws, copies of which have been previously filed by us with the SEC and incorporated by reference in this prospectus supplement.
Our authorized capital stock consists of 3,500,000,000 shares, all with a par value of $0.01 per share, of which:
•
1,500,000,000 are designated as Class A common stock;

•
500,000,000 are designated as non-voting common stock;

•
1,000 are designated as Class B common stock;

•
499,999,000 are designated as Class C common stock; and

•
1,000,000,000 are designated as preferred stock, of which 12,400,000 shares are designated as Series A Preferred Stock.

We had outstanding as of December 31, 2022:
•
173,892,036 shares of Class A common stock;

•
3,489,911 shares of non-voting common stock;

•
1,000 shares of Class B common stock; and

•
117,231,288 shares of Class C common stock.

In addition, as of December 31, 2022, 21,833,218 shares of Class A common stock are issuable upon the exercise of outstanding equity awards.
As used in this section, “we,” “us” and “our” means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.
Common Stock
Economic Rights
Dividends.   Subject to preferences that apply to shares of Series A Preferred Stock and any other shares of preferred stock outstanding at the time, the holders of our Class A common stock and non-voting common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. The holders of our Class B common stock and Class C common stock do not have any rights to receive dividends.
Liquidation.   If we become subject to an event giving rise to our dissolution, liquidation or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock, non-voting common stock and any participating preferred stock outstanding at that time ranking on a parity with our Class A common stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our Series A Preferred Stock and any other outstanding shares of preferred stock. The holders of our Class B common stock and Class C common stock do not have any rights to receive distributions upon our dissolution, liquidation or winding up.
Voting Rights
Except as expressly provided in our Certificate of Incorporation, the holders of our Class A common stock, Class B common stock and Class C common stock will be entitled to vote on all matters on which stockholders of a corporation are entitled to vote under the DGCL, including the election of our board of directors. The holders of non-voting common stock shall have no voting powers on any matter on which the stockholders are required or permitted to vote, except as expressly provided in our Certificate of Incorporation or required by applicable law or regulation.
Holders of our Class A common stock are entitled to one vote per share of Class A common stock.
On January 31 of each year, our board of directors will determine whether the Ares Ownership Condition (as defined below) is satisfied. The “Ares Ownership Condition” is a determination of our board of directors on or about January 31 of each year as to whether the total voting power held collectively by (i) holders of our Class C common stock (currently only Ares Voting LLC), (ii) then-current or former Ares personnel (including indirectly through related entities) and (iii) Ares Owners Holdings L.P. (“Ares Owners”), without duplication, is at least 10% of the collective voting power of our outstanding Class A common stock and our Class C common stock, voting together as a single class. For purposes of determining whether the Ares Ownership Condition is satisfied, our board of directors will treat as outstanding, and as held by the foregoing persons, all shares of common stock deliverable to such persons pursuant to equity awards granted to such persons. On any date on which the Ares Ownership Condition is satisfied, holders of our Class B common stock are entitled to a number of votes, in the aggregate, equal to (x) four times the aggregate number of votes attributable to the Class A common stock minus (y) the aggregate number of votes attributable to the Class C common stock. On any date on which the Ares Ownership Condition is not satisfied, holders of our Class B common stock are not entitled to vote on any matter submitted to a vote of our stockholders.
Ares Management GP LLC is the sole holder of shares of our Class B common stock. Ares Voting LLC, the sole holder of our Class C common stock, is generally entitled to a number of votes equal to the number of Ares Operating Group Units held of record by each limited partner of the Ares Operating Group Partnerships (as defined below) (other than us and our subsidiaries). If in the future other persons are admitted to the Ares Operating Group as limited partners and are issued shares of our Class C common stock, such other holders of our Class C common stock will be entitled, in the aggregate, to a number of votes equal to the number of Ares Operating Group Units held of record by such holder of Class C common stock. If the ratio at which Ares Operating Group Units are exchangeable for shares of our Class A common stock changes from a one-for-one basis, the number of votes to which the holders of the Class C common stock are entitled will be adjusted accordingly.
Except as provided in our Certificate of Incorporation and Bylaws and under the DGCL and the rules of the NYSE, shares of our Series A Preferred Stock are generally non-voting.
Our Certificate of Incorporation provides that the number of authorized shares of any class of stock, including our Class A common stock, may be increased or decreased (but not below the number of shares of such class then outstanding) with the approval of a majority of the voting power of our outstanding capital stock entitled to vote thereon. However, given the disparity in the voting power of our classes of common stock, on any date on which the Ares Ownership Condition is satisfied, holders of our Class B common stock will control any such vote and are effectively able to approve an increase or decrease in the number of authorized shares of any other class of common stock without a separate vote of the holders of the applicable class of common stock. This could allow holders of our Class B common stock to increase and issue additional shares of Class A common stock and/or Class C common stock beyond what is currently authorized in our Certificate of Incorporation without the consent of the holders of the applicable class of common stock. Additional classes of common stock having special voting rights could also be issued.
No Preemptive or Similar Rights
Our Class A common stock, Class B common stock and Class C common stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions. Our non-voting common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions. Our non-voting common stock is entitled to conversion, effective immediately upon any Widely Dispersed Offering, pursuant to which each share of non-voting common stock so transferred shall automatically be converted into one share of Class A common stock.

Exchange
Three of our indirect subsidiaries, Ares Holdings, Ares Offshore Holdings L.P. and Ares Investments L.P. (collectively, the “Ares Operating Group Partnerships”) issued units representing limited partnership interests (a partnership unit in each of the Ares Operating Group Partnerships, collectively, an “Ares Operating Group Unit”) that are exchangeable for our Class A common stock pursuant to the Fifth Amended and Restated Exchange Agreement among us and the other parties thereto (the “Exchange Agreement”), on a one-for-one basis, subject to customary adjustments for splits, unit dividends and reclassifications and compliance with applicable lock-up, vesting and transfer restrictions. On April 1, 2021, we completed an internal reorganization (the “Reorganization”) that simplified the organizational structure and merged Ares Offshore Holdings L.P. and Ares Investments L.P. with Ares Holdings. As a result of the Reorganization, Ares Holdings became the sole entity in the Ares Operating Group. When Ares Operating Group Units are exchanged for shares of Class A common stock, the number of votes to which the shares of our Class C common stock are entitled shall automatically be reduced by the number of Ares Operating Group Units so exchanged. However, so long as the Ares Ownership Condition is satisfied, the issuance of Class A common stock would increase the number of votes to which holders of Class B common stock are entitled.
Limited Call Right
If at any time:
(i)
less than 10% of the then issued and outstanding shares of any class (other than Class B common stock, Class C common stock, non-voting common stock and preferred stock) are held by persons other than the Holdco Members or their respective affiliates; or

(ii)
we are subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended,

we will have the right, which we may assign in whole or in part to any record holder of Class B common stock or any of its affiliates, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons.
As a result of our right to purchase outstanding shares of common stock, a stockholder may have their shares purchased at an undesirable time or price.
Preferred Stock
Our board of directors is authorized, subject to limitations prescribed by the DGCL, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders (except as may be required by the terms of any preferred stock then outstanding). Our board of directors may also increase (but not above the total number of shares of preferred stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of that series then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. The powers, preferences and rights of each series of preferred stock, and the qualification, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the proportion of voting power held by, or other relative rights of, the holders of our Class A common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of the Class A common stock or the proportion of voting power held by, or other relative rights of, the holders of the Class A common stock.
Conflicts of Interest
The DGCL permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Certificate of Incorporation, to the maximum extent permitted from time to time by the DGCL, renounces any interest or expectancy that we have in any business ventures of (a) each member of our board of directors and our officers, (b) each record holder of Class B common stock, (c) Ares Management GP LLC (our “Former General Partner”), (d) any person or entity who is or was a “tax matters partner” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”) prior to amendment by P.L. 114-74) or “partnership representative” (as defined in Section 6223 of the Code after amendment by P.L. 114-74), member, manager, officer or director of any record holder of Class B common stock or our Former General Partner, (e) any member, manager, officer or director of any record holder of Class B common stock or our Former General Partner who is or was serving at the request of any record holder of Class B common stock or our Former General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person or entity, (f) any person or entity who controls any record holder of Class B common stock or our Former General Partner and (g) certain other specified persons (collectively, the “Indemnitees”). Our Certificate of Incorporation provides that each Indemnitee has the right to engage in businesses of every type and description, including business interests and activities in direct competition with our business and activities. Our Certificate of Incorporation also waives and renounces any interest or expectancy that we may have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to the Indemnitees. Notwithstanding the foregoing, pursuant to our Certificate of Incorporation, each record holder of Class B common stock has agreed that its sole business will be to act as a record holder of Class B common stock and as a general partner or managing member of any partnership or limited liability company that we may hold an interest in and that it will not engage in any business or activity or incur any debts or liabilities except (x) in connection therewith or (y) in connection with the acquisition, owning or disposing of equity securities of us or any of our subsidiaries.
Anti-Takeover Provisions
Our Certificate of Incorporation and Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock held by stockholders.
Loss of voting rights.   If at any time any person or group (other than a record holder of Class B common stock, Ares Owners, a Holdco Member or any of their respective affiliates, or a direct or subsequently approved transferee of the foregoing) beneficially owns 20% or more of any class of our stock then outstanding, that person or group will lose voting rights on all of its shares of stock and such shares of stock may not be voted on any matter as to which such shares may be entitled to vote and will not be considered to be outstanding when sending notices of a meeting of stockholders, calculating required votes, determining the presence of a quorum or for other similar purposes, in each case, as applicable and to the extent such shares of stock are entitled to any vote. These restrictions do not apply to our Class B common stock or Class C common stock.
Requirements for advance notification of stockholder proposals.   Our Bylaws establish advance notice procedures with respect to stockholder proposals brought forth at annual or special meetings of our stockholders. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our company.

Special stockholder meetings.   Our Certificate of Incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, a record holder of Class B common stock or stockholders representing 50% or more of the voting power of the outstanding stock of the class or classes of stock which are entitled to vote at such meeting. Class A common stock and Class C common stock are considered the same class of common stock for this purpose.
Stockholder action by written consent.   Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the Certificate of Incorporation provides otherwise or it conflicts with the rules of the NYSE. Our Certificate of Incorporation permits stockholder action by written consent by stockholders other than the Class B Stockholder only if consented to by the board of directors in writing.
Amendments to our Certificate of Incorporation requiring Class B Stockholder approval.   Except as otherwise expressly provided by applicable law or any certificate of designation for any series of our preferred stock, on any date on which the Ares Ownership Condition is satisfied, only the record holders of Class B common stock shall have the right to vote on certain amendments to our Certificate of Incorporation that are proposed by our board of directors.
Such amendments include:
(i)
any amendment that our board of directors has determined:

(a)
is necessary or appropriate in connection with (x) a pro rata distribution of shares of our stock or of options, rights, warrants or appreciation rights relating to shares of our stock or (y) a subdivision or combination of our stock,

(b)
based on the advice of counsel, is necessary or appropriate to prevent us or the Indemnitees from having a material risk of being in any manner subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor, or

(c)
is necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)
any amendment that is expressly permitted by our Certificate of Incorporation to be voted on solely by the record holders of Class B common stock; or

(iii)
any amendment that reflects a merger or conveyance pursuant to certain provisions of our Certificate of Incorporation that do not require stockholder approval for such a merger or conveyance.

Super-majority requirements for certain amendments to our Certificate of Incorporation.   Except for amendments to our Certificate of Incorporation that require the sole approval of the record holders of Class B common stock, any amendments to our Certificate of Incorporation require the vote or consent of stockholders holding at least 90% of the voting power of our Class A common stock and Class C common stock, voting together as a single class, unless we obtain an opinion of counsel confirming that such amendment would not affect the limited liability of any of our stockholders under the DGCL. Any amendment of this provision of our Certificate of Incorporation also requires the vote or consent of stockholders holding at least 90% of the voting power of our Class A common stock and Class C common stock, voting together as a single class.
Merger, sale or other disposition of assets.   Our Certificate of Incorporation provides that we may, with the approval of the record holders of at least a majority in voting power of our Class A common stock and Class C common stock, and, on any date on which the Ares Ownership Condition is satisfied, with the approval of the record holders of our Class B common stock, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or consummate any merger, consolidation or other similar combination, or approve the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, except that no approval of our Class A common stock and Class C common stock shall be required in the case of certain limited transactions involving our reorganization into another limited liability entity where the governing instruments of the resulting entity provide our stockholders with substantially the same rights and obligations as are contained in our Certificate of Incorporation. We may in our sole discretion mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without the prior approval of the holders of our Class A common stock and Class C common stock. We may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without the prior approval of the holders of our Class A common stock and Class C common stock.
Preferred stock.   If holders of any preferred stock that we may issue have the right to require us to redeem all or a portion of their series of preferred stock upon the occurrence of a change of control event, third parties may be discouraged from pursuing certain transactions with us that may otherwise be in the best interest of our stockholders.
Choice of forum.   The Court of Chancery of the State of Delaware (or, solely to the extent that the Court of Chancery lacks subject matter jurisdiction, any other court in the State of Delaware with subject matter jurisdiction) is the exclusive forum for resolving any claims, suits, actions or proceedings arising out of or relating in any way to our Certificate of Incorporation (including any claims, suits or actions to interpret, apply or enforce (i) the provisions of our Certificate of Incorporation or our Bylaws, (ii) our duties, obligations or liabilities to our stockholders, or of our stockholders to us, or among our stockholders, (iii) the rights or powers of, or restrictions on, us or any of our stockholders, (iv) any provision of the DGCL or (v) any other instrument, document, agreement or certificate contemplated by any provision of the DGCL relating to us (regardless of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)).
Business Combinations
We have opted out of Section 203 of the DGCL, which provides that an “interested stockholder” (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in “business combinations” (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.
Indemnification of Directors and Officers
Our Certificate of Incorporation provides that in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee, whether arising from acts or omissions to act occurring on, before or after the date of its Certificate of Incorporation, on an after tax basis: (a) each member of our board of directors and each of our officers, (b) each record holder of Class B common stock, (c) our Former General Partner, (d) any person or entity who is or was a tax matters partner or partnership representative, member, manager, officer or director of any record holder of Class B common stock or our Former General Partner, (e) any member, manager, officer or director of any record holder of Class B common stock or our Former General Partner who is or was serving at the request of any record holder of Class B common stock or our Former General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person or entity; provided that such a person or entity will not be indemnified solely for providing, on a fee-for-services basis or similar arm’s-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services, (f) any person or entity who controls any record holder of Class B common stock or the Former General Partner and (g) any person a record holder of Class B common stock, in its sole discretion, designates as an Indemnitee.
We agree to provide this indemnification unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that these persons acted in bad faith or with criminal intent. Any indemnification under these provisions will only be out of our assets. We are not personally liable for, and do not have any obligation to contribute or loan funds or assets to the board of directors to enable it to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our Certificate of Incorporation.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock, non-voting common stock, Class B common stock and Class C common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11210, and its telephone number is (877) 681-8121.
Listing
Our Class A common stock is listed on the NYSE under the ticker symbol “ARES”.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following description of debt securities describes general terms and provisions of a series of debt securities and, if applicable, the guarantees of the debt securities of that series that may be offered pursuant to this prospectus and an applicable prospectus supplement. The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement, including the issuer of the debt securities, will be described in the applicable prospectus supplement, which we will file with the SEC. If any particular terms of the debt securities or, if applicable, any guarantees of the debt securities of that series or the applicable indenture described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.
Any series of debt securities issued by us will be issued under one or more indentures, each to be entered into by us, one or more subsidiary guarantors, a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. Any series of debt securities issued by our subsidiaries will be issued under one or more indentures, each to be entered into by such issuer, us, one or more subsidiary guarantors, a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The trustee, registrar, paying agent, transfer agent, collateral agent, calculation agent and/or foreign currency agent (collectively, the “agents”), as applicable, shall be named in the applicable prospectus supplement. The following summary of selected provisions of the indentures, the debt securities and the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions in the indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all of the information that you may find useful. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.
As used in this section, “we,” “us” and “our” means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries. As used in this prospectus, “debt securities” means the debentures, notes, guarantees, bonds and other evidence of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the indenture. The term “issuer” means us and/or one or more of our subsidiaries, depending on which registrant is offering the debt securities, and the term “issuers” is a collective reference to the registrants offering debt securities using this prospectus.
General
The issuer may offer the debt securities from time to time in as many distinct series as the issuer may determine. All debt securities will be our senior unsecured obligations. The indenture does not limit the amount of debt securities that the issuer may issue under that indenture. The issuer may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date, the issue price, the date from which interest will accrue and, if applicable, the date on which interest will first be paid) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a “guarantee”) by one or more of our subsidiaries, specified as a “guarantor” (each, a “subsidiary guarantor”) in the prospectus supplement for the series of such debt securities. In the case of debt securities issued by a subsidiary, the debt securities will also be guaranteed by us (collectively with the subsidiary guarantors, the “guarantors”). Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable supplemental indenture. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries, if any, is or will be included, as applicable, in our periodic reports filed pursuant to the Exchange Act, to the extent required by the rules and regulations of the SEC.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “— Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.
Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.
Unless otherwise specified in the applicable prospectus supplement, the issuer will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange. The applicable prospectus supplement will include a discussion of material U.S. federal income tax considerations applicable to the debt securities.
Provisions of Indenture
The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:
•
the title of the series;

•
the maximum aggregate principal amount, if any, established for debt securities of the series;

•
the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•
the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•
the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•
the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•
our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•
if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•
if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•
if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•
if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•
if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•
if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•
if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•
any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•
any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•
if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•
whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•
whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•
whether the debt securities of the series will be subordinated to other indebtedness of the issuer and, if so, the terms and conditions upon which such debt securities will be subordinated;

•
if a trustee other than the trustee named in the indenture is to act as trustee for the securities of a series, the name and corporate trust office of such trustee; and

•
any other terms of the debt securities of the series and any guarantees of the debt securities (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest
In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.
Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.
As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.
Unless otherwise indicated in the applicable prospectus supplement:
•
For fixed rate debt securities, if the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

•
For floating rate debt securities, if any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day; if the maturity date or the redemption date, if any, is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment. Interest on the floating rate debt securities will be computed on the basis of the actual number of days elapsed during the relevant interest period and a 360-day year.

Optional Redemption
If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate, including by lot or pro rata. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.
Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of consisting of more than one series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed and, if less than all of the outstanding debt securities of any series consisting of a single security are to be redeemed, the principal amount of the debt security to be redeemed; that on the date of redemption, the redemption price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the redemption date; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if such is the case; and the CUSIP, ISN or any similar number of the debt securities to be redeemed.
By no later than 11:00 a.m. (New York City time) on the business day prior to any redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.
Any debt securities to be redeemed only in part must be surrendered at the place or places where the debt securities are payable and established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “— Book-Entry; Delivery and Form; Global Securities.”
A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we are not required to (i) issue, register the transfer of or exchange any debt security selected for redemption (or of such series and specific tenor, as the case may be) for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed or (ii) register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt securities being redeemed in part. The registered holder of a debt security will be treated as the owner of it for all purposes.
Subject to any applicable abandoned property law, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.
Covenants
The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:
•
limit the amount of indebtedness or lease obligations that may be incurred by the issuer and the guarantors;

•
limit the ability of the issuer or guarantors to issue, assume or guarantee debt secured by liens; or

•
the issuer or guarantor us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets
The indenture provides that the issuer may not be a party to a Substantially All Merger (as defined below) or participate in a Substantially All Sale (as defined below), unless:
•
the issuer is the surviving person, or the person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Person”) is organized under the laws of the Permitted Jurisdictions (as defined below) and has assumed by supplemental indenture all of our obligations under the indenture;

•
immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

•
the issuer delivers to the trustee an officers’ certificate or an opinion of counsel, each stating that such transaction and any supplemental indenture relating thereto comply with the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Upon the consummation of such transaction, the Successor Person will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor Person may exercise our rights and powers under the indenture, and the issuer will be released from all of our liabilities and obligations under the indenture and under the debt securities.
Any substitution of the Successor Person for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.
For purposes of this covenant:
•
a “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity including government or political subdivision or an agency or instrumentality thereof;

•
a “Substantially All Merger” means our merger or consolidation with or into another person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person; and

•
a “Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other person, in one or a series of related transactions, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person.

•
“Permitted Jurisdictions” means the laws of the United States of America or any state thereof.

Guarantees
The debt securities of any series of each issuer may be guaranteed by one or more of our subsidiaries and, in the case of debt securities issued by one of our subsidiaries, such debt securities may also be guaranteed by us. The guarantors of any series of guaranteed debt securities of each issuer may differ from the guarantors of any other series of guaranteed debt securities of such issuer or any other issuer. In the event the issuer issues a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement and a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.
Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.
The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.
Unless otherwise expressly stated in the applicable prospectus supplement relating to a series of guaranteed debt securities, each guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor.
No Gross Up
The issuer and the trustee will be entitled to deduct the amount required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), and neither the issuer nor the trustee shall have any obligation to gross-up any payment to pay any additional amount as a result of such deduction. In addition, unless otherwise provided in an applicable supplemental indenture, the issuer shall not be obligated to pay any additional amounts with respect to our debt securities as a result of any withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges.
Events of Default
Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:
(1)
default in the payment of any installment of interest on any debt securities of that series, and such default continues for a period of 30 days after the payment becomes due and payable;

(2)
default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable, regardless of whether the payment became due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

(3)
default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(4)
default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues and is not cured for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

(5)
the issuer pursuant to or within the meaning of the Bankruptcy Law (as defined below):

•
commence a voluntary case or proceeding;

•
consent to the entry of an order for relief against us in an involuntary case or proceeding;

•
consent to the appointment of a Custodian (as defined below) of us or for all or substantially all of our property;

•
make a general assignment for the benefit of our creditors;

•
file a petition in bankruptcy or answer or consent seeking reorganization or relief; consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

•
take any comparable action under any foreign laws relating to insolvency;

(6)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•
is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•
appoints a Custodian of us or for all or substantially all of our property;

•
orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws); or

•
and the order or decree remains unstayed and in effect for 90 days;

(7)
any guarantee of the debt securities of that series ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or the guarantor denies or disaffirms its obligations under the indenture or its guarantee, in each case unless the guarantee has been released pursuant to the terms of the ondenture; and

(8)
any other event of default provided with respect to debt securities of that series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.
“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.
If an event of default with respect to debt securities of any series (other than an event of default specified in clause (5) or (6) above with respect to us) occurs and is continuing, the trustee by notice to us, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us and the trustee, may declare the principal and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default specified in clause (5) or (6) above with respect to us occurs and is continuing, the principal and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.
The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if the issuer has deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the nonpayment of the principal which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.
The issuer is required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, the issuer is not in default in the performance and observance of any of the terms, provisions and conditions under the indenture or, if there has been a default, specifying each such default and the nature and status thereof which such officers may have knowledge.
No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official), or for any other remedy unless:

(1)
an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default, specifying an event of default with respect to the debt securities of that series;

(2)
the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

(3)
the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)
the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5)
no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Modification and Waivers
Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:
•
change the stated maturity of the principal of, or installment of interest on, any debt security;

•
reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of or extend the time of payment of interest on any debt security;

•
reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•
change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•
impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption or repayment, on or after the redemption date or repayment date, as applicable);

•
reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such amendment or waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) provided for in the indenture; modify any provisions in the indenture regarding the modifications and amendments requiring the consent of the holders of each affected debt security, except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;
•
make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities;

•
subordinate the debt security of any series to any of our other obligations;

•
if any debt security is guaranteed, release any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the Indenture; or

•
modify any of the above provisions.

The issuer and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:
•
to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us or to surrender any right or power conferred upon us;

•
to evidence the succession of another person to, and the assumption by the Successor Person of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “— Covenants-Consolidation, Merger and Sale of Assets”;

•
to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•
to add one or more guarantees for the benefit of holders of the debt securities;

•
to secure the debt securities;

•
to add or appoint a successor or separate trustee or other agent;

•
to provide for the issuance of additional debt securities of any series;

•
to establish the form or terms of debt securities of any series as permitted by the indenture;

•
to comply with the rules of any applicable securities depository;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•
to cure any ambiguity, to correct or supplement any provision of the indenture;

•
to change any other provision contained in the debt securities of any series or under the indenture; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

•
to conform any provision of the indenture or the debt securities of any series to the description of such debt securities contained in the prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the debt securities of such series.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or impair any rights consequent thereon.
Discharge, Defeasance and Covenant Defeasance
The issuer may discharge or defease its obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.
The issuer may discharge certain obligations to holders of the debt securities of a series and any guarantee of such debt securities that have not already been delivered to the trustee for cancellation and which have either become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by (i) depositing with the trustee, in trust, money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, (ii) paying all other sums payable under the indenture and (iii) delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the discharge as to that series have been complied with.
The indenture provides that the issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of a series and any guarantee of such debt securities (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (ii) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of (x) money in an amount, (y) U.S. government obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, or (z) a combination thereof, in each case sufficient to pay and discharge the principal or premium, if any, and interest on the debt securities.
In the case of legal defeasance, we must have delivered to the trustee an opinion of counsel confirming that (i) we have received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit and such legal defeasance and will be subject to the same federal income tax as would be the case if the deposit and legal defeasance did not occur. In the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the neither such debt securities nor any other debt securities of the same series will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
Upon the effectiveness of a legal defeasance or covenant defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the trustee, and without the consent of the holders of any debt securities.

The issuer may exercise its legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Book-Entry; Delivery and Form; Global Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.
Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. The indenture provides that the global securities may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or its nominee unless:
(1)
DTC notifies us that it is unwilling or unable or no longer permitted under applicable law to continue as depository for such global security and a successor depository is not appointed within 90 days;

(2)
an event of default with respect to such global security has occurred and be continuing;

(3)
the issuer delivers to the trustee an order to such effect; or

(4)
there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose in the indenture.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.
Governing Law
The indenture and the debt securities (and any guarantees thereof) will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
The trustee under the indenture will be named in the applicable prospectus supplement.
The trustee under the indenture will be permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF DEPOSITARY SHARES
We may issue fractional interests in shares of Class A common stock or preferred stock, rather than shares of Class A common stock or preferred stock, with those rights and subject to the terms and conditions that we may specify in a prospectus supplement or a free writing prospectus. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of Class A common stock or preferred stock. The shares of Class A common stock or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement or a free writing prospectus will include the name and address of the depositary and will include a discussion of material U.S. federal income tax considerations applicable to the Class A common stock, preferred stock and depositary shares, as applicable.
As used in this section, “we,” “us” and “our” means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in a prospectus supplement or a free writing prospectus for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement or a free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
As used in this section, “we,” “us” and “our” means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.
The prospectus supplement or a free writing prospectus relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:
•
the title of the warrants;

•
the price or prices at which the warrants will be issued;

•
the designation, amount and terms of the securities for which the warrants are exercisable;

•
the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•
the aggregate number of warrants;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•
the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•
if applicable, a discussion of material U.S. federal income tax considerations;

•
the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•
the maximum or minimum number of warrants that may be exercised at any time;

•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•
the terms of any rights to redeem or call the warrants;

•
any listing of warrants on any securities exchange;

•
information with respect to book-entry procedures, if any; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of Class A common stock, preferred stock or depositary shares at a future date or dates, as specified in a related prospectus supplement or a free writing prospectus. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified principal amount of debt securities or a specified or varying number of shares of Class A common stock, preferred stock or depositary shares. The consideration for the debt securities, Class A common stock, preferred stock or depositary shares and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, which may secure the holders’ obligations to purchase or sell, as the case may be, shares of Class A common stock, preferred stock or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security pursuant to the purchase contracts.
The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.
As used in this section, “we,” “us” and “our” means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

DESCRIPTION OF UNITS
We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of Class A common stock or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement or a free writing prospectus.
As used in this section, “we,” “us” and “our” means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

SELLING STOCKHOLDERS
Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We and/or the selling stockholders (and any of their pledgees, donees, transferees, assignees and successors-in-interest), if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:
•
through underwriters or dealers;

•
directly to a limited number of purchasers or to a single purchaser;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on a securities exchange or otherwise; or

•
through agents.

The prospectus supplement will state the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of any underwriters, dealers or agents, if any;

•
the name or names of the selling stockholders, if any;

•
the purchase price of such securities and the proceeds to be received by us, if any;

•
the method of distribution of such securities offered thereby;

•
the terms of any subscription rights;

•
any delayed delivery arrangements;

•
any over-allotment or other options under which underwriters may purchase additional securities from us or any selling stockholders;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

If we and/or the selling stockholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•
negotiated transactions;

•
at a fixed public offering price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Any public offering price, dealer purchase price, discount, commission or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We and/or the selling stockholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters, dealers and agents involved in the offering of the securities may engage in transactions with, or perform services for, us, our subsidiaries or other affiliates or any selling securityholders in the ordinary course of their businesses.
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the market price of such securities or other securities that may be issued upon conversion, exchange or exercise of such securities or the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover over-allotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time without notice.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

LEGAL MATTERS
The validity of the securities will be passed upon for us by Kirkland & Ellis LLP, Los Angeles, California. An investment vehicle comprised of certain partners of Kirkland & Ellis LLP and their related persons owns interests representing less than 1% of the capital commitments of funds affiliated with Ares. If the validity of the securities will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Ares Management Corporation appearing in Ares Management Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023, and the effectiveness of Ares Management Corporation’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-36429). The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink.
We are subject to the reporting, proxy and information requirements of the Exchange Act, and are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above, as well as on our website, https://www.aresmgmt.com/. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our Class A common stock. We will furnish our stockholders with annual reports containing audited financial statements and quarterly reports containing unaudited interim financial statements for each of the first three quarters of each year.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. We incorporate by reference the following documents that we have filed with the SEC (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):
We incorporate by reference into this prospectus the following documents or information filed with the SEC:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023;

•
Current Report on Form 8-K, filed on January 5, 2023 (excluding Item 7.01 and Exhibit 99.1 thereof);

•
The description of our securities filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023; and

•
All documents filed, but not furnished, by Ares Management Corporation under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and before the termination of the offering to which this prospectus relates.

In addition, all documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), until all offerings under the Registration Statement of which this prospectus is a part are completed or terminated, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Ares Management Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067. You also may contact us at (310) 201-4100 or visit our website at http://www.aresmgmt.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether to invest in the securities covered by this prospectus.

27,000,000 Shares
of 6.75% Series B Mandatory Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Morgan Stanley	Citigroup	Barclays	Goldman Sachs & Co. LLC
BofA Securities	Jefferies	J.P. Morgan	Wells Fargo Securities
Co-Managers
Ares Management Capital Markets LLC	BNY Capital Markets	Deutsche Bank Securities	MUFG
Truist Securities	RBC Capital Markets	UBS Investment Bank	US Bancorp
Academy Securities	Loop Capital Markets	R. Seelaus & Co., LLC	Ramirez & Co., Inc.	Siebert Williams Shank
October 8, 2024